                                                                     Exhibit 2.1

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                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                    among:

                        Copper Mountain Networks, Inc.
                            a Delaware corporation;

                      Copper Mountain Acquisition Corp.,
                            a Delaware corporation;

                                      and

                          OnPREM Networks Corporation
                           a California corporation;

                         ____________________________

                         Dated as of January 25, 2000

                         ____________________________


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

                                   EXHIBITS

Exhibit A - Certain definitions

Exhibit B - Form of Amended and Restated Articles of Incorporation of Surviving
            Corporation

Exhibit C - Form of Amended and Restated Bylaws of Surviving Corporation

Exhibit D - Directors and Officers of Surviving Corporation

Exhibit E - Escrow Agreement

Exhibit F - Persons to Sign Employment and Noncompetition Agreements

Exhibit G - Form of Employment Agreement

Exhibit H - Form of Noncompetition Agreement

Exhibit I - Company Shareholders

Exhibit J - Employees

Exhibit K - Form of legal opinion of Wilson Sonsini Goodrich & Rosati PC

Exhibit L - Form of legal opinion of Cooley Godward llp

1.  Description of Transaction.........................................................   1

    1.1   Merger of Merger Sub into the Company........................................   1

    1.2   Effect of the Merger.........................................................   1

    1.3   Closing; Effective Time......................................................   1

    1.4   Certificate of Incorporation and Bylaws; Directors and Officers..............   2

    1.5   Conversion of Shares.........................................................   2

    1.6   Employee Stock Options.......................................................   3

    1.7   Closing of the Company's Transfer Books......................................   4

    1.8   Exchange of Certificates.....................................................   4

    1.9   Dissenting Shares............................................................   6

    1.10  Escrow of Parent Common Stock................................................   6

    1.11  Tax Consequences.............................................................   7

    1.12  Further Action...............................................................   7

2.  Representations and Warranties of the Company......................................   7

    2.1   Due Organization; No Subsidiaries; Etc.......................................   7

    2.2   Articles of Incorporation and Bylaws; Records................................   8

    2.3   Capitalization, Etc..........................................................   8

    2.4   Financial Statements.........................................................   9

    2.5   Absence of Changes...........................................................  10

    2.6   Title to Assets..............................................................  11

    2.7   Bank Accounts; Receivables...................................................  12

    2.8   Equipment; Leasehold.........................................................  12

    2.9   Proprietary Assets...........................................................  12

    2.10  Contracts....................................................................  15

    2.11  Liabilities..................................................................  17

    2.12  Compliance with Legal Requirements...........................................  17

    2.13  Governmental Authorizations..................................................  17

    2.14  Tax Matters..................................................................  18

    2.15  Employee and Labor Matters; Benefit Plans....................................  19

    2.16  Environmental Matters........................................................  21

    2.17  Insurance....................................................................  22

                                      1.

    2.18  Related Party Transactions...................................................  22

    2.19  Legal Proceedings; Orders....................................................  22

    2.20  Authority; Binding Nature of Agreement.......................................  23

    2.21  Non-Contravention; Consents..................................................  23

    2.22  Customers....................................................................  24

    2.23  Product Development..........................................................  24

    2.24  Financial Advisor............................................................  25

    2.25  Certain Business Practices...................................................  25

    2.26  Full Disclosure..............................................................  25

3.  Representations and Warranties of Parent and Merger Sub............................  25

    3.1   Corporate Existence and Power................................................  25

    3.2   Authority; Binding Nature of Agreement.......................................  26

    3.3   Capitalization...............................................................  26

    3.4   SEC Filings; Financial Statements............................................  26

    3.5   No Conflict..................................................................  27

    3.6   Valid Issuance...............................................................  27

4.  Certain Covenants of the Company...................................................  27

    4.1   Access and Investigation.....................................................  27

    4.2   Operation of the Company's Business..........................................  27

    4.3   Notification; Updates to Disclosure Schedule.................................  29

    4.4   No Negotiation...............................................................  30

5.  Certain Covenants of Parent and Merger Sub.........................................  31

          (a) Notification.............................................................  31

6.  Additional Covenants of the Parties................................................  31

    6.1   Filings and Consents.........................................................  31

    6.2   Information Statement; Shareholder Approval..................................  32

    6.3   Public Announcements.........................................................  32

    6.4   Best Efforts.................................................................  32

    6.5   Tax Matters..................................................................  32

    6.6   Employment and Noncompetition Agreements.....................................  33

    6.7   Termination of Agreements....................................................  33

    6.9   Termination of Employee Plans................................................  33

    6.10  FIRPTA Matters...............................................................  33

                                      2.

    6.11   Indemnification of Directors and Officers............................................  33

    6.12   S-8 Registration Statement...........................................................  34

    6.13   Employment Offers....................................................................  34

7.  Conditions Precedent to Obligations of Parent and Merger Sub................................  34

    7.1    Accuracy of Representations..........................................................  34

    7.2    Performance of Covenants.............................................................  34

    7.3    Shareholder Approval.................................................................  34

    7.4    Consents.............................................................................  35

    7.5    Employees............................................................................  35

    7.6    Agreements and Documents.............................................................  35

    7.7    No Restraints........................................................................  36

    7.8    Conversion of Outstanding Preferred Stock; Exercise of Outstanding Warrants..........  36

    7.9    Promissory Notes.....................................................................  36

    7.10   Dissenting Shares....................................................................  36

8.  Conditions Precedent to Obligations of the Company..........................................  36

    8.1    Accuracy of Representations..........................................................  36

    8.2    Performance of Covenants.............................................................  37

    8.3    Documents............................................................................  37

    8.4    Shareholder Approval.................................................................  37

    8.5    Listing..............................................................................  37

    8.6    No Restraints........................................................................  37

9.  Termination.................................................................................  37

    9.1    Termination Events...................................................................  37

    9.2    Termination Procedures...............................................................  38

    9.3    Effect of Termination................................................................  38

10. Registration of Shares......................................................................  39

    10.1   Registration Statement...............................................................  39

    10.2   Damages..............................................................................  40

    10.3   Piggyback Registrations..............................................................  40

    10.4   Indemnification......................................................................  41

    10.5   Transferability of Registration Rights...............................................  42

    10.6   Delay of Registration................................................................  42

                                      3.

    10.7   Amendment of Section 10......................................................  43

11. Indemnification, Etc................................................................  43

    11.1   Survival of Representations, Etc.............................................  43

    11.2   Indemnification..............................................................  44

    11.3   Threshold....................................................................  44

    11.4   Right of Offset of Indemnification Claims....................................  45

    11.5   No Contribution..............................................................  45

    11.6   Defense of Third Party Claims................................................  45

    11.7   Exercise of Remedies by Indemnitees Other Than Parent........................  46

    11.8   Determination of Damages; Mitigation.........................................  46

12. Miscellaneous Provisions............................................................  46

    12.1   Company Shareholders' Representative.........................................  46

    12.2   Further Assurances...........................................................  47

    12.3   Fees and Expenses............................................................  47

    12.4   Attorneys' Fees..............................................................  47

    12.5   Notices......................................................................  48

    12.6   Time of the Essence..........................................................  48

    12.7   Headings.....................................................................  48

    12.8   Counterparts.................................................................  48

    12.9   Governing Law................................................................  49

    12.10  Successors and Assigns.......................................................  49

    12.11  Remedies Cumulative; Specific Performance....................................  49

    12.12  Waiver.......................................................................  49

    12.13  Amendments...................................................................  49

    12.14  Severability.................................................................  49

    12.15  Parties in Interest..........................................................  49

    12.16  Entire Agreement.............................................................  50

    12.17  Construction.................................................................  50

                                      4.

                              AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION

     This Agreement and Plan of Merger and Reorganization ("Agreement") is made and entered into as of January 25, 2000, by and among: Copper Mountain Networks, Inc. a Delaware corporation ("Parent"); Copper Mountain Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); and OnPREM Networks Corporation, a California corporation (the "Company"). Certain other capitalized terms used in this Agreement are defined in Exhibit A.

                                   Recitals

     A. Parent, Merger Sub and the Company intend to effect a merger of Merger Sub into the Company (the "Merger") in accordance with this Agreement, the California General Corporation Law (the "CGCL") and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will become a wholly owned subsidiary of Parent.

     B. It is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

     C. This Agreement has been approved by the respective boards of directors of Parent, Merger Sub and the Company and has been adopted by Parent, as the sole shareholder of Merger Sub.

     D. In connection with the execution and delivery of this Agreement, certain shareholders of the Company are executing and delivering to Parent a Voting Agreement of even date herewith.

                                   Agreement

     The parties to this Agreement agree as follows:

1.   Description of Transaction

     1.1 Merger of Merger Sub into the Company. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. The Company will continue as the surviving corporation in the Merger (the "Surviving Corporation").

     1.2 Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the CGCL and the DGCL.

     1.3 Closing; Effective Time. Unless this Agreement is earlier terminated pursuant to Section 9, the consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward llp, 4365 Executive Drive, Suite 1100, San

Diego, California 92121 at 8:00 a.m. on a date as soon as practicable (but not more than 20 days after the date on which the conditions set forth in Sections 7 and 8 are satisfied). The time and date as of which the Closing is required to take place pursuant to this Section 1.3, is referred to in this Agreement as the "Scheduled Closing Time," and the date on which the Closing actually takes place is referred to in this Agreement as the "Closing Date.") Contemporaneously with or as promptly as practicable after the Closing, a properly executed certificate of merger conforming to the requirements of the DGCL shall be filed with the Secretary of State of the State of Delaware and a properly executed agreement of merger conforming to the requirements of the CGCL shall be filed with the Secretary of State of the State of California. The Merger shall become effective upon the later of (a) at the time such certificate of merger is filed with the Secretary of State of the State of Delaware, and (b) at the time such agreement of merger is approved by the Secretary of State of the State of California (the "Effective Time").

     1.4 Certificate of Incorporation and Bylaws; Directors and Officers. Unless otherwise determined by Parent prior to the Effective Time:

          (a) the Articles of Incorporation of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit B;

          (b) the Bylaws of the Surviving Corporation shall be amended and restated as of the Effective Time to conform to Exhibit C; and

          (c) the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the individuals identified on Exhibit D.

     1.5  Conversion of Shares.

          (a) Subject to Sections 1.8(a), 1.9 and 1.10, at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any shareholder of the Company:

               (i) each share of Company Common Stock outstanding immediately prior to the Effective Time shall be converted into the right to receive that fraction of a share of the common stock of Parent ("Parent Common Stock") equal to the "Applicable Fraction" (as defined in Section 1.5(b)(i)), it being understood that certain of the shares of Parent Common Stock issuable pursuant to this Section 1.5(a)(i) shall be held in escrow in accordance with Section 1.10; and

               (ii) each share of the common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          (b)  For purposes of this Agreement:

               (i) The "Applicable Fraction" shall be the fraction: (A) having a numerator equal to $67,500,000 and (B) having a denominator equal to the amount determined by multiplying (i) the Fully Diluted Company Share Amount (as defined in Section 1.5(b)(ii)) by (2) the Designated Parent Stock Price (as defined in Section 1.5(b)(iv)).

               (ii) The "Fully Diluted Company Share Amount" shall be the sum of (A) the aggregate number of shares of Company Common Stock outstanding immediately prior to the Effective Time (including any such shares that are subject to a repurchase option or risk of forfeiture under any restricted stock purchase agreement or other agreement), (B) the aggregate number of shares of Company Common Stock issuable pursuant to all Company Options outstanding (based on the treasury stock method under generally accepted accounting principles) immediately prior to the Effective Time, (C) the aggregate number of shares of Company Common Stock into which the shares of Series A Preferred Stock of the Company outstanding immediately prior to the Effective Time are convertible, (D) the aggregate number of shares of Company Common Stock into which the shares of Series B Preferred Stock of the Company outstanding immediately prior to the Effective Time are convertible, and (E) the aggregate number of shares of Company Common Stock issuable pursuant to warrants, convertible securities (other than Company Preferred Stock) and any other rights to acquire shares of Company Common Stock or Company Preferred Stock outstanding immediately prior to the Effective Time.

               (iii) The "Merger Consideration" receivable by a holder of capital stock of the Company shall consist of (i) the shares of Parent Common Stock (other than Escrow Shares) issuable to such holder in accordance with
Section 1.5(a) upon the surrender of the certificate or certificates representing capital stock of the Company held by such holder, (ii) the rights of such holder with respect to the Escrow Shares held by the Escrow Agent on behalf of such holder, and (iii) the right of such holder to receive cash in lieu of fractional shares of Parent Common Stock in accordance with Section 1.8(a).

               (iv) The "Designated Parent Stock Price" shall be the average of the closing sale prices of Parent Common Stock as reported on the Nasdaq for each of the ten consecutive trading days in the period ending on the date that is two trading days immediately preceding the date of this Agreement (as adjusted for any stock split, stock dividend, stock combination or other recapitalization).

          (c) If any shares of Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option in favor of the Company, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends.

     1.6 Employee Stock Options. At the Effective Time, each then outstanding Company Option (as defined in Section 2.3(b)) and each other outstanding option to purchase Common Stock of the Company issued in accordance with the terms of this Agreement, whether vested or unvested, shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of such Company Stock Option Plan under which such Company Option was issued and the stock option agreement by which such Company Option is evidenced.

All rights with respect to Company Common Stock under outstanding Company Options shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (a) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each such assumed Company Option shall be equal to the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time multiplied by the Applicable Fraction, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each such assumed Company Option shall be determined by dividing the exercise price per share of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Applicable Fraction, and rounding the resulting exercise price up to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Option shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided however, that each such assumed Company Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under all Company Stock Option Plans and otherwise) to effectuate the provisions of this Section 1.6. It is the intention of the parties that the Company Options assumed by Parent qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Options qualified as incentive stock options immediately prior to the Effective Time.

     1.7 Closing of the Company's Transfer Books. At the Effective Time, holders of certificates representing shares of capital stock of the Company that were outstanding immediately prior to the Effective Time shall cease to have any rights as shareholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of such capital stock of the Company outstanding immediately prior to the Effective Time. No further transfer of any such shares of capital stock of the Company shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any shares of capital stock of the Company (a "Company Stock Certificate") is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

     1.8  Exchange of Certificates.

          (a) Within five (5) business days after the Effective Time, Parent will send to each of the registered holders of Company Stock Certificates a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify and instructions for use in effecting the surrender of Company Stock Certificates in exchange for the Merger Consideration. Upon surrender of a Company Stock Certificate to Parent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, Parent shall (i) deliver to the holder of such Company Stock Certificate a certificate representing the sum of (x) the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5, minus (y) the product of (1) a fraction (a) having a numerator equal to $6,750,000, and (b) having a denominator equal to the Designated Parent Stock Price, and (2) a fraction (a) having a numerator equal to the number of shares of the Company Common Stock held by such holder, and (b) having a denominator equal to the sum of the Fully Diluted Company Share Amount minus the aggregate number of shares of Company Common Stock issuable pursuant to all Company Options outstanding immediately prior to the Effective Time, and (ii) deliver to the Escrow Agent under the Escrow Agreement (as defined below) on behalf of such holder a certificate in the name of the Escrow Agent representing the difference between the number of shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5 and the number of shares of Parent Common Stock such holder shall receive pursuant to Section 1.8(a)(i) above, provided that the certificates representing Parent Common Stock to be delivered to the holder of a Company Stock Certificate under clause (i) above and to the Escrow Agent under clause (ii) above shall, in each case, represent only whole shares of Parent Common Stock and in lieu of any fractional shares to which such holder would otherwise be entitled, the holder of such Company Stock Certificate shall be paid in cash an amount equal to the sum of (1) the dollar amount (rounded to the nearest whole cent) determined by multiplying the Designated Parent Stock Price (as defined above) by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such holder under clause (i) above and (2) the dollar amount (rounded to the nearest whole cent) determined by multiplying the Designated Parent Stock Price by the fraction of a share of Parent Common Stock that would otherwise be deliverable to the Escrow Agent under clause (ii) above. All Company Stock Certificates so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Stock Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive the Merger Consideration in accordance with this Agreement. If any Company Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock or the payment of cash in lieu of fractional shares, require the owner of such lost, stolen or destroyed Company Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against Parent or the Surviving Corporation with respect to such Company Stock Certificate.

          (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Stock Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Stock Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

          (c) Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of capital stock of the Company pursuant to this Agreement such amounts as Parent or the Surviving Corporation may be required to deduct or withhold therefrom under the Code or under any provision of state, local or foreign tax law. To the extent such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

          (d) Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of capital stock of the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

     1.9  Dissenting Shares.

          (a) Notwithstanding anything to the contrary contained in this Agreement, any shares of capital stock of the Company that, as of the Effective Time, are or may become "dissenting shares" within the meaning of Section 1300(b) of the California Corporations Code shall not be converted into or represent the right to receive Parent Common Stock in accordance with Section
1.5 (or cash in lieu of fractional shares in accordance with Section 1.8(a)), and the holder or holders of such shares shall be entitled only to such rights as may be granted to such holder or holders in Chapter 13 of the California General Corporation Law; provided, however, that if the status of any such shares as "dissenting shares" shall not be perfected, or if any such shares shall lose their status as "dissenting shares," then, as of the later of the Effective Time or the time of the failure to perfect such status or the loss of such status, such shares shall automatically be converted into and shall represent only the right to receive (upon the surrender of the certificate or certificates representing such shares) Parent Common Stock in accordance with
Section 1.5 (and cash in lieu of fractional shares in accordance with Section 1.8(a)).

          (b) The Company shall give Parent (i) prompt notice of any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of capital stock of the Company pursuant to Chapter 13 of the California General Corporation Law and of any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the California General Corporation Law, and (ii) the opportunity to participate in all negotiations and proceedings with respect to any such demand, notice or instrument. The Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

     1.10 Escrow of Parent Common Stock. Upon the Closing, Parent shall withhold the shares of Parent Common Stock to be delivered to the Escrow Agent pursuant to Section 1.8(a)(ii) (the "Escrow Shares") and deliver such shares to U.S. Trust Company, N.A., as escrow agent (the "Escrow Agent"), to be held by the Escrow Agent as collateral to (i) secure the rights of the Indemnitees under
Section 9 hereof, and (ii) satisfy the obligations of the Company pursuant to
Section 12.3 hereof. The Escrow Shares shall be held pursuant to the provisions of an escrow agreement substantially in the form of Exhibit E (the "Escrow Agreement"). The Escrow Shares will be represented by a certificate or certificates issued in the name of the Escrow Agent and will be held by the Escrow Agent for a period of one year from the Closing Date (the "Escrow Period") except to the extent any Company shareholder elects to substitute cash for such Company Shareholder's portion of the Escrow Shares in accordance with the terms of the Escrow Agreement, in which case such substituted cash shall be held by the Escrow Agent for the remainder of the Escrow Period; provided however that in the event any Indemnitee has made a claim under Section 9 or
Section 12.3 prior to the end of the Escrow Period, then the Escrow Period shall continue until such claim is fully and finally resolved. In the event that this Agreement is adopted by the Company's shareholders, then all such shareholders shall, without any further act of any Company shareholder, be deemed to have consented to and approved (i) the use of the Escrow Shares (or substituted cash) as collateral to secure the rights of the Indemnitees under Section 9 in the manner set forth herein and in the Escrow Agreement, (ii) the use of the Escrow Shares (or substituted cash) to fulfill any obligations arising pursuant to Section 12.3, and (iii) the appointment of the Company Shareholders' Representative (as defined in Section 12.1) as the representative under the Escrow Agreement of the Persons receiving Merger Consideration under this Agreement and as the attorney-in-fact and agent for and on behalf of each such Person (other than holders of Dissenting Shares).

     1.11 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     1.12 Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

2.   Representations and Warranties of the Company

          The Company represents and warrants, to Parent and Merger Sub as of the date hereof, subject to such exceptions as are disclosed in the Disclosure Schedule, as follows:

     2.1  Due Organization; No Subsidiaries; Etc.

          (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Company Contracts.

          (b) Except as set forth in Part 2.1 of the Disclosure Schedule, the Company has not conducted any business under or otherwise used, for any purpose or in any jurisdiction, any fictitious name, assumed name, trade name or other name, other than the name "OnPREM Networks Corporation."

          (c) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1 of the Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Material Adverse Effect on the Company. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1 of the Disclosure Schedule.

          (d) Part 2.1 of the Disclosure Schedule accurately sets forth (i) the names of the members of the Company's board of directors, (ii) the names of the members of each committee of the Company's board of directors, and (iii) the names and titles of the Company's officers.

          (e) The Company does not own any controlling interest in any Entity and, except for the equity interests identified in Part 2.1 of the Disclosure Schedule, the Company has never owned, beneficially or otherwise, any shares or other securities of, or any direct or indirect equity interest in, any Entity. The Company has not agreed and is not obligated to make any future investment in or capital contribution to any Entity. The Company has not guaranteed and is not responsible or liable for any obligation of any of the Entities in which it owns or has owned any equity interest.

     2.2 Articles of Incorporation and Bylaws; Records. The Company has delivered to Parent accurate and complete copies of: (1) the Company's articles of incorporation and bylaws, including all amendments thereto; (2) the stock records of the Company; and (3) except as set forth in Part 2.2 of the Disclosure Schedule, the minutes of all of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the shareholders of the Company, the board of directors of the Company and all committees of the board of directors of the Company. There has not been any violation of any of the provisions of the Company's certificate of incorporation or bylaws, and the Company has not taken any action that, at the time of such action, was inconsistent in any material respect with any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors. The books of account, stock records and minute books of the Company are accurate, up-to-date and complete in all material respects.

     2.3  Capitalization, Etc.

          (a) The authorized capital stock of the Company consists of: (i) 50,000,000 shares of Common Stock ($.001 par value per share), of which 4,817,315 shares have been issued and are outstanding as of the date of this Agreement; and (ii) 12,513,949 shares of Preferred Stock ($.001 par value per share), (A) 4,827,586 of which have been designated "Series A Preferred Stock," and 4,215,513 of which have been issued and are outstanding as of the date of this Agreement and (B) 7,686,363 of which have been designated "Series B Preferred Stock," all of which have been issued and are outstanding as of the date of this Agreement. As of the date hereof and as of the Effective Time, each outstanding share of Series A Preferred Stock of the Company is and shall be convertible into one share of Company Common Stock and each outstanding share of Series B Preferred Stock of the Company is and shall be convertible into one share of Company Common Stock. All of the outstanding shares of Company Common Stock, Series A Preferred Stock of the Company and Series B Preferred Stock of the Company have been duly authorized and validly issued, and are fully paid and non-assessable. All outstanding shares of Company Common Stock, Series A Preferred Stock of the Company, Series B Preferred Stock of the Company, all outstanding Company Options, and all outstanding warrants to purchase shares of the Company's capital stock have been issued and granted in compliance with all applicable federal and state securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts. Part 2.3 of the Disclosure Schedule provides an accurate and complete (i) list of each holder of all outstanding shares of Company Common Stock, Series A Preferred Stock, Series B Preferred Stock, all outstanding Company Options and all outstanding warrants to purchase shares of the Company's capital stock identifying each holder by name, address and certificate number (when applicable), and (ii) a description of the terms of each repurchase option, if any, which is held by the Company and to which any shares of capital stock of the Company is subject.

          (b) The Company has reserved 3,050,000 shares of Company Common Stock for issuance under the Company Stock Option Plans, of which options to purchase 2,490,375 shares are outstanding as of the date of this Agreement, options for 215,625 shares have been exercised to date, and 344,000 shares remain available for future grant. Part 2.3 of the Disclosure Schedule accurately sets forth, with respect to each option to purchase Common Stock of the Company outstanding as of the date hereof (whether vested or unvested) (the "Company Options"): (i) the name of the holder of such Company Option; (ii) the total number of shares of Company Common Stock that are subject to such Company Option and the number of shares of Company Common Stock with respect to which such Company Option is immediately exercisable; (iii) the date on which such Company Option was granted and the term of such Company Option; (iv) the vesting schedule for such Company Option; (v) the exercise price per share of Company Common Stock purchasable under such Company Option; and (vi) whether such Company Option has been designated an "incentive stock option" as defined in Section 422 of the Code. Except as set forth in Part 2.3 of the Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of capital stock or other securities of the Company; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of capital stock or other securities of the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities of the Company; or (iv) to the knowledge of the Company, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of the Company.

          (c) Except as set forth in Part 2.3 of the Disclosure Schedule, the Company has never repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company. All securities so reacquired by the Company were reacquired in compliance with (i) the applicable provisions of the CGCL and all other applicable Legal Requirements, and (ii) all requirements set forth in applicable restricted stock purchase agreements and other applicable Contracts.

     2.4  Financial Statements.

          (a) The Company has delivered to Parent the following financial statements and notes (collectively, the "Company Financial Statements"):

               (i) The unaudited balance sheet of the Company as of June 30, 1999 and the related unaudited income statements, statements of shareholders' equity and statements of cash flows of the Company for the fiscal year then ended.

               (ii) The unaudited balance sheet of the Company as of December 31, 1999 (the "Unaudited Interim Balance Sheet"), and the related unaudited income statement of the Company for the six months then ended.

          (b) The Company Financial Statements are accurate and complete in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and (in the case of the financial statements referred to in Section 2.4(a)(i)) cash flows of the Company for the period covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 2.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

     2.5 Absence of Changes. Except as set forth in Part 2.5 of the Disclosure Schedule, since December 31, 1999:

          (a) up to and including the date of this Agreement, there has not been any material adverse change in the Company's business, financial condition, assets, liabilities or results of operations and, to the knowledge of the Company, no event has occurred that will, or could reasonably be expected to, have a Material Adverse Effect on the Company;

          (b) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock of the Company, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities of the Company;

          (c) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any Company Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, or (iii) any restricted stock purchase agreement;

          (d) there has been no amendment to the Company's articles of incorporation or bylaws, and the Company has not effected or been a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

          (e) the Company has not formed any subsidiary or acquired any equity interest in any other Entity;

          (f) up to and including the date of this Agreement, the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company since December 31, 1999, exceeds $75,000;

          (g) the Company has not (i) entered into any Contract that is or would constitute a Material Contract (as defined in Section 2.10(a)), or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Material Contract;

          (h) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, or (iii) waived or relinquished any right, except for immaterial rights or other immaterial assets acquired, leased, licensed or disposed of in the ordinary course of business and consistent with the Company's past practices;

          (i) the Company has not written off as uncollectible, or established any extraordinary reserve with respect to, any account receivable or other indebtedness;

          (j) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business;

          (k) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

          (l) the Company has not (i) established or adopted any Employee Benefit Plan, or (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees;

          (m) the Company has not changed any of its methods of accounting or accounting practices in any respect;

          (n)  the Company has not made any Tax election;

          (o) the Company has not commenced or settled any Legal Proceeding and the Company has not been notified of any pending or threatened litigation;

          (p) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business; and

          (q) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.

     2.6  Title to Assets.

          (a) The Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including: (i) all assets reflected on the Unaudited Interim Balance Sheet; (ii) all assets referred to in Parts 2.7 and 2.9 of the Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) Encumbrances that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

          (b) Part 2.6 of the Disclosure Schedule identifies all assets that are material to the business of the Company and that are being leased or licensed to the Company (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public).

     2.7  Bank Accounts; Receivables.

          (a) Part 2.7(a) of the Disclosure Schedule provides accurate information with respect to each account maintained by or for the benefit of the Company at any bank or other financial institution including the name of the bank or financial institution, the account number and the balance as of the date hereof.

          (b) Part 2.7(b) of the Disclosure Schedule provides an accurate and complete breakdown and aging of all accounts receivable, notes receivable and other receivables of the Company as of December 31, 1999. Except as set forth in
Part 2.7(b) of the Disclosure Schedule, all existing accounts receivable of the Company (including those accounts receivable reflected on the Unaudited Interim Balance Sheet that have not yet been collected and those accounts receivable that have arisen since December 31, 1999 and have not yet been collected) (i) represent valid obligations of customers of the Company arising from bona fide transactions entered into in the ordinary course of business, and (ii) are current and will be collected in full when due, without any counterclaim or set off (net of an allowance for doubtful accounts not to exceed $10,000 in the aggregate).

     2.8  Equipment; Leasehold.

          (a) All material items of equipment and other tangible assets owned by or leased to the Company are in good condition and repair (ordinary wear and tear excepted).

          (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.10 of the Disclosure Schedule.

     2.9  Proprietary Assets.

          (a) Part 2.9(a)(i) of the Disclosure Schedule sets forth, with respect to each Proprietary Asset owned by the Company and registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a brief description of such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.9(a)(ii) of the Disclosure Schedule identifies and provides a brief description of all other Proprietary Assets owned by the Company that are material to the business of the Company. Part 2.9(a)(iii) of the Disclosure
Schedule identifies and provides a brief description of, and identifies any ongoing royalty or payment obligations in excess of $10,000 with respect to, each Proprietary Asset that is licensed or otherwise made available to the Company by any Person and is material to the business of the Company (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public), and identifies the Contract under which such Proprietary Asset is being licensed or otherwise made available to the Company. The Company has good, valid and marketable title to all of the

Company Proprietary Assets identified in Parts 2.9(a)(i) and 2.9(a)(ii) of the Disclosure Schedule, free and clear of all Encumbrances, except for (i) any lien for current taxes not yet due and payable, and (ii) Encumbrances that have arisen in the ordinary course of business and that do not (individually or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company. The Company has a valid right to use, license and otherwise exploit all Proprietary Assets identified in
Part 2.9(a)(iii) of the Disclosure Schedule. Except as set forth in Part 2.9(a)(iv) of the Disclosure Schedule, the Company owns or has licensed all Proprietary Assets that are material to the business of the Company and the Company has not developed jointly with any other Person any Proprietary Asset that is material to the business of the Company with respect to which such other Person has any rights. Except as set forth in Part 2.9(a)(v) of the Disclosure Schedule, there is no Company Contract (with the exception of end user license agreements in the form previously delivered by the Company to Parent) pursuant to which any Person has any right (whether or not currently exercisable) to use, license or otherwise exploit any Company Proprietary Asset.

          (b) The Company has taken reasonable measures and precautions to protect and maintain the confidentiality, secrecy and value of all material Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by disclosure). Without limiting the generality of the foregoing, except as set forth in Part 2.9(b) of the Company Disclosure Schedule, (i) all current and former employees of the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Confidential Information and Invention Assignment Agreement previously delivered by the Company to Parent, and (ii) all current and former consultants and independent contractors to the Company who are or were involved in, or who have contributed to, the creation or development of any material Company Proprietary Asset have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent. No current or former employee, officer, director, shareholder, consultant or independent contractor has any right, claim or interest in or with respect to any Company Proprietary Asset.

          (c) To the knowledge of the Company: (i) all patents, trademarks, service marks and copyrights held by the Company are valid, enforceable and subsisting; (ii) none of the Company Proprietary Assets and no Proprietary Asset that is currently being developed by the Company (either by itself or with any other Person) infringes, misappropriates or conflicts with any Proprietary Asset owned or used by any other Person; (iii) none of the products that are or have been designed, created, developed, assembled, manufactured or sold by the Company is infringing, misappropriating or making any unlawful or unauthorized use of any Proprietary Asset owned or used by any other Person, and none of such products has at any time infringed, misappropriated or made any unlawful or unauthorized use of, and the Company has not received any notice or other communication (in writing or otherwise) of any actual, alleged, possible or potential infringement, misappropriation or unlawful or unauthorized use of, any Proprietary Asset owned or used by any other Person; and (iv) no other Person is infringing, misappropriating or making any unlawful or unauthorized use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any material Company Proprietary Asset.

          (d) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. The Company has not (i) licensed any of the material Company Proprietary Assets to any Person on an exclusive basis, or (ii) entered into any covenant not to compete or Contract limiting its ability to exploit fully any material Company Proprietary Assets or to transact business in any market or geographical area or with any Person.

          (e) Except as set forth in Part 2.9(e)(i) of the Disclosure Schedule, the Company has not delivered to any Person, or permitted the disclosure or delivery to any escrow agent or other Person, of any Company Source Code. No event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, result in the delivery to any Person of any Company Source Code. Part 2.10(a)(ii) of the Company Disclosure Schedule identifies each Contract pursuant to which the Company has deposited or is required to deposit with an escrowholder or any other Person any Company Source Code, and further describes whether the execution of this Agreement or the consummation of any of the transactions contemplated hereby could reasonably be expected to result in the release or disclosure of any Company Source Code.

          (f) To the knowledge of the Company, except as set forth in Part 2.9(f)(i) of the Company Disclosure Schedule, each computer, computer program and other item of software (whether installed on a computer or on any other piece of equipment, including firmware) that is owned or licensed by the Company for its internal business operations is Year 2000 Compliant. Except as set forth in Part 2.9(f)(ii) of the Company Disclosure Schedule, each computer program and other item of software that has been designed, developed, sold or licensed to any Person by the Company is Year 2000 Compliant. Except as set forth in Part 2.9(f)(iii) of the Company Disclosure Schedule, the Company has conducted sufficient Year 2000 compliance testing for each computer, computer program and item of software referred to in the preceding two sentences to be able to determine whether such computer, computer program and item of software is Year 2000 Compliant, and has obtained warranties or other written assurances from each of its suppliers to the effect that the products and services provided by such suppliers to the Company is Year 2000 Compliant. As used in this Section 2.9, "Year 2000 Compliant" means, with respect to a computer, computer program or other item of software (i) the functions, calculations, and other computing processes of the computer, program or software (collectively, "Processes") perform in a consistent and correct manner without interruption regardless of whether the dates on which the Processes are actually performed are before, on, or after January 1, 2000 and regardless of whether the dates input to the applicable computer system are before, on, or after January 1, 2000; (ii) the computer, program or software accepts, calculates, compares, sorts, extracts, sequences, and otherwise processes date inputs and date values, and returns and displays date values, in a consistent and correct manner regardless of whether the dates used are before, on, or after January 1, 2000; (iii) the computer, program or software accepts and responds to year input, if any, in a manner that resolves any ambiguities as to century in a defined, predetermined, and appropriate manner; (iv) the computer, program or software stores and displays date information in ways that are unambiguous as to the determination of the century; and (v) leap years will be determined by the following standard (A) if dividing the year by 4 yields an integer, it is a leap year, except for years ending in 00, but (B) a year ending in 00 is a leap year if dividing it by 400 yields an integer.

          (g) Except with respect to demonstration or trial copies, no product, system, program or software module designed, developed, sold, licensed or otherwise made available by the Company to any Person contains any "back door" (except for any "back door" which is customary and accepted in the industry in which the Company operates for such product, system, program or software module), "time bomb," "Trojan horse," "worm," "drop dead device," "virus" or other software routines or hardware components designed to permit unauthorized access or to disable or erase software, hardware or data without the consent of the user (except for any "back door" which is customary and accepted in the industry in which the Company operates for such product, system, program or software module).

     2.10 Contracts.

          (a)  Part 2.10 of the Disclosure Schedule identifies:

               (i) each Company Contract relating to the employment of, or the performance of services by, any current employee, consultant or independent contractor;

               (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any technology or any Proprietary Asset (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public);

               (iii) each Company Contract imposing any restriction on the Company's right or ability (A) to compete with any other Person, (B) to acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (C) develop or distribute any technology;

               (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship;

               (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

               (vi) each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

               (vii) each Company Contract involving or incorporating any guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) each Company Contract relating to the purchase or sale of any product or other asset by or to, or the performance of any services by or for, any Related Party (as defined in Section 2.18);

               (x) each Company Contract constituting or relating to a Government Contract or Government Bid;

               (xi) any other Company Contract that has a term of more than 60 days and that may not be terminated by the Company (without penalty) within 60 days after the delivery of a termination notice by the Company;

               (xii)   any other Company Contract that contemplates or involves
(A) the payment or delivery of cash or other consideration in an amount or having a value in excess of $10,000 in the aggregate, or (B) the performance of services having a value in excess of $10,000 in the aggregate; and

               (xiii) each Company Contract constituting a commitment of any Person to purchase products (including products in development) of the Company. (Company Contracts in the respective categories described in clauses "(i)" through "(xiii)" above are referred to in this Agreement as "Material Contracts.")

          (b) The Company has delivered to Parent accurate and complete copies of all written Material Contracts, including all written amendments thereto.
Part 2.10 of the Disclosure Schedule provides an accurate description of the terms of each Company Contract that is not in written form. Each Contract identified in Part 2.10 of the Disclosure Schedule is valid and in full force and effect, and, to the knowledge of the Company, is enforceable by the Company in accordance with its terms.

          (c)  Except as set forth in Part 2.10 of the Disclosure Schedule:

               (i) the Company has not violated or breached, or committed any default under, any Material Contract, and, to the knowledge of the Company, no other Person has violated or breached, or committed any default under, any Material Contract;

               (ii) to the knowledge of the Company, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (A) result in a violation or breach of any of the provisions of any Material Contract, (B) give any Person the right to declare a default or exercise any remedy under any Material Contract, (C) give any Person the right to accelerate the maturity or performance of any Material Contract, or (D) give any Person the right to cancel, terminate or modify any Material Contract;

               (iii) since the Company's inception, the Company has not received any notice or other communication regarding any actual or possible violation or breach of, or default under, any Material Contract; and

               (iv) the Company has not waived any of its material rights under any Material Contract.

          (d) No Person is renegotiating any amount paid or payable to the Company under any Material Contract or any other material term or provision of any Material Contract.

          (e) Part 2.10 of the Disclosure Schedule identifies and provides a brief description of each bid, offer, award, written proposal, term sheet or similar document relating to any proposed contract that has been submitted by the Company since January 1, 1999 (which, if accepted, would become a Company Contract).

     2.11 Liabilities.

          (a) The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (i) liabilities identified as such in the "liabilities" column of the Unaudited Interim Balance Sheet; (ii) accounts payable or accrued salaries that have been incurred by the Company since December 31, 1999 in the ordinary course of business and consistent with the Company's past practices; (iii) liabilities under the Material Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Contracts; and (iv) the liabilities identified in Part 2.11 of the Disclosure Schedule.

     2.12 Compliance with Legal Requirements. The Company is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had, and would not reasonably be expected to have, a Material Adverse Effect on the Company. Except as set forth in Part 2.12 of the Disclosure Schedule, since its inception the Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

     2.13 Governmental Authorizations. Part 2.13 of the Disclosure Schedule identifies each material Governmental Authorization held by the Company, and the Company has delivered to Parent accurate and complete copies of all Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. The Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule are valid and in full force and effect, and collectively constitute all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted. The Company is, and at all times since its inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations identified in Part 2.13 of the Disclosure Schedule. Since the date of its inception, the Company has not received any notice or other communication from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization identified in Part 2.13 of the Disclosure Schedule, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization identified in Part
2.13 of the Disclosure Schedule.

     2.14 Tax Matters.

          (a) All Tax Returns required to be filed by or on behalf of the Company with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Company Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements. All amounts shown on the Company Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date. The Company has made available to Parent accurate and complete copies of all Company Returns filed since the date of the inception of the Company which have been requested by Parent.

          (b) The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from December 31, 1999 through the Closing Date, and the Company will disclose the dollar amount of such reserves to Parent on or prior to the Closing Date.

          (c) No Company Return relating to income Taxes has ever been examined or audited by any Governmental Body. Except as set forth in Part 2.14 of the Disclosure Schedule, there have been no examinations or audits of any Company Return. The Company has made available to Parent accurate and complete copies of all audit reports and similar documents (to which the Company has access) relating to the Company Returns. Except as set forth in Part 2.14 of the Disclosure Schedule, no extension or waiver of the limitation period applicable to any of the Company Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from the Company.

          (d) Except as set forth in Part 2.14 of the Disclosure Schedule, no claim or Proceeding is pending or has been threatened against or with respect to the Company in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code. The Company has not been, and the Company will not be, required to include any adjustment in taxable income for any tax period (or portion thereof) pursuant to Section 481 or 263A of the Code or any comparable provision under state or foreign Tax laws as a result of transactions or events occurring, or accounting methods employed, prior to the Closing.

          (e) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

     2.15 Employee and Labor Matters; Benefit Plans.

          (a) Part 2.15(a) of the Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Employee"), except for Plans which would not require the Company to make payments or provide benefits having a value in excess of $25,000 in the aggregate. Part 2.15(a) of the Disclosure Schedule sets forth the citizenship status of every employee of the Company (whether such employee is a United States citizen or otherwise) and, with respect to non-United States citizens, identifies the visa or other similar permit under which such employee is working for the Company and the dates of issuance and expiration of such visa or other similar permit.

          (b) Except as set forth in Part 2.15(a) of the Disclosure Schedule, the Company does not maintain, sponsor or contribute to, and, to the knowledge of the Company, has not at any time in the past maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees (a "Pension Plan").

          (c) The Company maintains, sponsors or contributes only to those employee welfare benefit plans (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Employees or former Employees which are described in Part 2.15(c) of the Disclosure Schedule (the "Welfare Plans"), none of which is a multiemployer plan (within the meaning of Section 3(37) of ERISA).

          (d)  With respect to each Plan, the Company has delivered to Parent:

               (i) an accurate and complete copy of such Plan (including all amendments thereto);

               (ii) an accurate and complete copy of the most recent annual report, if required under ERISA, with respect to such Plan;

               (iii) an accurate and complete copy of the most recent summary plan description, together with each Summary of Material Modifications, if required under ERISA, with respect to such Plan, and all material employee communications relating to such Plan;

               (iv) if such Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies the most recent financial statements thereof;

               (v) accurate and complete copies of all Contracts relating to such Plan, including service provider agreements, insurance contracts, minimum premium contracts, stop-loss agreements, investment management agreements, subscription and participation agreements and recordkeeping agreements; and

               (vi) an accurate and complete copy of the most recent determination letter received from the Internal Revenue Service with respect to such Plan (if such Plan is intended to be qualified under Section 401(a) of the Code).

          (e) The Company is not required to be, and, to the knowledge of the Company, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or
(o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. To the knowledge of the Company, the Company has never made a complete or partial withdrawal from a multiemployer plan, as such term is defined in Section 3(37) of ERISA, resulting in "withdrawal liability," as such term is defined in Section 4201 of ERISA (without regard to subsequent reduction or waiver of such liability under either
Section 4207 or 4208 of ERISA).

          (f) The Company does not have any commitment to create any additional Welfare Plan or any Pension Plan, or to modify or change any existing Welfare Plan or Pension Plan (other than to comply with applicable law) in a manner that would affect any Employee.

          (g) Except as set forth in Part 2.15(g) of the Disclosure Schedule, no Welfare Plan provides death, medical or health benefits (whether or not insured) with respect to any current or former Employee after any such Employee's termination of service (other than (i) benefit coverage mandated by applicable law, including coverage provided pursuant to Section 4980B of the Code, (ii) deferred compensation benefits accrued as liabilities on the Unaudited Interim Balance Sheet, and (iii) benefits the full cost of which are borne by current or former Employees (or the Employees' beneficiaries)).

          (h) With respect to each of the Welfare Plans constituting a group health plan within the meaning of Section 4980B(g)(2) of the Code, the provisions of Section 4980B of the Code ("COBRA") have been complied with in all material respects.

          (i) Each of the Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

          (j) Each of the Plans intended to be qualified under Section 401(a) of the Code has received a favorable determination from the Internal Revenue Service, and the Company is not aware of any reason why any such determination letter should be revoked.

          (k) Except as set forth in Part 2.15(k) of the Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Employee or director of the Company (whether or not under any Plan), or materially increase the benefits payable under any Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

          (l) Part 2.15(l) of the Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of its Employees. All of the Company's employees are "at will" employees.

          (m) Part 2.15(m) of the Disclosure Schedule identifies each Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

          (n) The Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

          (o) Except as set forth in Part 2.15(o) of the Disclosure Schedule, the Company is not aware of any facts, events or circumstances regarding one or more employees of the Company, which facts, events or circumstances would indicate (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

     2.16 Environmental Matters. The Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company, there are no circumstances that may prevent or interfere with the Company's material compliance with any Environmental Law in the future. To the knowledge of the Company, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Government Body, citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law. All Governmental Authorizations currently held by the Company pursuant to Environmental Laws are identified in
Part 2.16 of the Disclosure Schedule. (For purposes of this Section 2.16: (i) "Environmental Law" means any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern; and (ii) "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now regulated by any Environmental Law.)

     2.17 Insurance. Part 2.17 of the Disclosure Schedule identifies all insurance policies maintained by, at the expense of or for the benefit of the Company and identifies any material claims made thereunder, and the Company has delivered to Parent accurate and complete copies of the insurance policies identified on Part 2.17 of the Disclosure Schedule. Each of the insurance policies identified in Part 2.17 of the Disclosure Schedule is in full force and effect. Since the Company's inception, the Company has not received any notice or other communication regarding any actual or possible (a) cancellation or invalidation of any insurance policy identified in Part 2.17 of the Disclosure Schedule, (b) refusal of any coverage or rejection of any claim under any insurance policy, or (c) material adjustment in the amount of the premiums payable with respect to any insurance policy identified in Part 2.17 of the Disclosure Schedule.

     2.18 Related Party Transactions. Except as set forth in Part 2.18 of the Disclosure Schedule: (a) no Related Party has any direct or indirect interest in any material asset used in or otherwise relating to the business of the Company;
(b) no Related Party is indebted to the Company; (c) since the Company's inception, no Related Party has entered into, or has had any direct or indirect financial interest in, any material Contract, transaction or business dealing involving the Company; (d) no Related Party is competing, or has at any time since the Company's inception competed, directly or indirectly, with the Company; and (e) no Related Party has any claim or right against the Company (other than rights under Company Options and rights to receive compensation for services performed as an employee of the Company). (For purposes of this Section
2.18 each of the following shall be deemed to be a "Related Party": (i) each individual who is, or who has at any time since the Company's inception been, an officer of the Company; (ii) each member of the immediate family of each of the individuals referred to in clause "(i)" above; and (iii) any trust or other Entity (other than the Company) in which any one of the individuals referred to in clauses "(i)" and "(ii)" above holds (or in which more than one of such individuals collectively hold), beneficially or otherwise, a material voting, proprietary or equity interest.)

     2.19 Legal Proceedings; Orders.

          (a) Except as set forth in Part 2.19 of the Disclosure Schedule, there is no pending Legal Proceeding, and to the knowledge of the Company, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned by the Company or any Person whose liability the Company has retained or assumed, either contractually or by operation of law; or (ii) that challenges, or that may reasonably be expected to have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company, except as set forth in Part 2.19 of the Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, is likely to result in the commencement of any such Legal Proceeding.

          (b) Except as set forth in Part 2.19 of the Disclosure Schedule, no Legal Proceeding has ever been commenced by or has ever been pending against the Company.

          (c) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned by the Company, is subject. To the knowledge of the Company, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice necessary for the Company's business.

     2.20 Authority; Binding Nature of Agreement. The Company has all requisite corporate right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary action on the part of the Company and its board of directors and this Agreement and the Merger have been unanimously approved by the board of directors of the Company. The affirmative vote of (i) a majority of the shares of Company Common Stock that are outstanding on the first date on which a signed written consent of a Company shareholder approving this Agreement is received by the Company, and
(ii) a majority of the shares of Series A Preferred Stock of the Company and a majority of the shares of Series B Preferred Stock of the Company, voting separately as independent classes (on an as-converted-basis), that are outstanding on the first date on which a signed written consent of a Company shareholder approving this Agreement is received by the Company, is the only vote of the shareholders of the Company needed to approve and adopt this Agreement and approve the Merger and the transactions contemplated hereby (the "Required Company Shareholder Vote"). This Agreement, assuming the due authorization, execution and delivery by the other parties hereto, constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     2.21 Non-Contravention; Consents. Except as set forth in Part 2.21 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements listed as an exhibit to this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

          (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's articles of incorporation or bylaws, or (ii) any resolution adopted by the Company's shareholders, the Company's board of directors or any committee of the Company's board of directors;

          (b) contravene, conflict with or result in a violation of any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

          (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise necessary to conduct to the Company's business as currently conducted or to own any of the assets owned by the Company;

          (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any Material Contract, (ii) accelerate the maturity or performance of any such Material Contract, or (iii) cancel, terminate or modify any such Material Contract; or

          (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned by the Company (except for Encumbrances that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company).

Except as set forth in Part 2.21 of the Disclosure Schedule, and except for filings made, notices given and Consents obtained prior to the date of this Agreement, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance by the Company of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation by the Company of the Merger or any of the other transactions contemplated by this Agreement.

     2.22 Customers. Part 2.22 of the Disclosure Schedule identifies (i) each Person to whom the Company has provided demonstration versions of its products and (ii) each Person that has committed (whether oral or written and whether pursuant to an agreement or purchase order or otherwise) to purchase existing products or products being developed by the Company, and sets forth for each such Person the quantities or amounts of such products that such Person has committed to purchase (the "Purchase Commitments") and whether such commitment is oral or written. The Company has provided to Parent true and complete copies of all documents evidencing such Purchase Commitments. All such Purchase Commitments are in full force and effect, have not been withdrawn, amended, modified or terminated and are enforceable by the Company and, upon consummation of the Merger, will be enforceable by Parent, against the other party to such Purchase Commitments. No fact, condition or circumstance exists that would give any party the right to withdraw, amend, modify or terminate any Purchase Commitment and no Person has given any notice to the Company, and the Company has no reason to believe, that any Person intends to withdraw, amend, modify or terminate any Purchase Commitment.

     2.23 Product Development. Part 2.23 of the Disclosure Schedule sets forth for each product being developed by or on behalf of the Company a true and correct product development status, including the dates on which the development of each such product or product feature is currently estimated to be completed.
Part 2.23 of the Disclosure Schedule was prepared in good faith by the Company's management based on assumptions the Company believed, at the time Part 2.23 was prepared, to be reasonable. To the best of the Company's knowledge, no fact, condition or circumstance exists that would materially impair or delay the development of any such products or cause the assumptions on which Part 2.23 of the Disclosure Schedule was based to become unreasonable or untrue (excluding facts, conditions and circumstances related to the Merger or to Parent's control of the Company following the Merger).

     2.24 Financial Advisor. Except for Chase H&Q, no broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Merger or any of the other transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The total of all fees, commissions and other amounts that have been paid by the Company to Chase H&Q or any of its affiliates and all fees, commissions and other amounts that may become payable to Chase H&Q or any of its affiliates by the Company in connection with the Merger will not exceed the sum of the following: (A) One Million Dollars ($1,000,000), (B) three percent (3%) of the value in excess of One Hundred Million Dollars ($100,000,000), if any, of the aggregate number of shares of Parent Common Stock issued (or issuable pursuant to assumed options) in connection with the Merger, based on the fair market value of Parent Common Stock on the Closing Date, (C) amounts incurred by Chase H&Q for reasonable out-of-pocket expenses for services associated with the Merger, which in the aggregate shall not exceed one hundred thousand dollars ($100,000) and (D) up to one hundred thousand dollars ($100,000) incurred in connection with the preparation and delivery of a fairness opinion by Chase H&Q. The Company has furnished to Parent accurate and complete copies of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification and other agreements related to the engagement of Chase H&Q.

     2.25 Certain Business Practices. Neither the Company nor any director, officer, agent or employee of the Company on behalf of the Company has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iii) made any other unlawful payment.

     2.26 Full Disclosure.

          (a) The representations and warranties of the Company in this Agreement (as qualified by the Disclosure Schedule) taken as a whole do not (i) contain any untrue statement of a material fact, or (ii) omit to state a material fact necessary in order to make the representations, warranties and information contained herein (in the light of the circumstances under which such representations, warranties and information were made or provided) not misleading.

3.   Representations and Warranties of Parent and Merger Sub

          Parent and Merger Sub represent and warrant to the Company as follows:

     3.1 Corporate Existence and Power. Each of Parent and Merger Sub is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate power required to conduct its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or the ownership or leasing of its properties requires such qualification, except where the failure to be so qualified would not have a material adverse effect on Parent's business, financial condition or results of operations.

     3.2 Authority; Binding Nature of Agreement. Parent and Merger Sub have the absolute and unrestricted right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Merger Sub of this Agreement (including the contemplated issuance of Parent Common Stock in the Merger in accordance with this Agreement) have been duly authorized by all necessary action on the part of Parent and Merger Sub and their respective boards of directors. No vote of Parent's stockholders is needed to adopt this Agreement or approve the Merger. This Agreement constitutes the legal, valid and binding obligation of Parent and Merger Sub, enforceable against them in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and
(ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

     3.3 Capitalization. The authorized capital stock of the Parent consists of: (i) 100,000,000 shares of Common Stock ($.001 par value per share), of which 47,790,180 shares have been issued and are outstanding as of the date of this Agreement. All of the outstanding shares of Parent Common Stock have been duly authorized and validly issued, and are fully paid and non-assessable. All outstanding shares of Parent Common Stock, all outstanding Parent Options, and all outstanding warrants to purchase shares of the Parent's capital stock have been issued and granted in compliance with all applicable federal and state securities laws and other applicable Legal Requirements. Parent has reserved 16,466,766 shares of its common stock for issuance under the Parent Stock Option Plans, of which, as of the date of this Agreement, options to purchase 10,378,024 shares are outstanding options for 4,156,792 shares have been exercised to date, and 1,931,950 shares remain available for future grant. In addition, Parent has granted options to purchase an aggregate 400,000 shares of its common stock, pursuant to options outside of the Parent Stock Option Plans and has outstanding warrants to purchase an aggregate of 472,202 shares of its common stock. Except as set forth in this Section 3.3, there is no outstanding option, warrant or right (whether or not currently exercisable) issued by Parent to acquire any shares of capital stock or other securities of Parent.

     3.4  SEC Filings; Financial Statements.

          (a) Parent has delivered to the Company accurate and complete copies (excluding copies of exhibits) of each report, registration statement (on a form other than Form S-8) and definitive proxy statement filed by Parent with the SEC between January 1, 1999 and the date of this Agreement (the "Parent SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing), each of the Parent SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be). None of the Parent SEC Documents (as amended or superceded by a filing prior to the date of this Agreement) contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) The financial statements contained in the Parent SEC Documents (including the notes thereto): (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q of the SEC, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the financial position of Parent and its subsidiaries as of the respective dates thereof and the results of operations of Parent for the periods covered thereby.

     3.5 No Conflict. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Parent and Merger Sub are not prohibited by, and will not violate or conflict with, (i) any provision of the certificate of incorporation or bylaws of Parent or Merger Sub, or (ii) any provision of any material contract of Parent or Merger Sub.

     3.6 Valid Issuance. Subject to Section 1.5(c), the shares of Parent Common Stock to be issued pursuant to Section 1.5(a) will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

4.   Certain Covenants of the Company

     4.1 Access and Investigation. During the period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement pursuant to Section 9, (the "Pre-Closing Period"), promptly following any request by Parent or Parent's Representatives the Company shall, and shall cause its Representatives to: (a) provide Parent and Parent's Representatives with reasonable access to the Company's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to the Company; (b) provide Parent and Parent's Representatives with copies of such existing books, records, Tax Returns, work papers and other documents and information relating to the Company, and with such additional financial, operating and other data and information regarding the Company, as Parent or Parent's Representatives may reasonably request; and
(c) provide Parent and Parent's Representatives with all accounting records and financial data relating to the Company and prepare any financial schedules necessary or helpful to enable Parent's auditors to complete an audit of the Company's financial statements as soon as possible after the date of this Agreement.

     4.2  Operation of the Company's Business. During the Pre-Closing Period:

          (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

          (b) the Company shall use its reasonable best efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and good will with all suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

          (c) the Company shall keep in full force and effect all insurance policies identified in Part 2.17 of the Disclosure Schedule;

          (d) the Company shall cause its officers to report regularly (but in no event less frequently than weekly) to Parent concerning the status of the Company's business;

          (e) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock of the Company, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities of the Company (except that the Company may repurchase Company Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

          (f)  the Company shall not sell, issue or authorize the issuance of
(i) any capital stock or other securities of the Company, (ii) any option or right to acquire any capital stock or other securities of the Company, or (iii) any instrument convertible into or exchangeable for any capital stock or other securities of the Company (except that the Company shall be permitted to (A) issue shares of Company Common Stock (x) to employees and directors upon the exercise of Company Options, (y) to holders of warrants to purchase shares of the Company's Common Stock upon exercise thereof, and (z) to issue shares of Company Common Stock upon the conversion of shares of Series A Preferred Stock of the Company or Series B Preferred Stock of the Company outstanding as of the date of this Agreement and (B) grant options to its new employees in the ordinary course of business consistent with past practices; provided that the exercise price of any such options is not less than ninety percent (90%) of the fair market value of Parent Common Stock on the date of grant multiplied by the Applicable Fraction);

          (g) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under, (i) any provision of any Company Stock Option Plan, (ii) any provision of any agreement evidencing any outstanding Company Option, (iii) any provision of any agreement evidencing any warrant to purchase shares of the Company's Common Stock, or (iv) any provision of any restricted stock purchase agreement (unless acceleration of vesting is required under any Company Stock Option Plan, Company Option, warrant or other agreement);

          (h) the Company shall not amend or permit the adoption of any amendment to the Company's articles of incorporation or bylaws, or effect or permit the Company to become a party to any Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction (except that the Company may issue shares of Company Common Stock upon the conversion of shares of its outstanding Series A Preferred Stock and Series B Preferred Stock);

          (i) the Company shall not form any subsidiary or acquire any equity interest in any other Entity;

          (j) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed $100,000 per month;

          (k) the Company shall not (i) enter into, or permit any of the assets owned by it to become bound by, any Material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Material Contract;

          (l) the Company shall not (i) acquire, lease or license any right or other asset from any other Person (except for any third party software license generally available to the public), (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Material Contracts;

          (m) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

          (n) the Company shall not (i) establish, adopt or amend any Employee Benefit Plan, or (ii) pay any bonus (including any hiring bonus) or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, except as contemplated and agreed by the Company prior to the date hereof and described in Parts 2.10 or 2.11 of the Disclosure Schedule, or (iii) hire any new employee whose aggregate annual compensation exceeds $110,000;

          (o) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

          (p)  the Company shall not make any Tax election;

          (q) the Company shall not commence or settle any material Legal Proceeding (other than Legal Proceedings related to the breach of this Agreement or the agreements referred to herein by Parent or Merger Sub);

          (r) the Company shall not agree or commit to take any of the actions described in clauses "(e)" through "(q)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(e)" through "(r)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld (it being understood that Parent's withholding of consent to any action will not be deemed unreasonable if Parent determines in good faith that the taking of such action would not be in the best interests of Parent or would not be in the best interests of the Company).

     4.3  Notification; Updates to Disclosure Schedule.

          (a) During the Pre-Closing Period, the Company shall promptly notify Parent in writing of:

               (i) the discovery by the Company of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Company;
and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 7 or Section 8 impossible or unlikely.

          (b) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Section 4.3(a) requires any change in the Disclosure Schedule, or if any such event, condition, fact or circumstance would require such a change assuming the Disclosure Schedule were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company shall promptly deliver to Parent an update to the Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company in this Agreement, or (ii) determining whether any condition set forth in Section 6 has been satisfied.

     4.4 No Negotiation. During the Pre-Closing Period, the Company shall not, directly or indirectly, and shall not authorize or permit its officers, directors, employees, shareholders, agents, or affiliates to directly or indirectly:

          (a) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

          (b) participate in any discussions or negotiations or enter into any agreement with, or provide any information (other than information that would otherwise be required to be disclosed by the Company in a report filed pursuant to the Exchange Act, if the Company were subject to the reporting requirements of the Exchange Act) to, any Person (other than Parent) relating to or in connection with a possible Acquisition Transaction; or

          (c) entertain, consider or accept any proposal or offer from any Person (other than Parent) relating to a possible Acquisition Transaction;

provided, however, that nothing in the above paragraphs is intended to conflict with the fiduciary duties of the Company's Board of Directors under applicable California law.

     The Company shall, and shall cause each of its Representatives to, immediately discontinue any ongoing discussions or negotiations (other than any ongoing discussions with

Parent) relating to a possible Acquisition Transaction, and shall promptly provide Parent with an oral description of any bona fide expression of interest, inquiry, proposal or offer relating to a possible Acquisition Transaction that is received by the Company or by any of the Company's Representatives from any Person (other than Parent), provided, however, that the Company shall not be required to disclose any information to Parent hereunder if such disclosure would constitute a breach of the Company's obligations under any confidentiality agreement between the Company and a third party entered into prior to the date hereof and a copy of which has been previously provided to Parent or its Representatives.

5.   Certain Covenants of Parent and Merger Sub

          (a) Notification. During the Pre-Closing Period, the Parent and/or Merger Sub, as applicable, shall promptly notify Company in writing of:

               (i) the discovery by the Parent or Merger Sub of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Parent or Merger Sub in this Agreement;

               (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Parent or Merger Sub in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

               (iii) any breach of any covenant or obligation of the Parent or Merger Sub; and

               (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any condition set forth in Section 7 or Section 8 impossible or unlikely.

6.   Additional Covenants of the Parties

     6.1 Filings and Consents. As promptly as practicable after the execution of this Agreement, each party to this Agreement (a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. The Company shall (upon request) promptly deliver to Parent a copy of each such filing made, each such notice given and each such Consent obtained by the Company during the Pre-Closing Period.

     6.2  Information Statement; Shareholder Approval.

          (a) As promptly as practicable after the date of this Agreement, Parent and the Company shall prepare an information statement relating to the approval of the Merger by the Company's shareholders (the "Information Statement").

          (b) The Company shall take all action necessary under all applicable Legal Requirements to solicit the written consent of the shareholders of the Company entitled to vote upon the adoption and approval of this Agreement and the approval of the Merger and will, as soon as practicable after the date of this Agreement, mail to each holder of capital stock of the Company a copy of the Information Statement, a form of action by written consent and such other documents as Parent deems are necessary to comply with applicable law or are otherwise reasonably appropriate. The Company shall use its reasonable best efforts to ensure that the Required Company Shareholder Vote will be obtained as promptly as practicable after the Information Statement is first sent to the shareholders of the Company.

          (c) The board of directors of the Company shall unanimously recommend that the Company's shareholders adopt and approve this Agreement and approve the Merger. The Information Statement shall include a statement to the effect that the board of directors of the Company has unanimously recommended that the Company's shareholders adopt and approve this Agreement and approve the Merger. Neither the board of directors of the Company nor any committee thereof shall withdraw, amend or modify, or propose or resolve to withdraw, amend or modify, in a manner adverse to Parent, the unanimous recommendation of the board of directors of the Company that the Company's shareholders adopt and approve this Agreement and approve the Merger.

     6.3 Public Announcements. During the Pre-Closing Period, (a) the Company shall not (and the Company shall not permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without Parent's prior written consent, and (b) Parent will use reasonable best efforts to consult with the Company prior to issuing any press release or making any public statement regarding the Merger or any of the other transactions contemplated hereby provided that nothing herein shall be deemed to prohibit Parent from making any public disclosure Parent deems necessary or appropriate under applicable laws.

     6.4 Best Efforts. During the Pre-Closing Period, (a) the Company shall use its reasonable best efforts to cause the conditions set forth in Section 7 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their reasonable best efforts to cause the conditions set forth in Section 8 to be satisfied on a timely basis. Neither Parent, Merger Sub nor the Company shall engage in any action that could reasonably be expected to cause the Merger to fail to qualify as a "reorganization" under Section 368(a) of the Code.

     6.5 Tax Matters. Prior to the Closing, Parent and the Company shall execute and deliver, to Cooley Godward llp and to Wilson Sonsini Goodrich & Rosati PC, tax representation letters (which will be used in connection with the legal opinions contemplated by Sections 7.6(f) and 8.3(b)).

     6.6 Employment and Noncompetition Agreements. Prior to the Closing, the Company shall use its reasonable best efforts to cause each of the Persons identified on Exhibit F to execute and deliver to the Company and Parent an Employment Agreement in the form of Exhibit G and a Noncompetition Agreement in the form of Exhibit H.

     6.7 Termination of Agreements. Prior to the Closing, the Company shall enter into, and shall use its reasonable best efforts to cause the Company shareholder party to the following agreements to enter into, an agreement reasonably satisfactory in form and content to Parent (and conditioned and effective upon the Closing), terminating all such shareholders' rights under the following agreements: (i) the Amended and Restated Investor Rights Agreement dated as of November 17, 1999 among the Company and such shareholders.

     6.8  Deleted.

     6.9 Termination of Employee Plans. At the Closing, the Company shall terminate the Company Stock Option Plans and all other employee benefit plans of the Company.

     6.10 FIRPTA Matters. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

     6.11 Indemnification of Directors and Officers.

          (a) From and after the Effective Time, Parent will, or will cause the Surviving Corporation to, fulfill and honor in all respects the obligations of the Company pursuant to its Articles of Incorporation and Bylaws. The certificate of incorporation and bylaws of the Surviving Corporation will contain the provisions with respect to indemnification set forth in the Articles of Incorporation and By-laws attached hereto as Exhibit B and Exhibit C, respectively, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years from the Effective Time in any manner that would adversely affect the rights thereunder of individuals who, immediately prior to the Effective Time, were directors, officers, employees or agents of the Company, unless such modification is required by law.

          (b) From and after the Effective Time, Parent will, and will cause the Surviving Corporation, to the fullest extent permitted under the Surviving Corporation's Articles of Incorporation or Bylaws, to indemnify and hold harmless, each current and former director or officer of the Company (collectively, the "Indemnified D&Os") against any costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, to the extent arising out of or pertaining to any action or omission in his or her capacity as a current or former director or officer of the Company for a period of six (6) years after the date hereof.

This Section 6.11 will survive the consummation of the Merger at the Effective Time, is intended to benefit Parent, the Surviving Corporation and the Indemnified D&Os, and will be binding on all successors and assigns of Parent and the Surviving Corporation. Nothing contained in this Section 6.11 shall, for any reason, be construed as or have the effect of impeding Parent's ability to proceed against the Escrow Shares in the event of a breach of any of the Company's representations, warranties or covenants contained in this Agreement as more fully provided in Section 10.

     6.12 S-8 Registration Statement. Parent will file a Registration Statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Options as soon as reasonably practical after the Effective Time (and in any event within 10 business days) and will use its reasonable best efforts to maintain the effectiveness of such registration statement thereafter for so long as any of such Company Options remain outstanding.

     6.13 Employment Offers. Not less than five (5) days prior to the Closing, Parent will make offers of employment to all employees of the Company which offers will include commercially reasonably salary, benefits and other terms.

7.   Conditions Precedent to Obligations of Parent and Merger Sub

          The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of each of the following conditions:

     7.1  Accuracy of Representations.

          (A) The representations and warranties of the Company contained in this Agreement shall be accurate in all respects as of the date of this Agreement and (B) the representations and warranties of the Company contained in Sections 2.3, 2.5, 2.6, 2.9, 2.11, 2.12, 2.15, 2.18, 2.19, 2.20 and 2.21 of this
Agreement shall be accurate in all respects as of the Closing Date as if made on and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date, which shall remain true and correct as of such date), except that any inaccuracies in the representations and warranties described in (A) and (B) above will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on the Company; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, (i) all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded, and (ii) any update of or modification to the Disclosure Schedule made or purported to have been made after the date of this Agreement shall be disregarded.

     7.2 Performance of Covenants. All of the covenants and obligations that the Company is required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     7.3 Shareholder Approval. This Agreement shall have been duly adopted and approved and the Merger shall have been duly approved in accordance with applicable law and the Company's Articles of Incorporation, including the vote of the holders of not less than 95% of the voting stock of the Company (calculated on an as-converted basis) that is issued and outstanding as of the Closing Date.

     7.4 Consents. All Consents required to be obtained from Governmental Authorities in connection with the Merger and the other transactions contemplated by this Agreement and all Consents identified in Part 7.4 of the Disclosure Schedule shall have been obtained and shall be in full force and effect.

     7.5 Employees. Eighty percent (80%) of the employees performing work for the Company who are employed by Tri-Net, including all of the employees identified on Exhibit J, shall have accepted employment with Parent to become effective upon the Closing Date.

     7.6 Agreements and Documents. Parent shall have received the following agreements and documents, each of which shall be in full force and effect:

          (a) Employment Agreements in the form of Exhibit G, executed by the Persons identified on Exhibit F;

          (b) Noncompetition Agreements in the form of H, executed by the Persons identified on Exhibit F;

          (c) Release of Claims signed by Wilson O. Cochran, II, Casey E. Cox and George D. Marshall, in a form mutually acceptable to Parent and such releasor.

          (d) an estoppel certificate, dated as of a date not more than five days prior to the Closing Date and satisfactory in form and content to Parent, executed by Landlord of the Company;

          (e) a legal opinion of Wilson Sonsini Goodrich & Rosati PC, dated as of the Closing Date, in the form of Exhibit K;

          (f) a legal opinion of Cooley Godward LLP, or if for any reason Cooley Godward LLP does not render such a legal opinion, a legal opinion of Wilson, Sonsini, Goodrich & Rosati PC, dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 6.5);

          (g) written resignations of all directors of the Company, effective as of the Effective Time;

          (h) an Escrow Agreement in the form of Exhibit E, executed by the Company Shareholders' Representative and the Escrow Agent;

          (i) an opinion from Chase H&Q to the Company that the consideration to be paid to the shareholders of the Company is fair from a financial point of view to such shareholders;

          (j) confirmations of receipt of information regarding Parent, dated concurrently with the Voting Agreement, from each of the Company's Shareholders who signed the Voting Agreement in the form provided to such shareholders with the Voting Agreement; and

          (k) a certificate signed on behalf of the Company by the Chief Executive Officer of the Company representing and warranting that the conditions set forth in Sections 7.1 and 7.2 have been duly satisfied (the "Company Compliance Certificate").

     7.7 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to the Merger that makes consummation of the Merger illegal.

     7.8 Conversion of Outstanding Preferred Stock; Exercise of Outstanding Warrants. All of the outstanding shares of the Company's Series A Preferred Stock and Series B Preferred Stock shall have automatically converted into shares of the Company's Common Stock in accordance with Article III
(B)(4)(b)(ii) and (c)(ii) of the Company's articles of incorporation. All of the outstanding warrants to purchase shares of the Company's capital stock shall have been exercised in accordance with their terms.

     7.9 Promissory Notes. All amounts owing under any promissory notes made by the Company shall be paid in full.

     7.10 Dissenting Shares. The holders of no more than 5% of the total shares of Company Common Stock, Series A Preferred Stock and Series B Preferred Stock of the Company shall have perfected or be entitled to exercise dissenters' rights under Chapter 13 of the CGCL.

8.   Conditions Precedent to Obligations of the Company

          The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, at or prior to the Closing, of the following conditions:

     8.1 Accuracy of Representations. The representations and warranties of Parent and Merger Sub contained in this Agreement shall be accurate in all respects as of the date of this Agreement and as of the Closing Date as if made on and as of the Closing Date (except for those representations and warranties which address matters only as of a particular date which shall remain true and correct as of such date), except that any inaccuracies in such representations and warranties will be disregarded if the circumstances giving rise to all such inaccuracies (considered collectively) do not constitute, and would not reasonably be expected to have, a Material Adverse Effect on Parent; provided, however, that, for purposes of determining the accuracy of such representations and warranties as of the Closing Date, all "Material Adverse Effect" qualifications and other materiality qualifications, and any similar qualifications, contained in such representations and warranties shall be disregarded.

     8.2 Performance of Covenants. All of the covenants and obligations that Parent and Merger Sub are required to comply with or to perform at or prior to the Closing shall have been complied with and performed in all material respects.

     8.3  Documents. The Company shall have received the following documents:

          (a) a legal opinion of Cooley Godward llp, dated as of the Closing Date, in the form of Exhibit L;

          (b) a legal opinion of Wilson Sonsini Goodrich & Rosati PC, or if for any reason Wilson Sonsini Goodrich & Rosati PC does not render such legal opinion, a legal opinion of Cooley Godward llp), dated as of the Closing Date, to the effect that the Merger will constitute a reorganization within the meaning of Section 368 of the Code (it being understood that, in rendering such opinion, such counsel may rely upon the tax representation letters referred to in Section 6.5);

          (c) an Escrow Agreement in the form of Exhibit E, executed by Parent and the Escrow Agent; and

          (d) a certificate signed on behalf of Parent by the Chief Executive Officer of Parent representing and warranting that the conditions set forth in Sections 8.1 and 8.2 have been duly satisfied.

     8.4 Shareholder Approval. This Agreement shall have been duly adopted and approved and the Merger shall have been duly approved by the Required Company Shareholder Vote.

     8.5 Listing. The shares of Parent Common Stock to be issued in the Merger shall have been approved for quotation (subject to notice of issuance) on the Nasdaq.

     8.6 No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or applicable to the Merger that makes consummation of the Merger illegal.

9.   Termination

     9.1  Termination Events. This Agreement may be terminated prior to the
Closing:

          (a) by Parent if Parent reasonably determines that the satisfaction of any condition set forth in Section 7 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

          (b) by the Company if the Company reasonably determines that the satisfaction of any condition set forth in Section 8 has become impossible (other than as a result of any failure on the part of the Company to comply with or perform any covenant or obligation set forth in this Agreement or in any other agreement or instrument delivered to Parent);

          (c) by Parent if any of the Company's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that Parent may not terminate this Agreement under this Section 9.1(d) on account of a breach of a covenant by the Company that is curable by the Company unless the Company fails to cure such breach within 15 days after receiving written notice from Parent of such breach;

          (d) by the Company if any of Parent's covenants contained in this Agreement shall have been breached in any material respect; provided, however, that the Company may not terminate this Agreement under this Section 9.1(d) on account of a breach of a covenant by Parent or Merger Sub that is curable by Parent unless Parent fails to cure such breach within 15 days after receiving written notice from the Company of such breach;

          (e) by Parent if the Closing has not taken place on or before April 30, 2000 (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement or in any other agreement or instrument delivered by the Company);

          (f) by the Company if the Closing has not taken place on or before April 30, 2000 (other than as a result of the failure on the part of the Company to comply with or perform any covenant or obligation of the Company set forth in this Agreement or in any other agreement or instrument delivered to Parent); or

          (g) by the mutual consent of Parent and the Company.

     9.2 Termination Procedures. If Parent wishes to terminate this Agreement pursuant to Section 9.1(a), Section 9.1(c), Section 9.1(d) or Section 9.1(g), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 9.1(b), Section 9.1(e), Section 9.1(f) or
Section 9.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

     9.3  Effect of Termination. If this Agreement is terminated pursuant to
Section 9.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) neither the Company nor Parent shall be relieved of any obligation or liability arising from any inaccuracy or prior breach by such party of any representation, warranty, covenant or other provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 10; and (c) the Company and Parent shall, in all events, remain bound by and continue to be subject to Section 6.3.

10.  Registration of Shares.

     10.1 Registration Statement.

          (a) As soon as possible after the Closing Date, Parent shall prepare and, in no event later than March 21, 2000, file with the SEC a registration statement on Form S-1 (the "Registration Statement") with respect to 100% of the shares of Parent Common Stock issued in the Merger to each Participating Holder (as defined in Section 10.1(c)).

          (b) Parent shall use commercially reasonable efforts: (a) to cause the Registration Statement to be declared effective by the SEC as soon as practicable after the Closing Date; and (b) to cause the Registration Statement to remain effective until the earlier of (i) the second anniversary of the Closing Date, or (ii) the date on which the distribution described in the Registration Statement is completed.

          (c)  Parent shall (at its own expense):

               (i) prepare and file with the SEC such amendments to the Registration Statement, and such supplements to the related prospectuses, as may be required in order to comply with the applicable provisions of the Securities Act;

               (ii) furnish to the respective Participating Holders such numbers of copies of a prospectus conforming to the requirements of the Securities Act as they may reasonably request in order to facilitate the disposition of the shares covered by the Registration Statement;

               (iii) use reasonable best efforts to register and qualify the shares covered by the Registration Statement under the securities laws of such states as the respective Participating Holders may reasonably request, provided, however, that Parent shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any of such states; and

               (iv) file a Notification of Listing of Additional Shares with the Nasdaq National Market with respect to the Parent Common Stock.

          (d) Notwithstanding anything to the contrary contained herein, no Person who receives Parent Common Stock in the Merger shall have any rights under this Section 10 unless such Person (i) executes a written agreement satisfactory in form and content to Parent, confirming that such Person wishes to be allowed to sell Parent Common Stock pursuant to the Registration Statement and agrees to be bound by the provisions of this Section 10, and (ii) delivers such written agreement (as executed by such Person) to Parent within 15 days after Parent delivers the form of such written agreement to such Person. Parent shall deliver such written agreements to each former shareholder of the Company within two days following the Closing Date. (A Person who receives Parent Common Stock in the Merger and who executes and delivers such an agreement is referred to in this Section 10 as a "Participating Holder.")

          (e) Notwithstanding anything to the contrary contained herein, all of Parent's obligations under this Section 10.1 (including its obligation to maintain the effectiveness of the Registration Statement) shall terminate and expire as of the earliest date on which all shares of Parent Common Stock issued in the Merger can be sold pursuant to Rule 144 under the Securities Act.

     10.2 Damages. In the event that Parent fails to file the Registration Statement with the SEC within the time period specified in Section 10.1(a) of this Agreement, Parent shall pay $3,375,000 to the former securityholders of the Company (on a pro rata basis based on the number of Escrow Shares originally contributed to the Escrow). The parties agree that this Section 10.2 shall provide the sole remedy for any damages suffered as a result of a breach of Parent's failure to file the Registration Statement within such time period.

     10.3 Piggyback Registrations. Parent shall notify all Participating Holders in writing at least fifteen (15) days prior to the filing of any registration statement under the Securities Act for purposes of a public offering of securities of Parent (including, but not limited to, registration statements relating to secondary offerings of securities of Parent, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities
Act) and will afford each such Participating Holder an opportunity to include in such registration statement all or part of such shares of Parent Common Stock held by such Participating Holder. Each Participating Holder desiring to include in any such registration statement all or any part of the Parent Common Stock held by it shall, within fifteen (15) days after the above-described notice from Parent, so notify Parent in writing. Such notice shall state the intended method of disposition of the shares of Parent Common Stock by such Participating Holder. If a Participating Holder decides not to include all of its shares of Parent Common Stock in any registration statement thereafter filed by Parent, such Participating Holder shall nevertheless continue to have the right to include any shares of Parent Common Stock in any subsequent registration statement or registration statements as may be filed by Parent with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (a) Underwriting. If the registration statement under which Parent gives notice under this Section 10.3 is for an underwritten offering, Parent shall so advise the Participating Holders. In such event, the right of any such Participating Holder to be included in a registration pursuant to this Section
10.3 shall be conditioned upon such Participating Holder's participation in such underwriting, the deregistration of any Parent Common Stock to be registered on behalf of such Participating Holder under this Section 10.3 which was previously registered pursuant to Section 10.1, and the inclusion of such shares of Parent Common Stock in the underwriting to the extent provided herein. All Participating Holders proposing to distribute their shares of Parent Common Stock through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by Parent. Notwithstanding any other provision of the Agreement, if the underwriter determines in good faith that marketing factors require a limitation of the number of shares to be underwritten, the number of shares that may be included in the underwriting shall be allocated, first, to Parent; second, to any stockholder of Parent who has registration rights under any agreement executed prior to the date of this Agreement on a pro rata basis; third, to the Participating Holders on a pro rata basis based on the total number of shares of Parent Common

Stock held by the Participating Holders; and fourth, to any shareholder of Parent (other than a Participating Holder or a holder who has registration rights pursuant to an agreement executed prior to this agreement) on a pro rata basis. If any Participating Holder disapproves of the terms of any such underwriting, such Participating Holder may elect to withdraw therefrom by written notice to Parent and the underwriter, delivered at least ten (10) business days prior to the effective date of the registration statement. Any shares of Parent Common Stock excluded or withdrawn from such underwriting shall be excluded and withdrawn from the registration. For any Participating Holder which is a partnership or corporation, the partners, retired partners and shareholders of such Participating Holder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing person shall be deemed to be a single "Participating Holder," and any pro rata reduction with respect to such "Participating Holder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Participating Holder," as defined in this sentence.

          (b) Right to Terminate Registration. Parent shall have the right to terminate or withdraw any registration initiated by it under this Section 10.3 prior to the effectiveness of such registration whether or not any Participating Holder has elected to include securities in such registration.

     10.4 Indemnification.

          (a) Parent agrees to indemnify, to the extent permitted by law, each Participating Holder, its directors and officers and each Person who controls such Participating Holder (within the meaning of the Securities Act) against all Damages suffered by such Participating Holder as a result of any untrue or alleged untrue statement of material fact contained in the Registration Statement or in the related prospectuses or preliminary prospectuses (or in any amendment thereof or supplement thereto) or as a result of any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information furnished in writing to Parent by such Participating Holder for use therein or results from such Participating Holder's failure to deliver a copy of a Registration Statement or related prospectus (or any amendment thereof or supplement thereto) after Parent has furnished such Participating Holder with a sufficient number of copies thereof.

          (b) In connection with the Registration Statement, each Participating Holder (i) shall furnish to Parent in writing such information and affidavits as Parent reasonably requests for use in connection with such Registration Statement or the related prospectus, and (ii) to the extent permitted by law, will indemnify Parent, its directors and officers and each Person who controls Parent (within the meaning of the Securities Act) against all Damages suffered by such person or a result of any untrue or alleged untrue statement of material fact contained in such Registration Statement or in the related prospectus or preliminary prospectus (or in any amendment thereof or supplement thereto) or from any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission or alleged untrue statement or omission results from or is contained in any information or affidavit furnished in writing by such Participating Holder.

          (c) Any Person entitled to indemnification under this Section 10 will
(i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification, and (ii) unless in the indemnified party's reasonable judgment a conflict of interest exists between the indemnified party and the indemnifying party with respect to such claim, permit the indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any consent to the entry of any judgment or any settlement made by the indemnified party without the indemnifying party's consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will pay the fees and expenses of only one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest exists between such indemnified party and any other indemnified party with respect to such claim (in which case the indemnifying party will pay the fees and expenses of additional counsel).

          (d) If the indemnification provided for in this Section 10.4 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, that in no event shall any contribution by a Participating Holder hereunder exceed the net proceeds from the offering received by such Participating Holder.

     10.5 Transferability of Registration Rights. The rights of Participating Holders under this Section 10 are not transferable except in connection with:
(a) a transfer by will or intestacy; and (b) estate planning transfers consisting of gifts to the spouse or issue of the transferor, or to a charity qualified under Section 501(c)(3) of the Code.

     10.6 Delay of Registration. During the first six (6) months following the date that the Registration Statement is declared effective by the SEC, Parent may suspend the use of the Registration Statement (and the Participating Holders hereby agree not to offer or sell any shares of Parent Common Stock pursuant to the Registration Statement during such suspension), for two (2) separate periods, each of which shall not exceed thirty (30) days, if Parent, in its reasonable judgment, believes:

          (a) that the filing of the Registration Statement or the offering or sale of Parent Common Stock pursuant thereto, or the making of any required disclosure in connection therewith, could reasonably be expected to have an adverse effect upon (i) a pending or scheduled offering of Parent's securities,
(ii) an acquisition, merger, consolidation, joint venture, equity investment or other potentially significant transaction or event, or (iii) any negotiations, discussions or proposal with respect to any of the foregoing; and

          (b) that the failure to disclose any material information with respect to any of the foregoing could result in a violation of the Securities Act, the Exchange Act or any provision of any state securities law.

     In the event Parent reasonably believes that any of the foregoing circumstances are continuing after either such thirty-day period, it may, with the consent of the holders of a majority of the shares of Parent Common Stock subject (or to be subject) to the Registration Statement (which consent shall not be unreasonably withheld) extend such thirty-day period for one additional thirty-day period.

          (c) Notwithstanding anything to the contrary contained in this Section 10.6, Parent shall not suspend the use of the Registration Statement during the first ten (10) trading days following the date the Registration Statement is declared effective by the SEC without the consent of the holders of a majority of the shares of Parent Common Stock subject (or to be subject) to the Registration Statement.

     10.7 Amendment of Section 10. Notwithstanding anything to the contrary contained in this Agreement, the provisions of this Section 10 may be amended by Parent at any time with the consent of the holders of a majority of the shares of Parent Common Stock subject (or to be subject) to the Registration Statement.

11.  Indemnification, Etc.

     11.1 Survival of Representations, Etc.

          (a) The representations and warranties made by the Company (including the representations and warranties set forth in Section 2 and the representations set forth in the Company Compliance Certificate) shall survive the Closing and shall expire on the first anniversary of the Closing Date; provided, however, that if, at any time prior to the first anniversary of the Closing Date, any Indemnitee (acting in good faith) delivers to the Company Shareholders' Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Company (and setting forth in reasonable detail the basis for such Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 11.2 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the first anniversary of the Closing until such time as such claim is fully and finally resolved. All representations and warranties made by Parent and Merger Sub shall terminate and expire as of the Effective Time, and any liability of Parent or Merger Sub with respect to such representations and warranties shall thereupon cease; provided, however, that nothing herein shall limit the right of the former shareholders of the Company to bring an action under applicable securities laws after the

Termination Date. All covenants made herein and intended to be performed after the Closing by Parent and Merger Sub shall survive the Closing.

          (b) The representations, warranties, covenants and obligations of the Company, and the rights and remedies that may be exercised by the Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Indemnitees or any of their Representatives.

     11.2 Indemnification.

          (a) From and after the Closing Date (but subject to Section 11.1(a)), each Indemnitee shall be held harmless and indemnified from and against, and shall be compensated, reimbursed and paid for, any Damages which are directly or indirectly suffered or incurred by any Indemnitee or to which any Indemnitee otherwise becomes subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of: (i) any inaccuracy in or breach of any representation or warranty of the Company set forth in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing) or in the Company Compliance Certificate; (ii) any inaccuracy in or breach of any representation or warranty made by the Company in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Disclosure Schedule delivered by the Company to Parent prior to the Closing) or in the Company Compliance Certificate as if such representation or warranty were made on and as of the Closing Date, (iii) any breach of any covenant or obligation of the Company (including the covenants set forth in Sections 4 and 5); or (iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clauses "(i)" or "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Indemnitee for the purpose of enforcing any of its rights under this Section 11).

          (b) In the event the Surviving Corporation suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of the Surviving Corporation as an Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Corporation, to have incurred Damages as a result of and in connection with such inaccuracy or breach; provided, however, that to the extent the Surviving Corporation is indemnified for any Damages, Parent's right of indemnification that arises by virtue of its ownership of the stock of the Surviving Corporation shall be correspondingly reduced.

     11.3 Threshold. No Indemnitee shall be entitled to indemnification pursuant to Section 11.2(a) for any inaccuracy in or breach of any of the Company's representations and warranties set forth in this Agreement or the Company Compliance Certificate until such time as the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies in or breaches of any representations or warranties) that have been directly or indirectly suffered or incurred by any one or more of the Indemnitees, or to which any one or more of the Indemnitees has or have otherwise become subject, exceeds $250,000 in the aggregate, provided that if the total amount of such Damages exceeds $250,000, then any Indemnitee that has suffered or incurred any Damages shall be entitled to be indemnified against and compensated, reimbursed and paid for all of such Damages and not merely that portion of such Damages exceeding $250,000.)

     11.4 Right of Offset of Indemnification Claims. Subject to Section 11.3, in the event any Indemnitee shall suffer any Damages for which such Indemnitee is entitled to indemnification under this Section 11, such Indemnitee's sole recourse other than for claims related to fraud shall be to recover such Damages by obtaining that number of Escrow Shares equal in value (as determined in accordance with the terms and conditions of the Escrow Agreement) to the aggregate amount of such Damages; provided, however, that to the extent any cash is substituted for Escrow Shares in accordance with the terms of the Escrow Agreement, all or a portion of such Damages shall be recovered in cash as set forth in the Escrow Agreement. Notwithstanding any provision of this Agreement to the contrary, except for recourse to the Escrow Shares (and/or substituted cash, if any) as provided in the preceding sentences and except for fraud in no event shall any securityholder of the Company be liable to Parent, the Surviving Corporation or any other Indemnitee or anyone claiming through any of them under this Section 11 or any other theory of liability for Damages or other amounts in connection with the transactions contemplated by this Agreement or any of the agreements referenced in this Agreement.

     11.5 No Contribution. The Company shareholders shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Corporation in connection with any indemnification obligation or any other liability to which such shareholders may become subject under or in connection with this Agreement or the Escrow Agreement.

     11.6 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Corporation, against Parent or against any other Person) with respect to which any of the Indemnitees may be entitled to indemnification pursuant to this Section 11, Parent shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

          (a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be satisfied out of the Escrow Shares (and/or substituted cash, if any) in the manner set forth in the Escrow Agreement; and

          (b) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the prior written consent of the Company Shareholders' Representative; provided, however, that such consent shall not be unreasonably withheld.

     Parent shall give the Company Shareholders' Representative prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Corporation; provided, however, that any failure on the part of Parent to so notify the Company Shareholders'

Representative shall not limit any of the Indemnitees' rights to indemnification under this Section 11 (except to the extent such failure materially prejudices the defense of such Legal Proceeding). If Parent does not elect to proceed with the defense of any such claim or Legal Proceeding, the Company Shareholders' Representative may proceed with the defense of such claim or Legal Proceeding with counsel reasonably satisfactory to Parent; provided, however, that the Company Shareholders' Representative may not settle, adjust or compromise any such claim or Legal Proceeding without the prior written consent of Parent (which consent may not be unreasonably withheld).

     11.7 Exercise of Remedies by Indemnitees Other Than Parent. No Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement or under the Escrow Agreement unless Parent (or any successor thereto or assign thereof) shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

     11.8 Determination of Damages; Mitigation. Nothing in this Agreement shall in any way diminish any obligation on the part of Parent and/or the surviving Corporation under applicable law to attempt to mitigate its loss. If, prior to the Termination Date, the amount of any Damages is reduced (i) by recovery, settlement or otherwise under or pursuant to any insurance coverage or (ii) pursuant to any claim, recovery, settlement or otherwise against or with any person or entity that is not an affiliate of an Indemnitee, the amount of such reduction that is realized prior to the Termination Date, in each case less any costs or expenses of recovery (including reasonable attorneys fees and expenses), will be repaid by the Indemnitees to the Escrow Agent to be controlled pursuant to the terms of the Escrow Agreement.

12.  Miscellaneous Provisions

     12.1 Company Shareholders' Representative. The shareholders of the Company, by adopting and approving this Agreement, and by approving the Merger and the transactions contemplated thereby, hereby irrevocably appoint Wil Cochran as their agent for purposes of Section 11 and the Escrow Agreement (the "Company Shareholders' Representative"), and Wil Cochran hereby accepts his appointment as the Company Shareholders' Representative for purposes of Section 11 and the Escrow Agreement. Parent shall be entitled to deal exclusively with the Company Shareholders' Representative on all matters relating to Section 11 and the Escrow Agreement, and shall be entitled to rely conclusively (without further evidence of any kind whatsoever) on any document executed or purported to be executed on behalf of any Company shareholder by the Company Shareholders' Representative, and on any other action taken or purported to be taken on behalf of any Company shareholder by the Company Shareholders' Representative, as fully binding upon such Company shareholder. If the Company Shareholders' Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company shareholders, then Robert Leppo shall, within ten days after such death or disability, appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become the "Company Shareholders' Representative" for purposes of Section 11, the Escrow Agreement and this Section 12.1. If for any reason there is no Company Shareholders' Representative at any time, all references herein to the Company Shareholders' Representative shall be deemed to refer to Wil Cochran.

     12.2 Further Assurances. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

     12.3 Fees and Expenses. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedule) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger; provided however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement and including the amount of all special bonuses and other amounts that may become payable to any officers of the Company or other Persons in connection with the consummation of the transactions contemplated by this Agreement but excluding (i) all amounts payable to Chase H&Q up to the amount set forth in Section 2.24 hereof, and (ii) all accounting fees incurred in connection with the transactions contemplated by this Agreement) exceeds $300,000 in the aggregate, such fees, costs and expenses shall be paid and satisfied by the cancellation of that number of Escrow Shares equal in value based on the Designated Parent Stock Price (and substituted cash, if any) to the total of such fees, costs and expenses in excess of $300,000.

     12.4 Attorneys' Fees. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).

     12.5 Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

          if to Parent:

          Copper Mountain Networks, Inc.
          10145 Pacific Heights Blvd., Suite 100
          San Diego, CA 92121
          Attn: John Creelman
          Fax: (858) 410-7281

          with a copy to:

          Cooley Godward llp
          4365 Executive Drive, Suite 1100
          San Diego, CA 92121
          Attn: Lance W. Bridges, Esq.
          Fax: (858) 453-3555

          if to the Company:

          OnPREM Networks Corporation
          42501 Albrae Street
          Freemont, CA 94538
          Fax: (510) 580-8600

          with a copy to:

          Wilson Sonsini Goodrich & Rosati PC
          650 Page Mill Road
          Palo Alto, CA 94304
          Attn: Steven Bernard, Esq.
          Fax: (650) 493-6811

     12.6 Time of the Essence. Time is of the essence of this Agreement.

     12.7 Headings. The underlined or bolded headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     12.8 Counterparts. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

     12.9 Governing Law. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

     12.10 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their successors and assigns (if any). The Company shall not assign this Agreement or any rights or obligations hereunder (by operation of law or otherwise) to any Person. Parent may freely assign any or all of its rights under this Agreement (including its rights, but not its obligations under Section 11), in whole or in part, to any other Person without obtaining the consent or approval of any other party hereto or of any other Person.

     12.11 Remedies Cumulative; Specific Performance. Except as otherwise provided in this Agreement, the rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

     12.12 Waiver. No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12.13 Amendments. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered prior to the Effective Time on behalf of all of the parties hereto.

     12.14 Severability. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

     12.15 Parties in Interest. Except for the provisions of Sections 1.5, 1.6 and 9, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and assigns (if any).

     12.16 Entire Agreement. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof; provided, however, that the Mutual Non-Disclosure Agreement executed by Parent and the Company on August 6, 1999 shall not be superseded by this Agreement and shall remain in effect in accordance with its terms until the earlier of (a) the Effective Time, or (b) the date on which such Mutual Non-Disclosure Agreement is terminated in accordance with its terms.

     12.17 Construction.

           (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

           (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

           (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

           (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

In Witness Whereof, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first written above.

                                              Copper Mountain Networks, Inc., a
                                              Delaware corporation.

                                              By: /s/ RICHARD S. GILBERT
                                                  ______________________________


                                              Copper Mountain Acquisition Corp.,
                                              a Delaware corporation.

                                              By: /s/ RICHARD S. GILBERT
                                                  ______________________________


                                              OnPrem Networks Corporation, a
                                              California corporation.

                                              By: /s/ WILSON O. COCHRAN, II
                                                  ______________________________


                     [SIGNATURE PAGE TO AGREEMENT AND PLAN
                         OF MERGER AND REORGANIZATION]

                                   Exhibit A

                              CERTAIN DEFINITIONS

     For purposes of the Agreement (including this Exhibit A):

     Acquisition Transaction. "Acquisition Transaction" shall mean any transaction involving:

          (a) any sale, license, lease, exchange, transfer, disposition or acquisition of any portion of the business or assets of the Company or any direct or indirect subsidiary or division of the Company, except for immaterial amounts of the business or assets in the ordinary course of business;

          (b) the issuance, grant, disposition or acquisition of (A) any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company (other than issuances of Common Stock pursuant to options outstanding as of the date hereof), (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company other than options issued or granted in the ordinary course of business or in connection with the hiring of any new employee; or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of the Company or any direct or indirect subsidiary of the Company; or

          (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction or series of related transactions involving the Company or any direct or indirect subsidiary of the Company.

     Agreement. "Agreement" shall mean the Agreement and Plan of Merger and Reorganization to which this Exhibit A is attached (including the Disclosure Schedule), as it may be amended from time to time.

     Company Contract. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

     Company Proprietary Asset. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company.

     Company Source Code. "Company Source Code" shall mean any source code, or any portion, aspect or segment of any source code, comprising any Proprietary Asset owned by or licensed to the Company.

     Company Stock Option Plans. "Company Stock Option Plans" shall mean the Company's 1998 Stock Plan.

                                      1.

     Consent. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

     Contract. "Contract" shall mean any legally binding written, oral or other agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan, commitment or undertaking of any nature.

     Damages. "Damages" shall include any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

     Disclosure Schedule. "Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

     Encumbrance. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, interference, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

     Entity. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

     Exchange Act. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

     Government Bid. "Government Bid" shall mean any quotation, bid or proposal submitted to any Governmental Body or any proposed prime contractor or higher-tier subcontractor of any Governmental Body.

     Government Contract. "Government Contract" shall mean any prime contract, subcontract, letter contract, purchase order or delivery order executed or submitted to or on behalf of any Governmental Body or any prime contractor or higher-tier subcontractor, or under which any Governmental Body or any such prime contractor or subcontractor otherwise has or may acquire any right or interest.

     Governmental Authorization. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.

                                      2.

     Governmental Body. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

     Indemnitees. "Indemnitees" shall mean the following Persons: (a) Parent;
(b) Parent's current and future affiliates (including the Surviving Corporation); (c) the respective successors and assigns of the Persons referred to in clauses "(a)", and "(b)" above.

     Legal Proceeding. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, any court or other Governmental Body or any arbitrator or arbitration panel.

     Legal Requirement. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

     Material Adverse Effect. A violation or other matter will be deemed to have a "Material Adverse Effect" on the relevant party if such violation or other matter has had or is reasonably likely to have a material adverse effect on the party's business, financial condition, assets, liabilities or results of operations (except for violations or other matters that are caused by conditions affecting the United States economy as a whole or conditions affecting the industry in which the party operates as a whole).

     Nasdaq. "Nasdaq" shall mean the Nasdaq National Stock Market.

     Parent Stock Option Plans. "Parent Stock Option Plans" means the 1996 Equity Incentive Plan and the 1999 Non Employee-Directors' Stock Option Plan.

     Person. "Person" shall mean any individual, Entity or Governmental Body.

     Proprietary Asset. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

     Representatives. "Representatives" shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

                                      3.

     SEC. "SEC" shall mean the United States Securities and Exchange Commission.

     Securities Act. "Securities Act" shall mean the Securities Act of 1933, as amended.

     Tax. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

     Tax Return. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

                                      4.

                                   Exhibit B

    FORM OF AMENDED AND RESTATED ARTICLES OF INCORPORATION OF THE SURVIVING
                                  CORPORATION

                                      5.

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                           ONPREM NETWORKS CORPORATION

______________ and ______________  hereby certify that:


ONE: They are the duly elected and acting President and Secretary, respectively, of OnPREM Networks Corporation, a California corporation (the "Corporation" or the "Company").


TWO: The Articles of Incorporation of this corporation are hereby amended and restated to read as follows:

                                       I.

     The name of this corporation is OnPREM Networks Corporation.

                                      II.

     The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                      III.

     The corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock presently authorized is Thirty Million (30,000,000).

                                      IV.

     The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

     (a) This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) for breach of duty to the corporation and its

                                       1.

shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the California Corporations Code, subject to the limits on such excess indemnification set forth in Section 204 of the California Corporations Code.

     (b) Any repeal or modification of this Article shall only be prospective and shall not affect the rights under this Article in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.


     THREE: The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the Board of Directors of this Corporation.


     FOUR: The foregoing amendment and restatement of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California Corporations Code. The Corporation has one class of stock outstanding and such class of stock is entitled to vote with respect to the amendment herein set forth. The total number of outstanding shares of Common Stock of the Corporation is ___________________. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%) of the outstanding Common Stock voting as a class.

                                       2.

     The undersigned, _________________ and _________________, the President and
Secretary, respectively, of ONPREM NETWORKS CORPORATION, declare under penalty of perjury under the laws of the State of California that the matters set out in the foregoing Certificate are true of their own knowledge.

     Executed at _______________, California on __________, 2000.




                                    ______________________________________
                                                , President



                                    ______________________________________
                                                , Secretary

                                       3.

                                   Exhibit C

       FORM OF AMENDED AND RESTATED BYLAWS OF THE SURVIVING CORPORATION

                                      1.

                          AMENDED AND RESTATED BYLAWS

                                      OF

                          ONPREM NETWORKS CORPORATION
                          (A CALIFORNIA CORPORATION)

                                       1.

                               Table Of Contents

                                                                                                                Page
ARTICLE I    OFFICES........................................................................................      1

         Section 1.   Principal Office......................................................................      1

         Section 2.   Other Offices.........................................................................      1

ARTICLE II   CORPORATE SEAL.................................................................................      1

         Section 3.   Corporate Seal........................................................................      1

ARTICLE III  SHAREHOLDERS' MEETINGS AND VOTING RIGHTS.......................................................      1

         Section 4.   Place of Meetings.....................................................................      1

         Section 5.   Annual Meetings.......................................................................      1

         Section 6.   Postponement of Annual Meeting........................................................      2

         Section 7.   Special Meetings......................................................................      2

         Section 8.   Notice of Meetings....................................................................      2

         Section 9.   Manner of Giving Notice...............................................................      3

         Section 10.  Quorum and Transaction of Business....................................................      4

         Section 11.  Adjournment and Notice of Adjourned Meetings..........................................      4

         Section 12.  Waiver of Notice, Consent to Meeting or Approval of Minutes...........................      4

         Section 13.  Action by Written Consent Without a Meeting...........................................      5

         Section 14.  Voting................................................................................      6

         Section 15.  Persons Entitled to Vote or Consent...................................................      6

         Section 16.  Proxies...............................................................................      7

         Section 17.  Inspectors of Election................................................................      7

ARTICLE IV   BOARD OF DIRECTORS.............................................................................      8

         Section 18.  Powers................................................................................      8

         Section 19.  Number of Directors...................................................................      8

         Section 20.  Election of Directors, Term, Qualifications...........................................      8

         Section 21.  Resignations..........................................................................      8

         Section 22.  Removal...............................................................................      8

         Section 23.  Vacancies.............................................................................      9

         Section 24.  Regular Meetings......................................................................      9

         Section 25.  Electronic Participation..............................................................      9

         Section 26.  Special Meetings......................................................................     10

                                      i.

                               Table Of Contents
                                  (continued)

                                                                                                                Page
         Section 27.  Notice of Meetings....................................................................     10

         Section 28.  Place of Meetings.....................................................................     10

         Section 29.  Action by Written Consent Without a Meeting...........................................     10

         Section 30.  Quorum and Transaction of Business....................................................     10

         Section 31.  Adjournment...........................................................................     11

         Section 32.  Organization..........................................................................     11

         Section 33.  Compensation..........................................................................     11

         Section 34.  Committees............................................................................     11

ARTICLE V    OFFICERS.......................................................................................     12

         Section 35.  Officers..............................................................................     12

         Section 36.  Appointment...........................................................................     12

         Section 37.  Inability to Act......................................................................     12

         Section 38.  Resignations..........................................................................     12

         Section 39.  Removal...............................................................................     12

         Section 40.  Vacancies.............................................................................     13

         Section 41.  Chairman of the Board.................................................................     13

         Section 42.  President.............................................................................     13

         Section 43.  Vice Presidents.......................................................................     13

         Section 44.  Secretary.............................................................................     13

         Section 45.  Chief Financial Officer...............................................................     14

         Section 46.  Compensation..........................................................................     15

ARTICLE VI   CONTRACTS, LOANS, BANK ACCOUNTS, CHECKS AND DRAFTS.............................................     15

         Section 47.  Execution of Contracts and Other Instruments..........................................     15

         Section 48.  Loans.................................................................................     15

         Section 49.  Bank Accounts.........................................................................     15

         Section 50.  Checks, Drafts, Etc...................................................................     16

ARTICLE VII  CERTIFICATES FOR SHARES AND THEIR TRANSFER.....................................................     16

         Section 51.  Certificate for Shares................................................................     16

         Section 52.  Transfer on the Books.................................................................     16

                                      ii.

                               Table of Contents
                                  (Continued)

                                                                                                                Page
         Section 53.  Lost, Destroyed and Stolen Certificates...............................................     16

         Section 54.  Issuance, Transfer and Registration of Shares.........................................     17

ARTICLE VIII INSPECTION OF CORPORATE RECORDS................................................................     17

         Section 55.  Inspection by Directors...............................................................     17

         Section 56.  Inspection by Shareholders............................................................     17

                 (a)  Inspection of Corporate Records.......................................................     17

                 (b)  Inspection of Bylaws..................................................................     18

         Section 57.  Written Form..........................................................................     18

ARTICLE IX   MISCELLANEOUS..................................................................................     18

         Section 58.  Fiscal Year...........................................................................     18

         Section 59.  Annual Report.........................................................................     18

         Section 60.  Record Date...........................................................................     19

         Section 61.  Bylaw Amendments......................................................................     19

         Section 62.  Construction and Definition...........................................................     20

ARTICLE X    INDEMNIFICATION................................................................................     20

         Section 63.  Indemnification of Directors, Officers, Employees And Other Agents....................     20

                 (a)  Directors and Executive Officers......................................................     20

                 (b)  Other Officers, Employees and Other Agents............................................     20

                 (c)  Determination by the Corporation......................................................     20

                 (d)  Good Faith............................................................................     21

                 (e)  Expenses..............................................................................     21

                 (f)  Enforcement...........................................................................     21

                 (g)  Non-Exclusivity of Rights.............................................................     22

                 (h)  Survival of Rights....................................................................     22

                 (i)  Insurance.............................................................................     22

                 (j)  Amendments............................................................................     22

                 (k)  Employee Benefit Plans................................................................     22

                 (l)  Saving Clause.........................................................................     23

                 (m)  Certain Definitions...................................................................     23

                                     iii.

                          AMENDED AND RESTATED BYLAWS

                                      OF

                          ONPREM NETWORKS CORPORATION
                          (A CALIFORNIA CORPORATION)

                                   ARTICLE I

                                    OFFICES

     SECTION 1. Principal Office. The principal executive office of the corporation shall be located at such place as the Board of Directors may from time to time authorize. If the principal executive office is located outside this state, and the corporation has one or more business offices in this state, the Board of Directors shall fix and designate a principal business office in the State of California.

     SECTION 2. Other Offices. Additional offices of the corporation shall be located at such place or places, within or outside the State of California, as the Board of Directors may from time to time authorize.

                                  ARTICLE II

                                CORPORATE SEAL

     SECTION 3. Corporate Seal. If the Board of Directors adopts a corporate seal such seal shall have inscribed thereon the name of the corporation and the state and date of its incorporation. If and when a seal is adopted by the Board of Directors, such seal may be engraved, lithographed, printed, stamped, impressed upon, or affixed to any contract, conveyance, certificate for shares, or other instrument executed by the corporation.

                                  ARTICLE III

                   SHAREHOLDERS' MEETINGS AND VOTING RIGHTS

     SECTION 4. Place of Meetings. Meetings of shareholders shall be held at the principal executive office of the corporation, or at any other place, within or outside the State of California, which may be fixed either by the Board of Directors or by the written consent of all persons entitled to vote at such meeting, given either before or after the meeting and filed with the Secretary of the Corporation.

     SECTION 5. Annual Meetings. The annual meeting of the shareholders of the corporation shall be held on any date and time which may from time to time be designated by the Board of Directors. At such annual meeting, directors shall be elected and any other business may be transacted which may properly come before the meeting.

                                      1.

     Section 6. Postponement of Annual Meeting. The Board of Directors and the President shall each have authority to hold at an earlier date and/or time, or to postpone to a later date and/or time, the annual meeting of shareholders.

     Section 7.  Special Meetings.

          (a) Special meetings of the shareholders, for any purpose or purposes, may be called by the Board of Directors, the Chairman of the Board of Directors, the President, or the holders of shares entitled to cast not less than ten percent (10%) of the votes at the meeting.

          (b) Upon written request to the Chairman of the Board of Directors, the President, any vice president or the Secretary of the corporation by any person or persons (other than the Board of Directors) entitled to call a special meeting of the shareholders, such officer forthwith shall cause notice to be given to the shareholders entitled to vote, that a meeting will be held at a time requested by the person or persons calling the meeting, such time to be not less than thirty-five (35) nor more than sixty (60) days after receipt of such request. If such notice is not given within twenty (20) days after receipt of such request, the person or persons calling the meeting may give notice thereof in the manner provided by law or in these bylaws. Nothing contained in this
Section 7 shall be construed as limiting, fixing or affecting the time or date when a meeting of shareholders called by action of the Board of Directors may be held.

     Section 8. Notice of Meetings. Except as otherwise may be required by law and subject to subsection 7(b) above, written notice of each meeting of shareholders shall be given to each shareholder entitled to vote at that meeting (see Section 15 below), by the Secretary, assistant secretary or other person charged with that duty, not less than ten (10) (or, if sent by third class mail, thirty (30)) nor more than sixty (60) days before such meeting.

     Notice of any meeting of shareholders shall state the date, place and hour of the meeting and,

          (a) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted at such meeting;

          (b) in the case of an annual meeting, the general nature of matters which the Board of Directors, at the time the notice is given, intends to present for action by the shareholders;

          (c) in the case of any meeting at which directors are to be elected, the names of the nominees intended at the time of the notice to be presented by management for election; and

          (d) in the case of any meeting, if action is to be taken on any of the following proposals, the general nature of such proposal:

                                      2.

          (1) a proposal to approve a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has a direct or indirect financial interest);

          (2) a proposal to approve a transaction within the provisions of California Corporations Code, Section 902 (relating to amending the Articles of Incorporation of the corporation);

          (3) a proposal to approve a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization);

          (4) a proposal to approve a transaction within the provisions of California Corporations Code, Section 1900 (winding up and dissolution);

          (5) a proposal to approve a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any).

     At a special meeting, notice of which has been given in accordance with this Section, action may not be taken with respect to business, the general nature of which has not been stated in such notice. At an annual meeting, action may be taken with respect to business stated in the notice of such meeting, given in accordance with this Section, and, subject to subsection 8(d) above, with respect to any other business as may properly come before the meeting.

     Section 9. Manner of Giving Notice. Notice of any meeting of shareholders shall be given either personally or by first-class mail, or, if the corporation has outstanding shares held of record by 500 or more persons (determined as provided in California Corporations Code Section 605) on the record date for such meeting, third-class mail, or telegraphic or other written communication, addressed to the shareholder at the address of that shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice. If no such address appears on the corporation's books or is given, notice shall be deemed to have been given if sent to that shareholder by first-class mail or telegraphic or other written communication to the corporation's principal executive office, or if published at least once in a newspaper of general circulation in the county where that office is located. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by telegram or other means of written communication.

     If any notice addressed to a shareholder at the address of that shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice to the shareholder at that address, all future notices shall be deemed to have been duly given without further mailing if these shall be available to the shareholder on written demand by the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice.

     An affidavit of mailing of any notice or report in accordance with the provisions of this Section 9, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice.

                                      3.

     Section 10. Quorum and Transaction of Business.

          (a) At any meeting of the shareholders, a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum. If a quorum is present, the affirmative vote of the majority of shares represented and voting at the meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or by the Articles of Incorporation, and except as provided in subsection (b) below.

          (b) The shareholders present at a duly called or held meeting of the shareholders at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, provided that any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

          (c) In the absence of a quorum, no business other than adjournment may be transacted, except as described in subsection (b) above.

     Section 11. Adjournment and Notice of Adjourned Meetings. Any meeting of shareholders may be adjourned from time to time, whether or not a quorum is present, by the affirmative vote of a majority of shares represented at such meeting either in person or by proxy and entitled to vote at such meeting.

     In the event any meeting is adjourned, it shall not be necessary to give notice of the time and place of such adjourned meeting pursuant to Sections 8 and 9 of these bylaws; provided that if any of the following three events occur, such notice must be given:

          (a) announcement of the adjourned meeting's time and place is not made at the original meeting which it continues or

          (b) such meeting is adjourned for more than forty-five (45) days from the date set for the original meeting or

          (c)  a new record date is fixed for the adjourned meeting.

     At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

     Section 12. Waiver of Notice, Consent to Meeting or Approval of Minutes.

          (a) Subject to subsection (b) of this Section, the transactions of any meeting of shareholders, however called and noticed, and wherever held, shall be as valid as though made at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote but not present in person or by proxy signs a written waiver of notice or a consent to holding of the meeting or an approval of the minutes thereof.

                                      4.

          (b) A waiver of notice, consent to the holding of a meeting or approval of the minutes thereof need not specify the business to be transacted at nor the purpose of the meeting; provided that in the case of proposals described in subsection (d) of Section 8 of these bylaws, the general nature of such proposals must be described in any such waiver of notice and such proposals can only be approved by waiver of notice, not by consent to holding of the meeting or approval of the minutes.

          (c) All waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

          (d) A person's attendance at a meeting shall constitute waiver of notice of and presence at such meeting, except when such person objects at the beginning of the meeting to transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters which are required by law or these bylaws to be in such notice (including those matters described in subsection (d) of Section 8 of these bylaws), but are not so included if such person expressly objects to consideration of such matter or matters at any time during the meeting.

     Section 13. Action by Written Consent Without a Meeting. Any action which may be taken at any meeting of shareholders may be taken without a meeting and without prior notice if written consents setting forth the action so taken are signed by the holders of the outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

     Directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors; provided that any vacancy on the Board of Directors (other than a vacancy created by removal) which has not been filled by the board of directors may be filled by the written consent of a majority of outstanding shares entitled to vote for the election of directors.

     Any written consent may be revoked pursuant to California Corporations Code
Section 603(c) prior to the time that written consents of the number of shares required to authorize the proposed action have been filed with the Secretary. Such revocation must be in writing and will be effective upon its receipt by the Secretary.

     If the consents of all shareholders entitled to vote have not been solicited in writing, and if the unanimous written consent of all such shareholders shall not have been received, the Secretary shall give prompt notice of any corporate action approved by the shareholders without a meeting to those shareholders entitled to vote on such matters who have not consented thereto in writing. This notice shall be given in the manner specified in
Section 9 of these bylaws. In the case of approval of (i) a transaction within the provisions of California Corporations Code, Section 310 (relating to certain transactions in which a director has an interest), (ii) a transaction within the provisions of California Corporations Code, Section 317 (relating to indemnification of agents of the corporation), (iii) a transaction within the provisions of California Corporations Code, Sections 181 and 1201 (relating to reorganization), and (iv) a plan of distribution within the provisions of California Corporations Code, Section 2007 (relating to certain plans providing for distribution not in accordance with the liquidation rights of preferred shares, if any), the

                                      5.

notice shall be given at least ten (10) days before the consummation of any action authorized by that approval.

     Section 14. Voting. The shareholders entitled to vote at any meeting of shareholders shall be determined in accordance with the provisions of Section 15 of these bylaws, subject to the provisions of Sections 702 through 704 of the California Corporations Code (relating to voting shares held by a fiduciary, in the name of a corporation, or in joint ownership). Voting at any meeting of shareholders need not be by ballot; provided, however, that elections for directors must be by ballot if balloting is demanded by a shareholder at the meeting and before the voting begins.

     Every person entitled to vote at an election for directors may cumulate the votes to which such person is entitled, i.e., such person may cast a total number of votes equal to the number of directors to be elected multiplied by the number of votes to which such person's shares are entitled, and may cast said total number of votes for one or more candidates in such proportions as such person thinks fit; provided, however, no shareholder shall be entitled to so cumulate such shareholder's votes unless the candidates for which such shareholder is voting have been placed in nomination prior to the voting and a shareholder has given notice at the meeting, prior to the vote, of an intention to cumulate votes. In any election of directors, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

     Except as may be otherwise provided in the Articles of Incorporation or by law, and subject to the foregoing provisions regarding the cumulation of votes, each shareholder shall be entitled to one vote for each share held.

     Any shareholder may vote part of such shareholder's shares in favor of a proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder's approving vote is with respect to all shares such shareholder is entitled to vote.

     No shareholder approval, other than unanimous approval of those entitled to vote, will be valid as to proposals described in subsection 8(d) of these bylaws unless the general nature of such business was stated in the notice of meeting or in any written waiver of notice.

     Section 15. Persons Entitled to Vote or Consent. The Board of Directors may fix a record date pursuant to Section 60 of these bylaws to determine which shareholders are entitled to notice of and to vote at a meeting or consent to corporate actions, as provided in Sections 13 and 14 of these bylaws. Only persons in whose name shares otherwise entitled to vote stand on the stock records of the corporation on such date shall be entitled to vote or consent.

     If no record date is fixed:

          (a) The record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

                                      6.

          (b) The record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board of Directors has been taken, shall be the day on which the first written consent is given;

          (c) The record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto, or the sixtieth (60th) day prior to the date of such other action, whichever is later.

     A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board of Directors fixes a new record date for the adjourned meeting; provided, however, that the Board of Directors shall fix a new record date if the meeting is adjourned for more than forty-five (45) days from the date set for the original meeting.

     Shares of the corporation held by its subsidiary or subsidiaries (as defined in California Corporations Code, Section 189(b)) are not entitled to vote in any matter.

     Section 16. Proxies. Every person entitled to vote or execute consents may do so either in person or by one or more agents authorized to act by a written proxy executed by the person or such person's duly authorized agent and filed with the Secretary of the corporation; provided that no such proxy shall be valid after the expiration of eleven (11) months from the date of its execution unless otherwise provided in the proxy. The manner of execution, suspension, revocation, exercise and effect of proxies is governed by law.

     Section 17. Inspectors of Election. Before any meeting of shareholders, the Board of Directors may appoint any persons, other than nominees for office, to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the chairman of the meeting may, and on the request of any shareholder or a shareholder's proxy shall, appoint inspectors of election at the meeting. The number of inspectors shall be either one (1) or three (3). If inspectors are appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or proxy shall determine whether one (1) or three (3) inspectors are to be appointed. If any person appointed as inspector fails to appear or fails or refuses to act, the chairman of the meeting may, and upon the request of any shareholder or a shareholder's proxy shall, appoint a person to fill that vacancy.

     These inspectors shall:

          (a) Determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum, and the authenticity, validity, and effect of proxies;

          (b)  Receive votes, ballots, or consents;

          (c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

          (d)  Count and tabulate all votes or consents;

                                      7.

          (e)  Determine when the polls shall close;

          (f)  Determine the result; and

          (g) Do any other acts that may be proper to conduct the election or vote with fairness to all shareholders.

                                  ARTICLE IV

                              BOARD OF DIRECTORS

     Section 18. Powers. Subject to the provisions of law or any limitations in the Articles of Incorporation or these bylaws, as to action required to be approved by the shareholders or by the outstanding shares, the business and affairs of the corporation shall be managed and all corporate powers shall be exercised, by or under the direction of the Board of Directors. The Board of Directors may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board of Directors.

     Section 19. Number of Directors.. The authorized number of directors of the corporation shall be two (2), until changed by a duly adopted amendment to these bylaws approved by the affirmative vote of a majority of the outstanding shares entitled to vote; provided, an amendment reducing the number of directors to less than five (5), cannot be adopted if votes cast against its adoption at a meeting or shares not consenting to it in the case of action by written consent are equal to more than 16-2/3 percent of the outstanding shares entitled to vote. No reduction of the authorized number of directors shall remove any director prior to the expiration of such director's term of office.

     Section 20. Election of Directors, Term, Qualifications. The directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected or appointed to fill a vacancy, shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until his death, resignation or removal. Directors need not be shareholders of the corporation.

     Section 21. Resignations. Any director of the corporation may resign effective upon giving written notice to the Chairman of the Board, the President, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation. If the resignation specifies effectiveness at a future time, a successor may be elected pursuant to Section 23 of these bylaws to take office on the date that the resignation becomes effective.

     Section 22. Removal. The Board of Directors may declare vacant the office of a director who has been declared of unsound mind by an order of court or who has been convicted of a felony.

                                      8.

     The entire Board of Directors or any individual director may be removed from office without cause by the affirmative vote of a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director's removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election at which the same total number of votes cast were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director's most recent election were then being elected.

     Section 23. Vacancies. A vacancy or vacancies on the Board of Directors shall be deemed to exist in case of the death, resignation or removal of any director, or upon increase in the authorized number of directors or if shareholders fail to elect the full authorized number of directors at an annual meeting of shareholders or if, for whatever reason, there are fewer directors on the Board of Directors, than the full number authorized. Such vacancy or vacancies, other than a vacancy created by the removal of a director, may be filled by a majority of the remaining directors, though less than a quorum, or by a sole remaining director. A vacancy created by the removal of a director may be filled only by the affirmative vote of a majority of the shares represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by the written consent of shareholders pursuant to Section 13 hereinabove. The shareholders may elect a director at any time to fill any vacancy not filled by the directors. Any such election by written consent, other than to fill a vacancy created by removal, requires the consent of a majority of the outstanding shares entitled to vote. Any such election by written consent to fill a vacancy created by removal requires the consent of all of the outstanding shares entitled to vote.

     If, after the filling of any vacancy by the directors, the directors then in office who have been elected by the shareholders constitute less than a majority of the directors then in office, any holder or holders of an aggregate of five percent (5%) or more of the shares outstanding at that time and having the right to vote for such directors may call a special meeting of shareholders to be held to elect the entire Board of Directors. The term of office of any director shall terminate upon such election of a successor.

     Section 24. Regular Meetings. Immediately after each annual meeting of shareholders, and at such place fixed by the Board of Directors, or if no such place is fixed at the place of the annual meeting, the Board of Directors shall hold a regular meeting for the purposes of organization, the appointment of officers and the transaction of other business. Other regular meetings of the Board of Directors shall be held at such times, places and dates as fixed in these bylaws or by the Board of Directors; provided, however, that if the date for such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day. Regular meetings of the Board of Directors held pursuant to this Section 24 may be held without notice.

     Section 25. Electronic Participation. So long as permitted by statute, directors may participate in a meeting through any means of communication, including conference telephone, electronic video screen communication, or other communications equipment. Participating in a meeting pursuant to this section constitutes presence in person at that meeting if each participating director is provided the means to communicate with all of the other directors

                                      9.

concurrently and (a) the meeting is held by conference telephone or video conferencing or other communications mode enabling participants to determine, through voice or image recognition, that a participant is or is not a director entitled to participate in the meeting or (b) another communications device (such as a computer modem) is used in conjunction with another method (determined in the discretion of the chairperson of the meeting) enabling participants to determine that a participant is or is not a director entitled to participate in the meeting. Such verification method may include use of passwords or similar codes for gaining access to the meeting or encryption and authentication technology approved in the discretion of the chairperson.

     Section 26. Special Meetings. Special meetings of the Board of Directors for any purpose may be called by the Chairman of the Board or the President or any vice president or the Secretary of the corporation or any two (2) directors.

     Section 27. Notice of Meetings. Notice of the date, time and place of all meetings of the Board of Directors, other than regular meetings held pursuant to
Section 24 above shall be delivered personally, orally or in writing, or by telephone, including a voice messaging system or other system or technology designed to record and communication messages, telegraph, facsimile, electronic mail or other electronic means, to each director, at least forty-eight (48) hours before the meeting, or sent in writing to each director by first-class mail, charges prepaid, at least four (4) days before the meeting. Such notice may be given by the Secretary of the corporation or by the person or persons who called a meeting. Such notice need not specify the purpose of the meeting. Notice of any meeting of the Board of Directors need not be given to any director who signs a waiver of notice of such meeting, or a consent to holding the meeting or an approval of the minutes thereof, either before or after the meeting, or who attends the meeting without protesting prior thereto or at its commencement such director's lack of notice. All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.

     Section 28. Place of Meetings. Meetings of the Board of Directors may be held at any place within or without the state which has been designated in the notice of the meeting or, if not stated in the notice or there is no notice, designated in the bylaws or by resolution of the Board of Directors.

     Section 29. Action by Written Consent Without a Meeting. Any action required or permitted to be taken by the Board of Directors may be taken without a meeting, if all members of the Board of Directors individually or collectively consent in writing to such action. Such written consent or consents shall be filed with the minutes of the proceedings of the Board of Directors. Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

     Section 30. Quorum and Transaction of Business. A majority of the authorized number of directors shall constitute a quorum for the transaction of business. Every act or decision done or made by a majority of the directors present at a meeting duly held at which a quorum is present shall be the act of the Board of Directors, unless the law, the Articles of Incorporation or these bylaws specifically require a greater number. A meeting at which a quorum is initially present may continue to transact business, notwithstanding withdrawal of

                                      10.

directors, if any action taken is approved by at least a majority of the number of directors constituting a quorum for such meeting. In the absence of a quorum at any meeting of the Board of Directors, a majority of the directors present may adjourn the meeting, as provided in Section 31 of these bylaws.

     Section 31. Adjournment. Any meeting of the Board of Directors, whether or not a quorum is present, may be adjourned to another time and place by the affirmative vote of a majority of the directors present. If the meeting is adjourned for more than twenty-four (24) hours, notice of such adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

     Section 32. Organization. The Chairman of the Board shall preside at every meeting of the Board of Directors, if present. If there is no Chairman of the Board or if the Chairman is not present, a Chairman chosen by a majority of the directors present shall act as chairman. The Secretary of the corporation or, in the absence of the Secretary, any person appointed by the Chairman shall act as secretary of the meeting.

     Section 33. Compensation. Directors and members of committees may receive such compensation, if any, for their services, and such reimbursement for expenses, as may be fixed or determined by the Board of Directors.

     Section 34. Committees. The Board of Directors may, by resolution adopted by a majority of the authorized number of directors, designate one or more committees, each consisting of two (2) or more directors, to serve at the pleasure of the Board of Directors. The Board of Directors, by a vote of the majority of authorized directors, may designate one or more directors as alternate members of any committee, to replace any absent member at any meeting of such committee. Any such committee shall have authority to act in the manner and to the extent provided in the resolution of the Board of Directors, and may have all the authority of the Board of Directors in the management of the business and affairs of the corporation, except with respect to:

          (a) the approval of any action for which shareholders' approval or approval of the outstanding shares also is required by the California Corporations Code;

          (b) the filling of vacancies on the Board of Directors or any of its committees;

          (c) the fixing of compensation of directors for serving on the Board of Directors or any of its committees;

          (d)  the adoption, amendment or repeal of these bylaws;

          (e) the amendment or repeal of any resolution of the Board of Directors which by its express terms is not so amendable or repealable;

          (f) a distribution to shareholders, except at a rate or in a periodic amount or within a price range determined by the Board of Directors; or

                                      11.

          (g) the appointment of other committees of the Board of Directors or the members thereof.

     Any committee may from time to time provide by resolution for regular meetings at specified times and places. If the date of such a meeting falls on a legal holiday, then the meeting shall be held at the same time on the next succeeding full business day. No notice of such a meeting need be given. Such regular meetings need not be held if the committee shall so determine at any time before or after the time when such meeting would otherwise have taken place. Special meetings may be called at any time in the same manner and by the same persons as stated in Sections 26 and 27 of these bylaws for meetings of the Board of Directors. The provisions of Sections 25, 28, 29, 30, 31 and 32 of these bylaws shall apply to committees, committee members and committee meetings as if the words "committee" and "committee member" were substituted for the word "Board of Directors", and "director", respectively, throughout such sections.

                                   ARTICLE V

                                   OFFICERS

     Section 35. Officers. The corporation shall have a Chairman of the Board or a President or both, a Secretary, a Chief Financial Officer and such other officers with such titles and duties as the Board of Directors may determine. Any two or more offices may be held by the same person.

     Section 36. Appointment. All officers shall be chosen and appointed by the Board of Directors; provided, however, the Board of Directors may empower the chief executive officer of the corporation to appoint such officers, other than Chairman of the Board, President, Secretary or Chief Financial Officer, as the business of the corporation may require. All officers shall serve at the pleasure of the Board of Directors, subject to the rights, if any, of an officer under a contract of employment.

     Section 37. Inability to Act. In the case of absence or inability to act of any officer of the corporation or of any person authorized by these bylaws to act in such officer's place, the Board of Directors may from time to time delegate the powers or duties of such officer to any other officer, or any director or other person whom it may select, for such period of time as the Board of Directors deems necessary.

     Section 38. Resignations. Any officer may resign at any time upon written notice to the corporation, without prejudice to the rights, if any, of the corporation under any contract to which such officer is a party. Such resignation shall be effective upon its receipt by the Chairman of the Board, the President, the Secretary or the Board of Directors, unless a different time is specified in the notice for effectiveness of such resignation. The acceptance of any such resignation shall not be necessary to make it effective unless otherwise specified in such notice.

     Section 39. Removal. Any officer may be removed from office at any time, with or without cause, but subject to the rights, if any, of such officer under any contract of employment, by the Board of Directors or by any committee to whom such power of removal has been duly

                                      12.

delegated, or, with regard to any officer who has been appointed by the chief executive officer pursuant to Section 36 above, by the chief executive officer or any other officer upon whom such power of removal may be conferred by the Board of Directors.

     Section 40. Vacancies. A vacancy occurring in any office for any cause may be filled by the Board of Directors, in the manner prescribed by this Article of the bylaws for initial appointment to such office.

     Section 41. Chairman of the Board. The Chairman of the Board, if there be such an officer, shall, if present, preside at all meetings of the Board of Directors and shall exercise and perform such other powers and duties as may be assigned from time to time by the Board of Directors or prescribed by these bylaws. If no President is appointed, the Chairman of the Board is the general manager and chief executive officer of the corporation, and shall exercise all powers of the President described in Section 42 below.

     Section 42. President. Subject to such powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if there be such an officer, the President shall be the general manager and chief executive officer of the corporation and shall have general supervision, direction, and control over the business and affairs of the corporation, subject to the control of the Board of Directors. The President may sign and execute, in the name of the corporation, any instrument authorized by the Board of Directors, except when the signing and execution thereof shall have been expressly delegated by the Board of Directors or by these bylaws to some other officer or agent of the corporation. The President shall have all the general powers and duties of management usually vested in the president of a corporation, and shall have such other powers and duties as may be prescribed from time to time by the Board of Directors or these bylaws. The President shall have discretion to prescribe the duties of other officers and employees of the corporation in a manner not inconsistent with the provisions of these bylaws and the directions of the Board of Directors.

     Section 43. Vice Presidents. In the absence or disability of the President, in the event of a vacancy in the office of President, or in the event such officer refuses to act, the Vice President shall perform all the duties of the President and, when so acting, shall have all the powers of, and be subject to all the restrictions on, the President. If at any such time the corporation has more than one vice president, the duties and powers of the President shall pass to each vice president in order of such vice president's rank as fixed by the Board of Directors or, if the vice presidents are not so ranked, to the vice president designated by the Board of Directors. The vice presidents shall have such other powers and perform such other duties as may be prescribed for them from time to time by the Board of Directors or pursuant to Sections 35 and 36 of these bylaws or otherwise pursuant to these bylaws.

     Section 44.  Secretary.  The Secretary shall:

          (a) Keep, or cause to be kept, minutes of all meetings of the corporation's shareholders, Board of Directors, and committees of the Board of Directors, if any. Such minutes shall be kept in written form.

                                      13.

          (b) Keep, or cause to be kept, at the principal executive office of the corporation, or at the office of its transfer agent or registrar, if any, a record of the corporation's shareholders, showing the names and addresses of all shareholders, and the number and classes of shares held by each. Such records shall be kept in written form or any other form capable of being converted into written form.

          (c) Keep, or cause to be kept, at the principal executive office of the corporation, or if the principal executive office is not in California, at its principal business office in California, an original or copy of these bylaws, as amended.

          (d) Give, or cause to be given, notice of all meetings of shareholders, directors and committees of the Board of Directors, as required by law or by these bylaws.

          (e)  Keep the seal of the corporation, if any, in safe custody.

          (f) Exercise such powers and perform such duties as are usually vested in the office of secretary of a corporation, and exercise such other powers and perform such other duties as may be prescribed from time to time by the Board of Directors or these bylaws.

     If any assistant secretaries are appointed, the assistant secretary, or one of the assistant secretaries in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant secretary designated by the Board of Directors, in the absence or disability of the Secretary or in the event of such officer's refusal to act or if a vacancy exists in the office of Secretary, shall perform the duties and exercise the powers of the Secretary and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

     Section 45. Chief Financial Officer.  The Chief Financial Officer shall:

          (a) Be responsible for all functions and duties of the treasurer of the corporation.

          (b) Keep and maintain, or cause to be kept and maintained, adequate and correct books and records of account for the corporation.

          (c) Receive or be responsible for receipt of all monies due and payable to the corporation from any source whatsoever; have charge and custody of, and be responsible for, all monies and other valuables of the corporation and be responsible for deposit of all such monies in the name and to the credit of the corporation with such depositaries as may be designated by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

          (d) Disburse or be responsible for the disbursement of the funds of the corporation as may be ordered by the Board of Directors or a duly appointed and authorized committee of the Board of Directors.

          (e) Render to the chief executive officer and the Board of Directors a statement of the financial condition of the corporation if called upon to do so.

                                      14.

          (f) Exercise such powers and perform such duties as are usually vested in the office of chief financial officer of a corporation, and exercise such other powers and perform such other duties as may be prescribed by the Board of Directors or these bylaws.

     If any assistant financial officer is appointed, the assistant financial officer, or one of the assistant financial officers, if there are more than one, in the order of their rank as fixed by the Board of Directors or, if they are not so ranked, the assistant financial officer designated by the Board of Directors, shall, in the absence or disability of the Chief Financial Officer or in the event of such officer's refusal to act, perform the duties and exercise the powers of the Chief Financial Officer, and shall have such powers and discharge such duties as may be assigned from time to time pursuant to these bylaws or by the Board of Directors.

     Section 46. Compensation. The compensation of the officers shall be fixed from time to time by the Board of Directors, and no officer shall be prevented from receiving such compensation by reason of the fact that such officer is also a director of the corporation.


                                  ARTICLE VI

              CONTRACTS, LOANS, BANK ACCOUNTS, CHECKS AND DRAFTS

     Section 47. Execution of Contracts and Other Instruments. Except as these bylaws may otherwise provide, the Board of Directors or its duly appointed and authorized committee may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authorization may be general or confined to specific instances. Except as so authorized or otherwise expressly provided in these bylaws, no officer, agent, or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or in any amount.

     Section 48. Loans. No loans shall be contracted on behalf of the corporation and no negotiable paper shall be issued in its name, unless and except as authorized by the Board of Directors or its duly appointed and authorized committee. When so authorized by the Board of Directors or such committee, any officer or agent of the corporation may effect loans and advances at any time for the corporation from any bank, trust company, or other institution, or from any firm, corporation or individual, and for such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the corporation and, when authorized as aforesaid, may mortgage, pledge, hypothecate or transfer any and all stocks, securities and other property, real or personal, at any time held by the corporation, and to that end endorse, assign and deliver the same as security for the payment of any and all loans, advances, indebtedness, and liabilities of the corporation. Such authorization may be general or confined to specific instances.

     Section 49. Bank Accounts. The Board of Directors or its duly appointed and authorized committee from time to time may authorize the opening and keeping of general and/or special bank accounts with such banks, trust companies, or other depositaries as may be selected by the Board of Directors, its duly appointed and authorized committee or by any officer

                                      15.

or officers, agent or agents, of the corporation to whom such power may be delegated from time to time by the Board of Directors. The Board of Directors or its duly appointed and authorized committee may make such rules and regulations with respect to said bank accounts, not inconsistent with the provisions of these bylaws, as are deemed advisable.

     Section 50. Checks, Drafts, Etc. All checks, drafts or other orders for the payment of money, notes, acceptances or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation, and in such manner, as shall be determined from time to time by resolution of the Board of Directors or its duly appointed and authorized committee. Endorsements for deposit to the credit of the corporation in any of its duly authorized depositaries may be made, without counter-signature, by the President or any vice president or the Chief Financial Officer or any assistant financial officer or by any other officer or agent of the corporation to whom the Board of Directors or its duly appointed and authorized committee, by resolution, shall have delegated such power or by hand-stamped impression in the name of the corporation.

                                  ARTICLE VII

                  CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 51. Certificate for Shares. Every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board or the President or a Vice President and by the Chief Financial Officer or an assistant financial officer or by the Secretary or an assistant secretary, certifying the number of shares and the class or series of shares owned by the shareholder. Any or all of the signatures on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person were an officer, transfer agent or registrar at the date of issue.

     In the event that the corporation shall issue any shares as only partly paid, the certificate issued to represent such partly paid shares shall have stated thereon the total consideration to be paid for such shares and the amount paid thereon.

     Section 52. Transfer on the Books. Upon surrender to the Secretary or transfer agent (if any) of the corporation of a certificate for shares of the corporation duly endorsed, with reasonable assurance that the endorsement is genuine and effective, or accompanied by proper evidence of succession, assignment or authority to transfer and upon compliance with applicable federal and state securities laws and if the corporation has no statutory duty to inquire into adverse claims or has discharged any such duty and if any applicable law relating to the collection of taxes has been complied with, it shall be the duty of the corporation, by its Secretary or transfer agent, to cancel the old certificate, to issue a new certificate to the person entitled thereto and to record the transaction on the books of the corporation.

     Section 53. Lost, Destroyed and Stolen Certificates. The holder of any certificate for shares of the corporation alleged to have been lost, destroyed or stolen shall notify the

                                      16.

corporation by making a written affidavit or affirmation of such fact. Upon receipt of said affidavit or affirmation the Board of Directors, or its duly appointed and authorized committee or any officer or officers authorized by the Board so to do, may order the issuance of a new certificate for shares in the place of any certificate previously issued by the corporation and which is alleged to have been lost, destroyed or stolen. However, the Board of Directors or such authorized committee, officer or officers may require the owner of the allegedly lost, destroyed or stolen certificate, or such owner's legal representative, to give the corporation a bond or other adequate security sufficient to indemnify the corporation and its transfer agent and/or registrar, if any, against any claim that may be made against it or them on account of such allegedly lost, destroyed or stolen certificate or the replacement thereof. Said bond or other security shall be in such amount, on such terms and conditions and, in the case of a bond, with such surety or sureties as may be acceptable to the Board of Directors or to its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors to determine the sufficiency thereof. The requirement of a bond or other security may be waived in particular cases at the discretion of the Board of Directors or its duly appointed and authorized committee or any officer or officers authorized by the Board of Directors so to do.

     Section 54. Issuance, Transfer and Registration of Shares. The Board of Directors may make such rules and regulations, not inconsistent with law or with these bylaws, as it may deem advisable concerning the issuance, transfer and registration of certificates for shares of the capital stock of the corporation. The Board of Directors may appoint a transfer agent or registrar of transfers, or both, and may require all certificates for shares of the corporation to bear the signature of either or both.

                                 ARTICLE VIII

                        INSPECTION OF CORPORATE RECORDS

     Section 55. Inspection by Directors. Every director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind of the corporation and any of its subsidiaries and to inspect the physical properties of the corporation and any of its subsidiaries. Such inspection may be made by the director in person or by agent or attorney, and the right of inspection includes the right to copy and make extracts.

     Section 56.  Inspection by Shareholders.

          (a)  Inspection of Corporate Records.

               (1) A shareholder or shareholders holding at least five (5%) percent in the aggregate of the outstanding voting shares of the corporation or who hold at least one percent of such voting shares and have filed a Schedule 14B with the United States Securities and Exchange Commission relating to the election of directors of the corporation shall have an absolute right to do either or both of the following:

                    (i) Inspect and copy the record of shareholders' names and addresses and shareholdings during usual business hours upon five (5) business days' prior written demand upon the corporation; or

                                      17.

                    (ii) Obtain from the transfer agent, if any, for the corporation, upon five business days' prior written demand and upon the tender of its usual charges for such a list (the amount of which charges shall be stated to the shareholder by the transfer agent upon request), a list of the shareholders' names and addresses who are entitled to vote for the election of directors and their shareholdings, as of the most recent record date for which it has been compiled or as of a date specified by the shareholder subsequent to the date of demand.

               (2) The record of shareholders shall also be open to inspection and copying by any shareholder or holder of a voting trust certificate at any time during usual business hours upon written demand on the corporation, for a purpose reasonably related to such holder's interest as a shareholder or holder of a voting trust certificate.

               (3) The accounting books and records and minutes of proceedings of the shareholders and the Board of Directors and of any committees of the Board of Directors of the corporation and of each of its subsidiaries shall be open to inspection, copying and making extracts upon written demand on the corporation of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to such holder's interests as a shareholder or as a holder of such voting trust certificate.

               (4) Any inspection, copying, and making of extracts under this subsection (a) may be done in person or by agent or attorney.

          (b) Inspection of Bylaws. The original or a copy of these bylaws shall be kept as provided in Section 44 of these bylaws and shall be open to inspection by the shareholders at all reasonable times during office hours. If the principal executive office of the corporation is not in California, and the corporation has no principal business office in the state of California, a current copy of these bylaws shall be furnished to any shareholder upon written request.

     Section 57.  Written Form.  If any record subject to inspection pursuant to
Section 56 above is not maintained in written form, a request for inspection is not complied with unless and until the corporation at its expense makes such record available in written form.

                                  ARTICLE IX

                                 MISCELLANEOUS

     Section 58. Fiscal Year. Unless otherwise fixed by resolution of the Board of Directors, the fiscal year of the corporation shall end on the 31st day of December in each calendar year.

     Section 59.  Annual Report.

          (a) Subject to the provisions of Section 59(b) below, the Board of Directors shall cause an annual report to be sent to each shareholder of the corporation in the manner provided in Section 9 of these bylaws not later than one hundred twenty (120) days after the close of the corporation's fiscal year. Such report shall include a balance sheet as of the end of

                                      18.

such fiscal year and an income statement and statement of changes in financial position for such fiscal year, accompanied by any report thereon of independent accountants or, if there is no such report, the certificate of an authorized officer of the corporation that such statements were prepared without audit from the books and records of the corporation. When there are more than 100 shareholders of record of the corporation's shares, as determined by Section 605 of the California Corporations Code, additional information as required by
Section 1501(b) of the California Corporations Code shall also be contained in such report, provided that if the corporation has a class of securities registered under Section 12 of the United States Securities Exchange Act of 1934, that Act shall take precedence. Such report shall be sent to shareholders at least fifteen (15) (or, if sent by third-class mail, thirty-five (35)) days prior to the next annual meeting of shareholders after the end of the fiscal year to which it relates.

          (b) If and so long as there are fewer than 100 holders of record of the corporation's shares, the requirement of sending of an annual report to the shareholders of the corporation is hereby expressly waived.

     Section 60. Record Date. The Board of Directors may fix a time in the future as a record date for the determination of the shareholders entitled to notice of or to vote at any meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of shares or entitled to exercise any rights in respect of any other lawful action. The record date so fixed shall not be more than sixty (60) days nor less than ten
(10) days prior to the date of the meeting nor more than sixty (60) days prior to any other action or event for the purpose of which it is fixed. If no record date is fixed, the provisions of Section 15 of these bylaws shall apply with respect to notice of meetings, votes, and consents and the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolutions relating thereto, or the sixtieth (60th) day prior to the date of such other action or event, whichever is later.

     Only shareholders of record at the close of business on the record date shall be entitled to notice and to vote or to receive the dividend, distribution or allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any shares on the books of the corporation after the record date, except as otherwise provided in the Articles of Incorporation, by agreement or by law.

     Section 61.  Bylaw Amendments. Except as otherwise provided by law or
Section 19 of these bylaws, these bylaws may be amended or repealed by the Board of Directors or by the affirmative vote of a majority of the outstanding shares entitled to vote, including, if applicable, the affirmative vote of a majority of the outstanding shares of each class or series entitled by law or the Articles of Incorporation to vote as a class or series on the amendment or repeal or adoption of any bylaw or bylaws; provided, however, after issuance of shares, a bylaw specifying or changing a fixed number of directors or the maximum or minimum number or changing from a fixed to a variable board or vice versa may only be adopted by approval of the outstanding shares as provided herein.

                                      19.

     Section 62. Construction and Definition. Unless the context requires otherwise, the general provisions, rules of construction, and definitions contained in the California Corporations Code shall govern the construction of these bylaws.

     Without limiting the foregoing, "shall" is mandatory and "may" is permissive.

                                   ARTICLE X

                                INDEMNIFICATION

     Section 63. Indemnification of Directors, Officers, Employees And Other Agents.

          (a) Directors and Executive Officers. The corporation shall indemnify its directors and executive officers to the fullest extent not prohibited by the California General Corporation Law; provided, however, that the corporation may limit the extent of such indemnification by individual contracts with its directors and executive officers; and, provided, further, that the corporation shall not be required to indemnify any director or executive officer in connection with any proceeding (or part thereof) initiated by such person or any proceeding by such person against the corporation or its directors, officers, employees or other agents unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the board of directors of the corporation or (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the California General Corporation Law.

          (b) Other Officers, Employees and Other Agents. The corporation shall have the power to indemnify its other officers, employees and other agents as set forth in the California General Corporation Law.

          (c) Determination by the Corporation. Promptly after receipt of a request for indemnification hereunder (and in any event within ninety (90) days thereof) a reasonable, good faith determination as to whether indemnification of the director or executive officer is proper under the circumstances because such director or executive officer has met the applicable standard of care shall be made by:

               (1) a majority vote of a quorum consisting of directors who are not parties to such proceeding;

               (2) if such quorum is not obtainable, by independent legal counsel in a written opinion; or

               (3) approval or ratification by the affirmative vote of a majority of the shares of this corporation represented and voting at a duly held meeting at which a quorum is present (which shares voting affirmatively also constitute at least a majority of the required quorum) or by written consent of a majority of the outstanding shares entitled to vote; where in each case the shares owned by the person to be indemnified shall not be considered entitled to vote thereon.

                                      20.

          (d)  Good Faith.


               (1) For purposes of any determination under this bylaw, a director or executive officer shall be deemed to have acted in good faith and in a manner he reasonably believed to be in the best interests of the corporation and its shareholders, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe that his conduct was unlawful, if his action is based on information, opinions, reports and statements, including financial statements and other financial data, in each case prepared or presented by:

                    (i) one or more officers or employees of the corporation whom the director or executive officer believed to be reliable and competent in the matters presented;

                    (ii) counsel, independent accountants or other persons as to matters which the director or executive officer believed to be within such person's professional competence; and

                    (iii) with respect to a director, a committee of the Board upon which such director does not serve, as to matters within such committee's designated authority, which committee the director believes to merit confidence; so long as, in each case, the director or executive officer acts without knowledge that would cause such reliance to be unwarranted.

               (2) The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in the best interests of the corporation and its shareholders or that he had reasonable cause to believe that his conduct was unlawful.

               (3) The provisions of this paragraph (d) shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth by the California General Corporation Law.

          (e) Expenses. The corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it shall be determined ultimately that such person is not entitled to be indemnified under this bylaw or otherwise.

     Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (f) of this bylaw, no advance shall be made by the corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding (or, if no such quorum exists, by independent legal counsel in a written opinion) that the facts known to the decision making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in the best interests of the corporation and its shareholders.

          (f) Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and executive officers under this bylaw

                                      21.

shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or executive officer. Any right to indemnification or advances granted by this bylaw to a director or executive officer shall be enforceable by or on behalf of the person holding such right in the forum in which the proceeding is or was pending or, if such forum is not available or a determination is made that such forum is not convenient, in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. The corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the California General Corporation Law for the corporation to indemnify the claimant for the amount claimed. Neither the failure of the corporation (including its board of directors, independent legal counsel or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the California General Corporation Law, nor an actual determination by the corporation (including its board of directors, independent legal counsel or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

          (g) Non-Exclusivity of Rights. To the fullest extent permitted by the corporation's Articles of Incorporation and the California General Corporation Law, the rights conferred on any person by this bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any statute, provision of the Articles of Incorporation, bylaws, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent permitted by the California General Corporation Law and the corporation's Articles of Incorporation.

          (h) Survival of Rights. The rights conferred on any person by this bylaw shall continue as to a person who has ceased to be a director or executive officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

          (i) Insurance. The corporation, upon approval by the board of directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this bylaw.

          (j) Amendments. Any repeal or modification of this bylaw shall only be prospective and shall not affect the rights under this bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

          (k) Employee Benefit Plans. The corporation shall indemnify the directors and officers of the corporation who serve at the request of the corporation as trustees, investment

                                      22.

managers or other fiduciaries of employee benefit plans to the fullest extent permitted by the California General Corporation Law.

          (l) Saving Clause. If this bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and executive officer to the fullest extent permitted by any applicable portion of this bylaw that shall not have been invalidated, or by any other applicable law.

          (m) Certain Definitions. For the purposes of this bylaw, the following definitions shall apply:

               (1) The term "proceeding" shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement and appeal of any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative.

               (2) The term "expenses" shall be broadly construed and shall include, without limitation, court costs, attorneys' fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding, including expenses of establishing a right to indemnification under this bylaw or any applicable law.

               (3) The term the "corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this bylaw with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

               (4) References to a "director," "officer," "employee," or "agent" of the corporation shall include, without limitation, situations where such person is or was serving at the request of the corporation as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise.

                                      23.

                                   Exhibit D

              DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

Directors
---------

Richard S. Gilbert

John Creelman

Officers
--------

Richard S. Gilbert - President and Chief Executive Officer

John Creelman - Chief Financial Officer and Secretary

                                      1.

                                   Exhibit E

                               ESCROW AGREEMENT

                                      1.

                               ESCROW AGREEMENT

     This Escrow Agreement ("Agreement") is entered into as of February __, 2000, by and among Copper Mountain Networks, Inc., a Delaware corporation ("Parent"), OnPREM Networks Corporation, a California corporation (the "Company"), U.S. Trust Company, National Association (the "Escrow Agent"), and Wilson O. Cochran, II (the "Shareholders' Representative"). Capitalized terms used in this Agreement and not otherwise defined shall have the meanings given them in the Merger Agreement (as defined below).

                                   Recitals

     A. Parent, Copper Mountain Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent, and the Company have entered into an Agreement and Plan of Merger and Reorganization dated as of January 25, 2000 (the "Merger Agreement") pursuant to which Merger Sub will be merged with and into the Company whereby the Company will be the surviving corporation (the "Surviving Corporation").

     B. The Merger Agreement provides that an escrow account will be established as collateral for certain obligations owed to the Indemnitees by the Company or by holders of the Company Stock (the "Company Shareholders") under the Merger Agreement.

     C. The parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained.

                                   Agreement

     Now, Therefore, the parties hereby agree as follows:

     1.   Escrow Account.

          (a) Escrow of Shares. On the Closing Date, Parent shall deliver to the Escrow Agent a certificate or certificates for _______ shares of Parent Common Stock (the "Escrow Shares") to be issued in the name of the Escrow Agent or its nominee. The Escrow Shares shall be held as a trust fund and shall not be subject to any lien, attachment, trustee process or any other judicial process of any creditor of any party hereto. The Escrow Agent agrees to accept delivery of the Escrow Shares and to hold the Escrow Shares in an escrow account (the "Escrow Account") subject to the terms and conditions of this Agreement.

          (b) Dividends, Etc. Any securities distributable in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividend, stock splits or otherwise, shall be delivered to the Escrow Agent, who shall hold such securities in the Escrow Account. Such securities shall be issued in the name of the Escrow Agent or its nominee and shall be considered Escrow Shares for all purposes hereof. Any cash dividend or property (other than securities) distributable to the Company Shareholders in respect of the Escrow Shares shall be delivered to the Escrow Agent, on behalf of the Company Shareholders, and shall become part of the Escrow Account.

                                       1.

          (c) Voting of Shares. On any matter brought before the Stockholders of Parent for a vote, the Escrow Agent shall deliver to the Shareholders' Representative a notice of such vote promptly upon receiving a proxy or other materials regarding such vote and the Shareholders' Representative shall deliver notice to the Escrow Agent ("Voting Notice") setting forth the manner in which, in proportion to the votes cast by the Company Shareholders, the Escrow Agent shall vote the Escrow Shares. The Shareholders' Representative shall deliver such Voting Notice to the Escrow Agent at least five days prior to the date of the taking of any vote of the Stockholders of Parent (the "Voting Notice Date"). The Escrow Agent shall have no obligation to vote any of the Escrow Shares if no Voting Notice is received prior to the Voting Notice Date or if such notice does not clearly set forth the manner in which the Escrow Agent shall vote the Escrow Shares. Otherwise, the Escrow Agent shall vote the Escrow Shares in accordance with the Voting Notice.

          (d) Transferability. The interests of the Company Shareholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law.

          (e) Escrow Agent's Power to Transfer. The Escrow Agent is hereby granted the power to effect any transfer of the Escrow Shares permitted under the terms of this Agreement.

          (f) Cash Election. For a period of thirty (30) calendar days following the date that the Securities and Exchange Commission declares effective the Registration Statement on Form S-1 that will be filed by Parent subsequent to the date of this Agreement registering for re-sale the shares issued to the Company Shareholders pursuant to the Merger Agreement (the "Registration Date"), each Company Shareholder shall have the option to substitute cash (the "Escrow Cash") for the pro rata portion of Escrow Shares of such Company Shares being held in the Escrow Account (the "Cash Election"). Parent will provide written notice to the Escrow Agent of the Registration Date within five (5) days thereof. Each Company Shareholder's pro rata portion of the Escrow Shares shall be equal to the product of (i) the percentage set forth opposite such shareholder's name on Attachment A hereto, and (ii) the aggregate number of Escrow Shares delivered to the Escrow Agent pursuant to Section 1(a). The Escrow Cash shall be held in the Escrow Account in accordance with this Agreement. The Cash Election can only be made with respect to 100% of each Company Shareholder's pro rata portion of the Escrow Shares (as set forth on Attachment
A) and will be deemed effective only if a check or wire transfer for the appropriate amount is received by the Escrow Agent during the above-referenced
(30) thirty day period. For purposes of this Agreement, the "Escrow Cash" for any particular Company Shareholder shall be that amount equal to the pro rata portion of such Company Shareholder's Escrow Shares multiplied by the Designated Parent Stock Value. Upon the expiration of such thirty (30) day period, Attachment B hereto shall be completed by Escrow Agent, setting forth each Company Shareholder's respective proportional allocation of either the Escrow Shares or the Escrow Cash, as appropriate. Company Shareholders who make the Cash Election will be required to complete paperwork as the Escrow Agent may reasonably require with respect to such election. Any Escrow Cash shall be invested in Federated Investors Treasury Obligations Fund or such other investment as approved in writing by Parent and the Shareholder Representative.

                                       2.

     2. Administration of Escrow Account. The Escrow Agent shall administer the Escrow Account as follows:

          (a) Delivery of Claim Notice. If (i) any Indemnitee has incurred or suffered any Damages for which it is or may be entitled to indemnification under the Merger Agreement, or (ii) the Company exceeds the limitation on allowable fees and costs set forth in Section 12.3 of the Merger Agreement, the Parent shall, on behalf of such Indemnitee or for itself as claimant on or prior to the Termination Date (as defined below), give written notice of such claim (a "Claim Notice") to the Shareholders' Representative and the Escrow Agent. Each Claim Notice shall state the basis for such claim and the amount of Damages or costs incurred or suffered by such Indemnitee or claimant (the "Claimed Amount"). No Indemnitee or claimant shall make any new claim for Damages or reimbursable fees after __________,__, 2001 ( the "Termination Date").

          (b) Response Notice; Uncontested Claims. Within 20 days of the date a Claim Notice was sent to the Shareholders' Representative and the Escrow Agent (the 20th day after the Claim Notice is sent being referred to herein as the "Response Date"), the Shareholders' Representative shall provide to Parent and to the Escrow Agent a written response (the "Response Notice") in which the Shareholders' Representative shall: (i) agree that Escrow Shares having a Designated Parent Stock Value (as calculated pursuant to Section 4 hereof) equal to the full Claimed Amount may be released from the Escrow Account to the Indemnitee or claimant, (ii) agree that Escrow Shares having a Designated Parent Stock Value equal to part, but not all, of the Claimed Amount (the "Agreed Amount") may be released from the Escrow Account to the Indemnitee or claimant, or (iii) contest that any of the Escrow Shares be released from the Escrow Account to the Indemnitee or claimant. The Shareholders' Representative may contest the release of Escrow Shares having a Designated Parent Stock Value equal to all or a portion of a Claimed Amount only based upon a good faith belief that all or such portion of the Claimed Amount does not constitute Damages for which the Indemnitee is entitled to indemnification under the Merger Agreement or reimbursable fees for which Parent is entitled to reimbursement.
If no Response Notice is delivered by the Shareholders' Representative to the Escrow Agent by the Response Date, the Shareholders' Representative shall be deemed to have agreed that Escrow Shares having a Designated Parent Stock Value equal to the entire Claimed Amount may be released to the Indemnitee or claimant from the Escrow Account.

          (c) Fully Uncontested Claims. If the Shareholders' Representative in the Response Notice agrees or is deemed to have agreed that Escrow Shares having a Designated Parent Stock Value equal to the Claimed Amount may be released from the Escrow Account to the Indemnitee, the Escrow Agent shall, no later than ten days after receipt of the Response Notice, submit for transfer, delivery, and assignment to such Indemnitee or claimant such number of Escrow Shares held in the Escrow Account having a Designated Parent Stock Value equal to the Claimed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

          (d) Partially Uncontested Claims. If the Shareholders' Representative in the Response Notice agrees that Escrow Shares having a Designated Parent Stock Value equal to part, but not all, of the Claimed Amount may be released from the Escrow Account to such Indemnitee, the Escrow Agent shall, no later than ten days after receipt of the Response Notice,

                                       3.

submit for transfer, delivery, and assignment to such Indemnitee or claimant such number of Escrow Shares held in the Escrow Account which have a Designated Parent Stock Value equal to the Agreed Amount (or such lesser number of Escrow Shares as is then held in the Escrow Account).

          (e) Contested Claims. If the Shareholders' Representative in the Response Notice contests the release of all or part of the Escrow Shares having a Designated Parent Stock Value equal to all or part of the Claimed Amount (the "Contested Amount"), the matter shall be settled by binding arbitration held in Santa Clara County, California. All claims shall be settled by three arbitrators in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association (the "Rules"). The Shareholders' Representative and Parent shall each designate one arbitrator within 15 days of the delivery of the Response Notice contesting the Claimed Amount. Such designated arbitrators shall mutually agree upon and shall designate a third arbitrator; provided however, that (i) in the event the two designated arbitrators fail to reach agreement with respect to the designation of the third arbitrator within 30 days of delivery of the Response Notice, the third arbitrator shall be appointed in accordance with the Rules and (ii) if either the Shareholders' Representative or Parent fail to timely designate an arbitrator, the second two arbitrators will be appointed in accordance with the Rules. There shall be limited discovery prior to the arbitration hearing, subject to the discretion of the arbitrators, as follows: (a) exchange of witness lists and copies of documentary evidence and documents related to or arising out of the issues to be arbitrated, (b) depositions of all party witnesses, and (c) such other depositions as may be allowed by the arbitrators upon a showing of good cause. Depositions shall be conducted in accordance with the California Code of Civil Procedure. Each party shall pay its own costs and expenses (including counsel fees) of any such arbitration. The Shareholders' Representative and Parent shall pay the fees and expenses of their respectively designated arbitrators and shall bear equally the fees and expenses of the third arbitrator. The arbitrators shall decide the matter to be arbitrated pursuant hereto within 60 days after the appointment of the last arbitrator. The arbitrators' decision shall relate solely to whether Parent is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the majority of the arbitrators shall be furnished to the Shareholders' Representative, Parent and the Escrow Agent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Shareholders' Representative, the Company Shareholders, the Surviving Corporation, Parent and the Escrow Agent and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrators' award. After delivery of a Response Notice that the Claimed Amount is contested by the Shareholders' Representative, the Escrow Agent shall continue to hold in the Escrow Account a number of Escrow Shares having a Designated Parent Stock Value equal to one hundred thirty percent (130%) of the Contested Amount (up to the number of Escrow Shares then available in the Escrow Account), notwithstanding the occurrence of the Termination Date, until (i) delivery of a copy of a settlement agreement executed by Parent and the Shareholders' Representative setting forth instructions to the Escrow Agent as to release of Escrow Shares from the Escrow Account, if any, that shall be made with respect to the Contested Amount, or
(ii) delivery of a copy of the final award of the majority of the arbitrators setting forth instructions to the Escrow Agent as to the release of Escrow Shares from the Escrow Account, if any, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release Escrow Shares from the

                                       4.

Escrow Account (to the extent Escrow Shares are then held in the Escrow Account) in accordance with such agreement or instructions.

         (f) In the event that any Company Shareholder exercises the Cash Election, for purposes of subsections 2(a) through 2(d) above, all references to "Escrow Shares having a Designated Parent Stock Value" in subsections 2(a) through 2(d) shall be read to include, to the extent appropriate, the Escrow Cash, and any release of Escrow Shares or Escrow Cash shall be made in accordance with the proportional allocations set forth on Attachment B hereto, with cash in an amount equal to the Designated Parental Stock Value being substituted for each Escrow Share originally contributed to the Escrow Account on behalf of each shareholder that exercises the Cash Election. Any interest earned on the Escrow Cash will be held in escrow and shall become part of the Escrow Account and used to satisfy claims. Any interest remaining in the Escrow Account shall be distributed to the Company Shareholders who have made the Cash Election at the time any remaining Escrow Cash is distributed to such Company Shareholders and shall be allocated based on such Company Shareholders' pro rata portion of the distributed Escrow Cash.

          (g) Notwithstanding the procedures set forth in subsections 2(a) through 2(f) above, (i) no Escrow Shares or Escrow Cash shall be released from the Escrow Account prior to the date thirty-one (31) calendar days following the Registration Date, and (ii) for claims by an Indemnitee for Damages, no Escrow Shares or Escrow Cash shall be released from the Escrow Account until the aggregate amount of such Damages exceeds $250,000, as described more fully in
Section 11.3 of the Merger Agreement. No such dollar threshold shall be required for claims made by Parent against the Escrow Account pursuant to Section 12.3 of the Merger Agreement.

     3.   Release of Escrow Shares or Escrow Cash.

          (a) Within 10 days after the Termination Date, Parent shall deposit with the Escrow Agent a certificate in the name of each Company Shareholder who has not made the Cash Election representing the number of shares of Parent Common Stock to which each such shareholder is then entitled and the Escrow Agent shall distribute to the Shareholders' Representative, on behalf of the Company Shareholders, (i) such certificates representing all of the Escrow Shares then held in escrow and (ii) cash and accrued interest thereon received from Company Shareholders who made the Cash Election. Notwithstanding the foregoing, if any Indemnitee or claimant shall have asserted a claim for indemnification or reimbursement prior to the Termination Date and such claim has not yet been resolved, the Escrow Agent shall retain in the Escrow Account after the Termination Date a number of Escrow Shares having a Designated Parent Stock Value (and cash if the Cash Election has been made by any Company Shareholder) equal to one hundred thirty percent (130%) of the Contested Amount, (or if the Contested Amount has not yet been determined, this Claimed Amount, (as well as any amounts the Escrow Agent reasonably determines are necessary to satisfy the fees and expenses contemplated by Section 5(a)) which has not then been resolved, upon the terms set forth in Section 2.

          (b) Any distribution of all or a portion of the Escrow Shares to the Shareholders' Representative, on behalf of the Company Shareholders, shall be made in accordance with the percentages set forth opposite such holders' respective names on Attachment B hereto; provided however, that the Escrow Agent shall withhold the distribution of

                                       5.

the portion of the Escrow Shares otherwise distributable to the Shareholders' Representative, on behalf of any Company Shareholders who have not, according to written notice provided by Parent to the Escrow Agent, prior to such distribution, surrendered their respective Company Stock Certificates (or affidavits of lost, stolen or destroyed Company Stock Certificates) in accordance with Section 1.8 of the Merger Agreement. Any such withheld amounts shall be delivered to Parent promptly after the Termination Date, and shall be delivered by Parent to the Shareholders' Representative, on behalf of the Company Shareholders to whom such shares would have otherwise been distributed, upon surrender of their respective Company Stock Certificates (or affidavits of lost, stolen or destroyed Company Stock Certificates). Distributions to the Shareholders' Representative, on behalf of the Company Shareholders, shall be made by mailing stock certificates in the names of such holders to the address of the Shareholders' Representative provided in Section 8 (or such other address as may be provided in writing to the Escrow Agent and Parent by the Shareholders' Representative). Upon receipt of the stock certificates, the Shareholders' Representative shall promptly mail such certificates to each Company Shareholder at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Shareholders' Representative).

          (c) No fractional shares of Parent Common Stock shall be distributed to the Company Shareholders pursuant to this Agreement. In lieu of any fractional shares to which such Company Shareholder would otherwise be entitled, such Company Shareholder shall be paid in cash an amount equal to the dollar amount (rounded to the nearest whole cent) determined by multiplying the Designated Parent Stock Value by the fraction of a share of Parent Common Stock that would otherwise be deliverable to such Company Shareholder hereunder. With 10 days after the Termination Date, Parent shall deposit cash in a sufficient amount to pay all fractional shares in accordance with this Section 3(c).

          (d) Any distribution of all or a portion of the Escrow Cash (and any accrued interest thereon) to the Shareholders' Representative, on behalf of the Company Shareholders, shall be made in accordance with the percentages set forth opposite such holders' respective names on Attachment B hereto. Distributions to the Shareholders' Representative, on behalf of the Company Shareholders, shall be made by mailing checks in the names of such holders to the address of the Shareholders' Representative provided in Section 8 (or such other address as may be provided in writing to the Escrow Agent and Parent by the Shareholders' Representative). Upon receipt of the checks, the Shareholders' Representative shall promptly mail such checks to each Company Shareholder at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Shareholders' Representative).

     4. Valuation of Escrow Shares. For purposes of this Agreement, the Designated Parent Stock Value of the Escrow Shares shall be $53.150. The Designated Parent Stock Value shall be adjusted for any subsequent stock split, stock dividend, stock combination or other recapitalizations involving the common stock of Parent.

     5.   Fees and Expenses.

          (a) An annual administrative fee of $3,000 will be payable to the Escrow Agent. Other fees will be payable in accordance with the Escrow Agent's fee schedules in effect

                                       6.

from time to time. The Escrow Agent will also be entitled to reimbursement for extraordinary expenses incurred in performance of its duties hereunder.

          (b) Parent shall pay the fees and expenses of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder. If Parent fails to pay such fees and expenses in a timely manner, U.S. Trust Company shall be entitled to resign as Escrow Agent hereunder and transfer all cash and property in the Escrow Account to the Shareholders' Representative to hold in trust as the successor Escrow Agent hereunder; provided that Escrow Agent has first provided Parent thirty (30) days written notice and a demand for payment and Parent has failed to make such payment within such thirty (30) day period.

          (c) All reasonable expenses (including attorneys' fees) incurred by the Shareholders' Representative in connection with the performance of its duties hereunder shall be paid by the Company Shareholders. Parent shall have no liability whatsoever for any fees, costs, or other expenses incurred by the Shareholders' Representative.

     6.   Duties of Escrow Agent.

          (a) The Escrow Agent shall be entitled to rely upon any order, judgment, certificate, demand, notice, instrument or other writing delivered to it hereunder without being required to investigate the validity, accuracy or content thereof nor shall the Escrow Agent be responsible for the validity or sufficiency of this Agreement. In all questions arising under this Agreement, the Escrow Agent may rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice, the Escrow Agent shall not be liable to anyone. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it.

          (b) In the event conflicting demands are made or conflicting notices are served upon the Escrow Agent with respect to the Escrow Shares or the Escrow Cash, the Escrow Agent will have the absolute right, at the Escrow Agent's election, to do either or both of the following: (i) resign as Escrow Agent so a successor can be appointed pursuant to clause (d) of this Section 6, or (ii) file a suit in interpleader and obtain an order from a court of competent jurisdiction requiring the parties to interplead and litigate in such court their several claims and rights among themselves. In the event such interpleader suit is brought, the Escrow Agent will thereby be fully released and discharged from all further obligations imposed upon it under this Agreement, and Parent on the one hand and the Company Shareholders on the other hand will pay the Escrow Agent all costs, expenses and reasonable attorneys' fees expended or incurred by the Escrow Agent pursuant to the exercise of the Escrow Agent's rights under this Section 6(b) (such costs, fees and expenses will be treated as extraordinary fees and expenses for the purposes of Section 5 hereof).

          (c) The Escrow Agent shall not be liable, except for its or its representatives own gross negligence or willful misconduct and, with respect to claims not based upon such gross negligence or willful misconduct that are successfully asserted against the Escrow Agent, Parent and the Company Shareholders shall, jointly and severally, indemnify and hold harmless the Escrow Agent (and any successor Escrow Agent) from and against any and all losses,

                                       7.

liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements, arising out of and in connection with this Agreement.

          (d) The Escrow Agent shall have no interest in the Escrow Shares or the Escrow Cash, but is serving as escrow holder only and having only possession thereof.

          (e) The Escrow Agent may resign as Escrow Agent at any time and for any reason whatsoever. In the event the Escrow Agent desires to resign as Escrow Agent under this Agreement, the Escrow Agent shall deliver a notice to Parent and the Shareholders' Representative stating the date upon which such resignation shall be effective; provided however, that any such resignation shall not be effective until at least the 30/th/ day after Parent and the Shareholders' Representative receive such notice. Upon the receipt of any such notice from the Escrow Agent, Parent may appoint a successor escrow agent without the consent of the Shareholders' Representative so long as such successor is a bank or trust company with assets of at least $500 million, and may appoint any other successor escrow agent with the consent of the Shareholders' Representative, which consent shall not be unreasonably withheld. In the case of the appointment of any successor escrow agent requiring the consent of the Shareholders' Representative as set forth in the preceding sentence, Parent and the Shareholders' Representative shall deliver a written notice to the Escrow Agent designating the successor escrow agent. Upon the effectiveness of the resignation of the Escrow Agent, the Escrow Agent shall deliver the Escrow Shares to any successor escrow agent properly designated hereunder, whereupon the Escrow Agent shall be discharged from any and all further obligations arising hereunder. If upon the effective date of resignation of the Escrow Agent a successor escrow agent has not been duly designated, the Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Shares until receipt of a designation of successor escrow agent or a final nonappealable order of a court of competent jurisdiction.

          (f) Escrow Agent shall have no duties or responsibilities other than those expressly set forth herein. Escrow Agent shall have no duty to enforce any obligation of any person, other than Escrow Agent, to make any payment or delivery, or to direct or enforce any obligation of any person to perform any other act. Escrow Agent shall be under no liability to anyone by reason of any failure on the part of any other party hereto or any maker, endorser or signatory of any document or any other person to perform such person's obligations under any such document. Except for the Escrow Agreement and any instructions to Escrow Agent under the Escrow Agreement, Escrow Agent shall not be obligated to recognize any agreement between any or all of the persons referred to herein, notwithstanding its knowledge thereof.

          (g) Escrow Agent shall not be liable for any action taken or omitted by it, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, and may rely conclusively and shall be protected in acting upon any order, notice, demand, certificate, opinion or advice of counsel (including counsel chosen by Escrow Agent), statement, instrument, report or other paper or document (not only as to its due execution and the validity and effectiveness of its provisions, but also as to the truth and acceptability of any information therein contained) which is believed by Escrow Agent to be genuine and to be signed or presented by the proper person or persons. Escrow Agent shall not be bound by any notice or demand, or any waiver, modification, termination or rescission of the Escrow Agreement or any of the terms hereof, unless evidenced by a writing delivered to Escrow Agent

                                       8.

signed by the proper party or parties and, if the duties or rights of Escrow Agent are affected, unless it shall give its prior consent thereto.

          (h) Escrow Agent shall not be responsible for the sufficiency or accuracy of the form of, or the execution, validity, value or genuineness of, any document or property received, held or delivered by it hereunder, or of signature or endorsement thereon, or for any description therein, nor shall Escrow Agent be responsible for or liable in any respect on account of the identity, authority or rights of the persons executing or delivering or purporting to execute or deliver any document or property pursuant to the Escrow Agreement.

          (i) In the absence of written notice to the contrary from the proper person or persons, Escrow Agent shall have the right to assume that a fact or an event, by reason of which an action would or might be taken by Escrow Agent, does not exist or has not occurred without incurring liability for any action taken or omitted, or any action suffered by it to be taken or omitted, in good faith and in the exercise of its own best judgment, in reliance upon such assumption.

     7. Termination. This Agreement shall terminate upon the later of the Termination Date or the release by the Escrow Agent of all of the Escrow Shares and Escrow Cash in accordance with this Agreement.

     8. Notices. All notices, instructions and other communications given hereunder or in connection herewith shall be in writing. Any such notice, instruction or communication shall be sent either (i) by registered or certified mail, return receipt requested, postage prepaid, or (ii) via a reputable nationwide overnight courier service, in each case to the address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered three business days after it is sent prepaid, or one (1) business day after it is sent via a reputable nationwide overnight courier service.

     If to Parent:                  Copper Mountain Networks, Inc.
                                    10145 Pacific Heights Blvd., Suite 100
                                    San Diego, CA 9212
                                    Attn: John Creelman
                                    Fax: (858) 410-7116


     With a copy to:                Cooley Godward LLP
                                    4365 Executive Drive, Suite 1100
                                    San Diego, CA 92121
                                    Attn:  Lance W. Bridges, Esq.
                                    Fax: (858)453-3555

                                       9.

     If to the Shareholders'        Wil Cochran,
              Representative:       OnPREM Networks Corporation
                                    42501 Albrae Street
                                    Freemont, CA 94538



     If to the Escrow Agent:        U.S. Trust Company, N.A.
                                    515 South Flower Street, Suite 2700
                                    Los Angeles, CA 90071
                                    Attn: Stuart M. Weiss
                                    Fax: (213) 488-1370

     Any party may give any notice, instruction or communication in connection with this Agreement using any other means (including personal delivery, facsimile or ordinary mail), but no such notice, instruction or communication shall be deemed to have been delivered unless and until it is actually received by the party to whom it was sent. Any party may change the address to which notices, instructions or communications are to be delivered by giving the other parties to this Agreement notice thereof in the manner set forth in this Section 8.

     9. Agent. For purposes of this Agreement, each of the Company Shareholders hereby consents to the appointment of Wil Cochran, as the Shareholders' Representative and as attorney-in-fact for and on behalf of the Company Shareholder, and the taking by the Shareholders' Representative of any and all actions and the making of any decisions required or permitted to be taken by him under this Agreement, including without limitation, the exercise of the power to (i) authorize delivery to any Indemnitee or claimant of Escrow Shares in satisfaction of any Damages or Claimed Amounts, (ii) agree to negotiate, enter into settlements and compromises with respect to such Damages or Claimed Amounts, (iii) resolve any claims or disputes hereunder, and (iv) take all actions necessary in the judgment of the Shareholders' Representative for the accomplishment of the foregoing and all of the other terms, conditions and limitations contained in this Agreement. If the Shareholders' Representative shall die, become disabled or otherwise be unable to fulfill his responsibilities as agent of the Company shareholders, then Robert Leppo shall, within ten days after such death or disability, appoint a successor representative reasonably satisfactory to Parent. Any such successor shall become the "Shareholders' Representative" for purposes of this Agreement. In the event that Robert Leppo fails to appoint a successor representative within ten days after such above-described occurrence, Robert Leppo shall automatically become the Shareholders' Representative for purposes of this Agreement.

     10.  General.

          (a) Governing Law. The validity, interpretation, construction, performance, enforcement and remedies of or relating to this Agreement, and the rights and obligations of the parties hereunder, shall be governed by the laws of the State of California without regard to principles of conflicts of laws, and any and every legal or other proceeding (including any arbitration proceedings conducted in accordance with Section 2(e)) arising out of or in

                                      10.

connection with this Agreement shall be brought in the appropriate courts of Santa Clara County, in the State of California, each of the parties hereby consenting to the exclusive jurisdiction of said courts for this purpose.

          (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (c) Entire Agreement. Except as set forth in the Merger Agreement, this Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matter of this Agreement and supersedes all prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

          (d) Waivers. No waiver by any party hereto of any condition or of any breach of any provision of this Agreement shall be effective unless in writing. No waiver by any party of any such condition or breach, in any one instance, shall be deemed to be a further or continuing waiver of any such condition or breach or a waiver of any other condition or breach of any other provision contained herein.

          (e) Amendment. This Agreement may be amended only with the written consent of Parent, the Escrow Agent and the Shareholders' Representative (or their duly designated successors).

                                      11.

     In Witness Whereof, the parties have duly executed this Agreement as of the day and year first above written.

Parent:                             Copper Mountain Networks, Inc.

                                    By:______________________________

                                    Title:___________________________

The Company:                        OnPREM Networks Corporation

                                    By:______________________________

                                    Title:___________________________


Shareholders' Representative:       Wilson O. Cochran, II


                                    _________________________________



Escrow Agent:                       U.S. Trust Company, National Association

                                    By:______________________________

                                    Title:___________________________

                     [Signature Page of Escrow Agreement]

                                 Attachment A

                   Company Shareholders Percentage Ownership

Name and Address                              Percentage Ownership

                                 Attachment B

[To be completed by Escrow Agent after period for making Cash Election expires]

Shareholder Name                   Escrow Shares            Escrow Cash

                                   Exhibit F

           PERSONS TO SIGN EMPLOYMENT AND NONCOMPETITION AGREEMENTS

Wilson O. Cochran, II

Casey E. Cox

George D. Marshall

                                      1.

                                   Exhibit G

                         FORM OF EMPLOYMENT AGREEMENT

                                      1.

                             Employment Agreement

                                By and Between

                        Copper Mountain Networks, Inc.

                                      and

                                  [Employee]

                               Table Of Contents

                                                                   Page
1.  Employment.....................................................   1
2.  Loyal And Conscientious Performance............................   2
3.  Compensation Of The Employee...................................   2
4.  Compensation Upon Termination..................................   3
5.  Confidential And Proprietary Information; Nonsolicitation......   5
6.  Assignment And Binding Effect..................................   5
7.  Notices........................................................   5
8.  Choice Of Law..................................................   6
9.  Integration....................................................   6
10. Amendment......................................................   6
11. Waiver.........................................................   6
12. Severability...................................................   6
13. Interpretation; Construction...................................   7
14. Representations And Warranties.................................   7
15. Counterparts...................................................   7
16. Arbitration....................................................   7
17. Injunctive Relief..............................................   8
18. Trade Secrets Of Others........................................   8
19. Advertising Waiver.............................................   8

                             EMPLOYMENT AGREEMENT

     This Employment Agreement (the "Agreement") is made and entered into effective as of the date on which the Agreement and Plan of Merger and Reorganization (the "Merger Agreement") between Copper Mountain Networks, Inc., a Delaware corporation (the "Company") and Onprem Networks, Inc. becomes effective (the "Effective Date"), by and between the Company and [Employee] (the "Employee"). The Company and the Employee are hereinafter collectively referred to as the "Parties", and individually referred to as a "Party".

                                   Recitals

     A. The Company and Onprem Networks, Inc. have entered into an Agreement and Plan of Merger and Reorganization (the "Merger Agreement") of even date herewith, providing for the acquisition by the Company of Onprem Networks, Inc. pursuant to a merger of a wholly owned subsidiary of the Company ("Merger Sub") with and into Onprem Networks, Inc. (the "Merger"). This Agreement is conditional upon the finalization of the Merger and will become effective on the date the Merger becomes effective (the "Closing Date").

     B. In connection with the Merger, Employee has agreed to enter into a Noncompetition Agreement ("Noncompetition Agreement") with the Company which will be executed concurrently herewith.

     C. The Company desires assurance of the association and services of the Employee in order to retain the Employee's experience, skills, abilities, background and knowledge, and is willing to engage the Employee's services on the terms and conditions set forth in this Agreement.

     D. The Employee desires to be in the employ of the Company, and is willing to accept such employment on the terms and conditions set forth in this Agreement.

                                   Agreement

     In consideration of the foregoing Recitals and the mutual promises and covenants herein contained, and for other good and valuable consideration, the Parties, intending to be legally bound, agree as follows:

     1.   EMPLOYMENT.

          1.1 Term. The Company hereby employs the Employee, and the Employee hereby accepts employment by the Company, upon the terms and conditions set forth in this Agreement. The term of this Agreement shall commence on the Effective Date and shall continue for one year from the Effective Date (the "Term") unless terminated earlier in accordance with Section 4 herein.

          1.2 Title. The Employee shall have the title of Vice President Marketing - MTU of the Company and shall serve in such other capacity or capacities as the Board of Directors of the Company may from time to time prescribe.

          1.3 Duties. The Employee shall do and perform all services, acts or things necessary or advisable to manage and conduct the business of the Company and which are normally associated with the position of Vice President Marketing
- MTU, consistent with the bylaws of the Company and as required by the Company's Board of Directors.

          1.4 Policies and Practices. The employment relationship between the Parties shall be governed by the policies and practices established by the Company and its Board of Directors.

          1.5 Location. Unless the Parties otherwise agree in writing, during the term of this Agreement, the Employee shall perform the services Employee is required to perform pursuant to this Agreement at the Company's offices or at any other place at which the Company maintains an office; provided, however, that the Company may from time to time require the Employee to travel temporarily to other locations in connection with the Company's business.

     2.   LOYAL AND CONSCIENTIOUS PERFORMANCE.

          2.1 Loyalty. During the Employee's employment by the Company, the Employee shall devote Employee's full business energies, interest, abilities and productive time to the proper and efficient performance of Employee's duties under this Agreement.

     3.   COMPENSATION OF THE EMPLOYEE.

          3.1 Base Salary. The Company shall pay the Employee a base salary of not less than One Hundred Thirty-Five Thousand Dollars ($135,000) per year (the "Base Salary"), less payroll deductions and all required withholdings payable in regular periodic payments in accordance with Company policy. Such Base Salary shall be prorated for any partial year of employment on the basis of a 365-day fiscal year.

          3.2 Bonus Plan. Employee shall be eligible for any Bonus Plan implemented by the Company in its sole discretion.

          3.3  Stock Options.

               3.3.1 Initial Stock Options. Upon commencement of full-time employment with the Company, Employee will be granted a stock option to purchase 80,000 shares of Common Stock of the Company at an exercise price equal to 100% of the fair market value of the Company's Common Stock on the date of grant (the "Initial Option") under the standard terms of the Company's 1998 Stock Plan or any successor stock option plan. Pursuant to the Stock Plan, the shares subject to the Initial Option will be subject to vesting over four (4) years so long as Employee continues to be employed with the Company, with 25% of the shares subject to the Initial Option vesting as of the first anniversary of Employee's employment with the Company and an additional 1/48/th/ of such shares vesting as of the end of each monthly period thereafter.

               3.3.2 Additional Stock Options. The Company, may in its sole discretion grant to Employee additional stock options (the "Additional Options") to purchase shares of the Common Stock of the Company.

          3.4 Cash Payment. Assuming Employee's continuous employment throughout the Term, the Company will pay Employee a cash payment of one hundred twenty-five thousand ($125,000), minus standard deductions and withholdings, in equal monthly installments throughout the Term.

          3.5 Changes to Compensation. The Employee's compensation may be changed from time to time by mutual agreement of the Employee and the Company.

          3.6 Employment Taxes. All of the Employee's compensation shall be subject to customary withholding taxes and any other employment taxes as are commonly required to be collected or withheld by the Company.

          3.7 Benefits. The Employee shall, in accordance with Company policy and the terms of the applicable plan documents, be eligible to participate in benefits under any employee benefit plan or arrangement which may be in effect from time to time and made available to the Company's key management employees.

     4.   COMPENSATION UPON TERMINATION.

          4.1 Termination by the Company. The Company may terminate the Employee's employment under this Agreement upon thirty (30) days notice for any reason by delivery of written notice of such termination to the Employee.

          4.2 Termination By The Employee. The Employee may terminate the Employee's employment with the Company upon thirty (30) days notice to the Company.

          4.3 Termination by Mutual Agreement of the Parties. The Employee's employment pursuant to this Agreement may be terminated at any time upon a mutual agreement in writing of the Parties. Any such termination of employment shall have the consequences specified in such agreement.

          4.4  Compensation Upon Termination.

               4.4.1 Termination by the Company without Cause or Resignation by the Employee for Good Reason. In the event Employee's employment is terminated by the Company without Cause (as defined herein) or in the event that Employee resigns for Good Reason (as defined herein) during the Term of this Agreement and then upon the Employee's furnishing to the Company an effective waiver and release of claims (a form of which is attached hereto as Exhibit A), the Company agrees to: i) pay the Employee the balance of the one hundred twenty-five thousand dollars ($125,000) to which Employee is entitled pursuant to Section 3.4 herein, less standard deductions and withholdings; and ii) accelerate the vesting of the shares subject to the Initial Option such that one hundred percent (100%) of the unvested shares subject to the Initial Option will be vested and exercisable as of the date of termination.

               4.4.2 Resignation by the Employee Without Good Reason or Termination by the Company for Cause. If the Employee's employment shall be terminated by the Company for Cause or if the Employee resigns without Good Reason, the Company shall pay the Employee's accrued Base Salary and accrued and unused vacation benefits earned through the date of termination at the rate in effect at the time of the notice of termination to or from Employee, and the Company shall thereafter have no further obligations to the Employee under this Agreement.

               4.4.3 Continued Effect of Employee's Noncompetition Agreement. Employee understands and agrees that his duties and obligations under the Noncompetition Agreement will remain in full force and effect during the term of the Noncompetition Agreement, regardless of whether Employee remains employed with the Company.

               4.4.4 Termination of Obligations. In the event of the termination of the Employee's employment hereunder and pursuant to this Section 4, the Company shall have no obligation to pay Employee any Base Salary, bonus or other compensation or benefits, except as provided in this Section 4 or for benefits due to the Employee (and/or the Employee's dependents under the terms of the Company's benefit plans). The Company may offset any amounts Employee owes it or its subsidiaries against any amount it owes Employee pursuant to this
Section 4.4.

          4.5 Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

               4.5.1 For Cause. "Cause" for the Company to terminate Employee's employment hereunder shall mean the occurrence of any of the following events:

               (i) the Employee's repeated failure to satisfactorily perform the Employee's job duties under this Agreement after notice and a reasonable opportunity to cure;

               (ii) knowing failure by the Employee to comply with all material applicable laws in performing the Employee's job duties or in directing the conduct of the Company's business;

               (iii) commission by the Employee of any felony or intentionally fraudulent or other act against the Company, or its affiliates, employees, agents or customers which demonstrates the Employee's untrustworthiness or lack of integrity;

               (iv) the Employee's engaging or in any manner participating in any activity which is directly competitive with or intentionally injurious to the Company or any of its affiliates or which violates any material provisions of Section 7 hereof; or

               (v) the Employee's commission of any fraud against the Company or any of its affiliates or use or intentional appropriation for his personal use or benefit of any funds or properties of the Company not authorized by the Board to be so used or appropriated.

               4.5.2 Good Reason. "Good Reason" for the Employee to terminate the Employee's employment hereunder shall mean the occurrence of any of the following events without the Employee's consent:

               (i) a substantial adverse alteration in the nature, status or prestige of the Employee's responsibilities or Base Salary as set forth in this Agreement or a substantial adverse change in the Employee's title or reporting level from that set forth in this Agreement;

               (ii) the relocation of the Company's executive offices or principal business location to a point more than fifty (50) miles from the Fremont, California area.

               (iii) a material breach of this Agreement by the Company.

          4.6 Survival of Certain Sections. Sections 6, 7, 10, 16, 17, 18 and 19 of this Agreement will survive the termination of this Agreement.

     5.   CONFIDENTIAL AND PROPRIETARY INFORMATION; NONSOLICITATION.

          5.1 The Employee agrees to execute and abide by the Proprietary Information and Inventions Agreement attached hereto as Exhibit B.

     6.   ASSIGNMENT AND BINDING EFFECT.

          This Agreement shall be binding upon and inure to the benefit of the Employee and the Employee's heirs, executors, personal representatives, assigns, administrators and legal representatives. Because of the unique and personal nature of the Employee's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by the Employee. This Agreement shall be binding upon and inure to the benefit of the Company and its successors, assigns and legal representatives.

     7.   NOTICES.

          All notices or demands of any kind required or permitted to be given by the Company or the Employee under this Agreement shall be given in writing and shall be personally delivered (and receipted for) faxed during normal business hours or mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Company:

               Copper Mountain Networks, Inc.

                        ____________________________
                        ____________________________
          If to the Employee:

                        ____________________________
                        ____________________________

Any such written notice shall be deemed received when personally delivered or three (3) days after its deposit in the United States mail as specified above. Either Party may change its address for notices by giving notice to the other Party in the manner specified in this section.

     8.   CHOICE OF LAW.

          This Agreement is made in Palo Alto, California. This Agreement shall be construed and interpreted in accordance with the laws of the State of California.

     9.   INTEGRATION.

          This Agreement contains the complete, final and exclusive agreement of the Parties relating to the terms and conditions of the Employee's employment, and supersedes all prior and contemporaneous oral and written employment agreements or arrangements between the Parties.

     10.  AMENDMENT.

          This Agreement cannot be amended or modified except by a written agreement signed by the Employee and the Company.

     11.  WAIVER.

          No term, covenant or condition of this Agreement or any breach thereof shall be deemed waived, except with the written consent of the Party against whom the wavier is claimed, and any waiver or any such term, covenant, condition or breach shall not be deemed to be a waiver of any preceding or succeeding breach of the same or any other term, covenant, condition or breach.

     12.  SEVERABILITY.

          The finding by a court of competent jurisdiction of the unenforceability, invalidity or illegality of any provision of this Agreement shall not render any other provision of this Agreement unenforceable, invalid or illegal. Such court shall have the authority to modify or replace the invalid or unenforceable term or provision with a valid and enforceable term or provision which most accurately represents the Parties' intention with respect to the invalid or unenforceable term or provision.

     13.  INTERPRETATION; CONSTRUCTION.

          The headings set forth in this Agreement are for convenience of reference only and shall not be used in interpreting this Agreement. This Agreement has been drafted by legal counsel representing the Company, but the Employee has been encouraged, and has consulted with, Employee's own independent counsel and tax advisors with respect to the terms of this Agreement. The Parties acknowledge that each Party and its counsel has reviewed and revised, or had an opportunity to review and revise, this Agreement, and the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement.

     14.  REPRESENTATIONS AND WARRANTIES.

          The Employee represents and warrants that Employee is not restricted or prohibited, contractually or otherwise, from entering into and performing each of the terms and covenants contained in this Agreement, and that Employee's execution and performance of this Agreement will not violate or breach any other agreements between the Employee and any other person or entity.

     15.  COUNTERPARTS.

          This Agreement may be executed in two counterparts, each of which shall be deemed an original, all of which together shall contribute one and the same instrument.

     16.  ARBITRATION.

          To ensure rapid and economical resolution of any disputes which may arise under this Agreement, the Employee and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in Palo Alto, CA under the then existing employment-related AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the Parties insofar as possible.

I have read Section 16 and irrevocably agree to arbitrate any dispute identified above.
______ (Employee's Initials)

     17.  INJUNCTIVE RELIEF.

          The Employee is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value, so that the loss of such service or violation by the Employee of this Agreement, including, but not limited to, the Proprietary Information and Inventions Agreement, could not reasonably or adequately be compensated in damages in an action at law. Therefore, notwithstanding Section 18 herein, in addition to any other remedies or sanctions provided by law, whether criminal or civil, and without limiting the right of the Company and successors or assigns to pursue all other legal and equitable rights available to them, the Company shall have the right during the Employee's employment hereunder (or thereafter with respect to obligations continuing after the termination of this Agreement) to compel specific performance hereof by the Employee or to obtain temporary and permanent injunctive relief against violations hereof by the Employee, including, but not limited to violations of the Proprietary Information and Inventions Agreement, and, in furtherance thereof, to apply to any court with jurisdiction over the Parties to enforce the provisions hereof.

     18.  TRADE SECRETS OF OTHERS.

          It is the understanding of both the Company and the Employee that the Employee shall not divulge to the Company and/or its subsidiaries any confidential information or trade secrets belonging to others, with the exception of Onprem Networks, Inc., nor shall the Company and/or its affiliates seek to elicit from the Employee any such information. Consistent with the foregoing, with the exception of Onprem Networks, Inc., the Employee shall not provide to the Company and/or its affiliates, and the Company and/or its affiliates shall not request, any documents or copies of documents containing such information.

     19.  ADVERTISING WAIVER.

          The Employee agrees to permit the Company and/or its affiliates, and persons or other organizations authorized by the Company and/or its affiliates, to use, publish and distribute advertising or sales promotional literature concerning the products and/or services of the Company and/or its affiliates, or the machinery and equipment used in the provision thereof, in which the Employee's name and/or pictures of the Employee taken in the course of the Employee's provision of services to the Company and/or its affiliates, appear. The Employee hereby waives and releases any claim or right the Employee may otherwise have arising out of such use, publication or distribution.

     In Witness Whereof, the Parties have executed this Agreement as of the date first above written.

Copper Mountain Networks, Inc.

By:__________________________

Its:_________________________

Dated:_______________________

Employee:

_____________________________
[Employee]

Dated:_______________________

                                   EXHIBIT A

                          RELEASE AND WAIVER OF CLAIMS

     In consideration of the payments and other benefits set forth in Section __ of the Employment Agreement dated ___________, to which this form is attached, I, [Employee], hereby furnish Copper Mountain, Inc. (the "Company"), with the following release and waiver ("Release and Waiver").

     I hereby release, and forever discharge the Company, its officers, directors, agents, employees, stockholders, successors, assigns, affiliates, parent, subsidiaries, and Benefit Plans, of and from any and all claims, liabilities, demands, causes of action, costs, expenses, attorneys' fees, damages, indemnities and obligations of every kind and nature, in law, equity, or otherwise, known and unknown, suspected and unsuspected, disclosed and undisclosed, arising at any time prior to and including my employment Termination Date with respect to any claims relating to my employment and the termination of my employment, including but not limited to, claims pursuant to any federal, state or local law relating to employment, including, but not limited to, discrimination claims, claims under the California Fair Employment and Housing Act, and the Federal Age Discrimination in Employment Act of 1967, as amended ("ADEA"), or claims for wrongful termination, breach of the covenant of good faith, contract claims, tort claims, and wage or benefit claims, including but not limited to, claims for salary, bonuses, commissions, stock, stock options, vacation pay, fringe benefits, severance pay or any form of compensation.

     I also acknowledge that I have read and understand Section 1542 of the California Civil Code which reads as follows: "A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor." I hereby expressly waive and relinquish all rights and benefits under that section and any law of any jurisdiction of similar effect with respect to any claims I may have against the Company.

     I acknowledge that, among other rights, I am waiving and releasing any rights I may have under ADEA, that this Release and Waiver is knowing and voluntary, and that the consideration given for this Release and Waiver is in addition to anything of value to which I was already entitled as an Employee of the Company. I further acknowledge that I have been advised, as required by the Older Workers Benefit Protection Act, that: (a) the Release and Waiver granted herein does not relate to claims which may arise after this Release and Waiver is executed; (b) I have the right to consult with an attorney prior to executing this Release and Waiver (although I may choose voluntarily not to do so); and if I am over 40 years of age upon execution of this Release and Waiver: (c) I have twenty-one (21) days from the date of termination of my employment with the Company in which to consider this Release and Waiver (although I may choose voluntarily to execute this Release and Waiver earlier); (d) I have seven (7) days following the execution of this Release and Waiver to revoke my consent to this Release and Waiver; and (e) this Release and Waiver shall not be effective until the seven (7) day revocation period has expired.

Date: __________________            By:________________________
                                       [Employee]

                                   EXHIBIT B

                        Copper Mountain Networks, Inc.

               PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

          In consideration of my employment or continued employment by Copper Mountain Networks, Inc. (the "Company"), and the compensation now and hereafter paid to me, I, [Employee], hereby agree as follows:

     1.    Nondisclosure

     1.1 Recognition of Company's Rights; Nondisclosure. At all times during my employment and thereafter, I will hold in strictest confidence and will not disclose, use, lecture upon or publish any of the Company's Proprietary Information (defined below), except as such disclosure, use or publication may be required in connection with my work for the Company, or unless an officer of the Company expressly authorizes such in writing. I will obtain Company's written approval before publishing or submitting for publication any material (written, verbal, or otherwise) that relates to my work at Company and/or incorporates any Proprietary Information. I hereby assign to the Company any rights I may have or acquire in such Proprietary Information and recognize that all Proprietary Information shall be the sole property of the Company and its assigns.

     1.2 Proprietary Information. The term "Proprietary Information" shall mean any and all confidential and/or proprietary knowledge, data or information of the Company. By way of illustration but not limitation, "Proprietary Information" includes (a) trade secrets, inventions, mask works, ideas, processes, formulas, source and object codes, data, programs, other works of authorship, know-how, improvements, discoveries, developments, designs and techniques (hereinafter collectively referred to as "Inventions"); and (b) information regarding plans for research, development, new products, marketing and selling, business plans, budgets and unpublished financial statements, licenses, prices and costs, suppliers and customers; and (c) information regarding the skills and compensation of other employees of the Company. Notwithstanding the foregoing, it is understood that, at all such times, I am free to use information which is generally known in the trade or industry, which is not gained as result of a breach of this Agreement, and my own, skill, knowledge, know-how and experience to whatever extent and in whichever way I wish.

     1.3 Third Party Information. I understand, in addition, that the Company has received and in the future will receive from third parties confidential or proprietary information ("Third Party Information") subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of my employment and thereafter, I will hold Third Party Information in the strictest confidence and will not disclose to anyone (other than Company personnel who need to know such information in connection with their work for the Company) or use, except in connection with my work for the Company, Third Party Information unless expressly authorized by an officer of the Company in writing.

     1.4 No Improper Use of Information of Prior Employers and Others. During my employment by the Company I will not improperly use or disclose any confidential information or trade secrets, if any, of any former employer or any other person to whom I have an obligation of confidentiality, and I will not bring onto the premises of the Company any unpublished documents or any property belonging to any former employer or any other person to whom I have an obligation of confidentiality unless consented to in writing by that former employer or person. I will use in the performance of my duties only information which is generally known and used by persons with training and experience comparable to my own, which is common knowledge in the industry or otherwise legally in the public domain, or which is otherwise provided or developed by the Company.

     2.    Assignment of Inventions.

     2.1 Proprietary Rights. The term "Proprietary Rights" shall mean all trade secret, patent, copyright, mask work and other intellectual property rights throughout the world.

     2.2 Prior Inventions. Inventions, if any, patented or unpatented, which I made prior to the

                                      1.

commencement of my employment with the Company are excluded from the scope of this Agreement. To preclude any possible uncertainty, I have set forth on Exhibit B-2 (Previous Inventions) attached hereto a complete list of all Inventions that I have, alone or jointly with others, conceived, developed or reduced to practice or caused to be conceived, developed or reduced to practice prior to the commencement of my employment with the Company, that I consider to be my property or the property of third parties and that I wish to have excluded from the scope of this Agreement (collectively referred to as "Prior Inventions"). If disclosure of any such Prior Invention would cause me to violate any prior confidentiality agreement, I understand that I am not to list such Prior Inventions in Exhibit B-2 but am only to disclose a cursory name for each such invention, a listing of the party(ies) to whom it belongs and the fact that full disclosure as to such inventions has not been made for that reason. A space is provided on Exhibit B-2 for such purpose. If no such disclosure is attached, I represent that there are no Prior Inventions. If, in the course of my employment with the Company, I incorporate a Prior Invention into a Company product, process or machine, the Company is hereby granted and shall have a nonexclusive, royalty-free, irrevocable, perpetual, worldwide license (with rights to sublicense through multiple tiers of sublicensees) to make, have made, modify, use and sell such Prior Invention. Notwithstanding the foregoing, I agree that I will not incorporate, or permit to be incorporated, Prior Inventions in any Company Inventions without the Company's prior written consent.

     2.3 Assignment of Inventions. Subject to Sections 2.4 and 2.6, I hereby assign and agree to assign in the future (when any such Inventions or Proprietary Rights are first reduced to practice or first fixed in a tangible medium, as applicable) to the Company all my right, title and interest in and to any and all Inventions (and all Proprietary Rights with respect thereto) whether or not patentable or registrable under copyright or similar statutes, made or conceived or reduced to practice or learned by me, either alone or jointly with others, during the period of my employment with the Company. Inventions assigned to the Company, or to a third party as directed by the Company pursuant to this
Section 2, are hereinafter referred to as "Company Inventions".

     2.4 Nonassignable Inventions. This Agreement does not apply to an Invention which qualifies fully as a nonassignable Invention under Section 2870 of the California Labor Code (hereinafter "Section 2870"). I have reviewed the notification on Exhibit B-1 (Limited Exclusion Notification) and agree that my signature acknowledges receipt of the notification.

     2.5 Obligation to Keep Company Informed. During the period of my employment and for six (6) months after termination of my employment with the Company, I will promptly disclose to the Company fully and in writing all Inventions authored, conceived or reduced to practice by me, either alone or jointly with others. In addition, I will promptly disclose to the Company all patent applications filed by me or on my behalf within a year after termination of employment. At the time of each such disclosure, I will advise the Company in writing of any Inventions that I believe fully qualify for protection under
Section 2870; and I will at that time provide to the Company in writing all evidence necessary to substantiate that belief. The Company will keep in confidence and will not use for any purpose or disclose to third parties without my consent any confidential information disclosed in writing to the Company pursuant to this Agreement relating to Inventions that qualify fully for protection under the provisions of Section 2870. I will preserve the confidentiality of any Invention that does not fully qualify for protection under Section 2870.

     2.6 Government or Third Party. I also agree to assign all my right, title and interest in and to any particular Company Invention to a third party, including without limitation the United States, as directed by the Company.

     2.7 Works for Hire. I acknowledge that all original works of authorship which are made by me (solely or jointly with others) within the scope of my employment and which are protectable by copyright are "works made for hire", pursuant to United States Copyright Act (17 U.S.C., Section 101).

     2.8 Enforcement of Proprietary Rights. I will assist the Company in every proper way to obtain, and from time to time enforce, United States and foreign Proprietary Rights relating to Company Inventions in any and all countries. To that end I will execute, verify and deliver such documents and perform such other acts (including appearances as a witness) as the Company may reasonably request for use in applying for, obtaining, perfecting, evidencing, sustaining and enforcing such Proprietary Rights and the assignment thereof. In addition, I will execute, verify and deliver assignments of such Proprietary

                                      2.

Rights to the Company or its designee. My obligation to assist the Company with respect to Proprietary Rights relating to such Company Inventions in any and all countries shall continue beyond the termination of my employment, but the Company shall compensate me at a reasonable rate after my termination for the time actually spent by me at the Company's request on such assistance.

In the event the Company is unable for any reason, after reasonable effort, to secure my signature on any document needed in connection with the actions specified in the preceding paragraph, I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney in fact, which appointment is coupled with an interest, to act for and in my behalf to execute, verify and file any such documents and to do all other lawfully permitted acts to further the purposes of the preceding paragraph with the same legal force and effect as if executed by me. I hereby waive and quitclaim to the Company any and all claims, of any nature whatsoever, which I now or may hereafter have for infringement of any Proprietary Rights assigned hereunder to the Company.

     3. Records. I agree to keep and maintain adequate and current records (in the form of notes, sketches, drawings and in any other form that may be required by the Company) of all Proprietary Information developed by me and all Inventions made by me during the period of my employment at the Company, which records shall be available to and remain the sole property of the Company at all times.

     4. Additional Activities. I agree that during the period of my employment by the Company I will not, without the Company's express written consent, engage in any employment or business activity which is competitive with, or would otherwise conflict with, my employment by the Company. I agree further that for the period of my employment by the Company and for one (l) year after the date of termination of my employment by the Company I will not induce any employee of the Company to leave the employ of the Company.

     5. No Conflicting Obligation. I represent that my performance of all the terms of this Agreement and as an Employee of the Company does not and will not breach any agreement to keep in confidence information acquired by me in confidence or in trust prior to my employment by the Company. I have not entered into, and I agree I will not enter into, any agreement either written or oral in conflict herewith.

     6. Return of Company Documents. When I leave the employ of the Company, I will deliver to the Company any and all drawings, notes, memoranda, specifications, devices, formulas, and documents, together with all copies thereof, and any other material containing or disclosing any Company Inventions, Third Party Information or Proprietary Information of the Company. I further agree that any property situated on the Company's premises and owned by the Company, including disks and other storage media, filing cabinets or other work areas, is subject to inspection by Company personnel at any time with or without notice. Prior to leaving, I will cooperate with the Company in completing and signing the Company's termination statement.

     7. Legal and Equitable Remedies. Because my services are personal and unique and because I may have access to and become acquainted with the Proprietary Information of the Company, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief, without bond and without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

     8. Notices. Any notices required or permitted hereunder shall be given to the appropriate party at the address specified below or at such other address as the Party shall specify in writing. Such notice shall be deemed given upon personal delivery to the appropriate address or if sent by certified or registered mail, three (3) days after the date of mailing.

     9. Notification of New Employer. In the event that I leave the employ of the Company, I hereby consent to the notification of my new employer of my rights and obligations under this Agreement.

     10.   General Provisions.

     10.1 Governing Law; Consent to Personal Jurisdiction. This Agreement will be governed by and construed according to the laws of the State of California, as such laws are applied to agreements entered into and to be performed entirely within California between California residents. I

                                      3.

hereby expressly consent to the personal jurisdiction of the state and federal courts located in San Diego County, California for any lawsuit filed there against me by Company arising from or related to this Agreement.

     10.2 Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect the other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein. If moreover, any one or more of the provisions contained in this Agreement shall for any reason be held to be excessively broad as to duration, geographical scope, activity or subject, it shall be construed by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law as it shall then appear.

     10.3 Successors and Assigns. This Agreement will be binding upon my heirs, executors, administrators and other legal representatives and will be for the benefit of the Company, its successors, and its assigns.

     10.4 Survival. The provisions of this Agreement shall survive the termination of my employment and the assignment of this Agreement by the Company to any successor in interest or other assignee.

     10.5 Employment. I agree and understand that nothing in this Agreement shall confer any right with respect to continuation of employment by the Company, nor shall it interfere in any way with my right or the Company's right to terminate my employment at any time, with or without Cause.

     10.6 Waiver. No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach. No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right. The Company shall not be required to give notice to enforce strict adherence to all terms of this Agreement.

     10.7 Entire Agreement. The obligations pursuant to Sections 1 and 2 of this Agreement shall apply to any time during which I was previously employed, or am in the future employed, by the Company as a consultant if no other agreement governs nondisclosure and assignment of inventions during such period. This Agreement is the final, complete and exclusive agreement of the Parties with respect to the subject matter hereof and supersedes and merges all prior discussions between us. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, will be effective unless in writing and signed by the Party to be charged. Any subsequent change or changes in my duties, salary or compensation will not affect the validity or scope of this Agreement.

     This Agreement shall be effective as of the first day of my employment with the Company, namely: _______________, 20__.

     I have read this Agreement carefully and understand its terms. I have completely filled out Exhibit B-1 to this Agreement.

Dated:  ______________________________________


______________________________________________
(Signature)


______________________________________________
(Employee's Printed Name)

Accepted and Agreed To:

Copper Mountain Networks, Inc.

     ____________________________
     ____________________________

By:______________________________

Title:___________________________

Dated:___________________________


                                      4.

                                  Exhibit B-1

                        LIMITED EXCLUSION NOTIFICATION

     This is to notify The Employee in accordance with Section 2872 of the California Labor Code that the foregoing Agreement between the Employee and the Company does not require the Employee to assign or offer to assign to the Company any invention that the Employee developed entirely on your own time without using the Company's equipment, supplies, facilities or trade secret information except for those inventions that either:

     1. Relate at the time of conception or reduction to practice of the invention to the Company's business, or actual or demonstrably anticipated research or development of the Company;

     2.   Result from any work performed by The Employee for the Company.

     To the extent a provision in the foregoing Agreement purports to require the Employee to assign an invention otherwise excluded from the preceding paragraph, the provision is against the public policy of this state and is unenforceable.

     This limited exclusion does not apply to any patent or invention covered by a contract between the Company and the United States or any of its agencies requiring full title to such patent or invention to be in the United States.

     I acknowledge receipt of a copy of this notification.


                                              _________________________________
                                              [Employee]

                                              Date:____________________________

Witnessed by:


________________________________________
(Printed Name of Representative)

                                  Exhibit B-2

TO:       Copper Mountain Networks, Inc.

FROM:     [Employee]

DATE:     ________________, 2000

SUBJECT:  Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Copper Mountain Networks, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

      [_]  No inventions or improvements.

      [_]  See below:

           _________________________________________________________________

           _________________________________________________________________

           _________________________________________________________________

      [_]  Additional sheets attached.

       2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement      Party(ies)          Relationship

1.   _______________________       ____________        ________________________

2.   _______________________       ____________        ________________________

3.   _______________________       ____________        ________________________

      [_] Additional sheets attached.

                                  Exhibit B-2

TO:       Copper Mountain Networks, Inc.

FROM:     [Employee]

DATE:     ________________, 2000

SUBJECT:  Previous Inventions

1. Except as listed in Section 2 below, the following is a complete list of all inventions or improvements relevant to the subject matter of my employment by Copper Mountain Networks, Inc. (the "Company") that have been made or conceived or first reduced to practice by me alone or jointly with others prior to my engagement by the Company:

      [ ]  No inventions or improvements.

      [ ]  See below:

           _________________________________________________________________

           _________________________________________________________________

           _________________________________________________________________

      [ ]  Additional sheets attached.

       2. Due to a prior confidentiality agreement, I cannot complete the disclosure under Section 1 above with respect to inventions or improvements generally listed below, the proprietary rights and duty of confidentiality with respect to which I owe to the following party(ies):

     Invention or Improvement      Party(ies)          Relationship

1.   _______________________       ____________        ________________________

2.   _______________________       ____________        ________________________

3.   _______________________       ____________        ________________________

     [ ] Additional sheets attached.

                                   Exhibit H

                       FORM OF NONCOMPETITION AGREEMENT

                                      1.

                            NONCOMPETITION AGREEMENT



     THIS NON-COMPETITION AGREEMENT (the "AGREEMENT") is made and entered into as of _______ __, 2000 (the "AGREEMENT DATE"), by and between COPPER MOUNTAIN NETWORKS, INC., a Delaware corporation (the "PARENT"), ONPREM NETWORKS, INC., a California corporation ("COMPANY"), and _______________ ("Employee"). Capitalized terms used herein and not otherwise defined shall have the meanings given to them in the Merger Agreement.

                                    RECITALS

     A. As a key employee, substantial stockholder and optionholder of the Company, Employee has obtained extensive and valuable knowledge and confidential information concerning the business of the Company.

     B. Parent and the Company have entered into an Agreement and Plan of Merger and Reorganization (the "MERGER AGREEMENT") of even date herewith, providing for the acquisition by Parent of the Company pursuant to a merger of a wholly owned subsidiary of Parent ("MERGER SUB") with and into the Company (the "MERGER"). This Agreement will become effective on the date the Merger becomes effective (the "Closing Date").

     C. In connection with the Merger, Employee (i) will receive substantial benefits as a result of the Merger; (ii) has been offered employment with Parent contingent upon the occurrence of and following the Closing Date; and (iii) will be paid four hundred thousand dollars ($400,000) during the term of this Agreement, contingent upon Employee's continued compliance with the terms of this Agreement. Employee will be paid one hundred twenty-five thousand dollars ($125,000) in each of the first and second years of this Agreement, in equal monthly installments. Employee will be paid one hundred fifty thousand dollars ($150,000) during the third year of this Agreement in equal monthly installments. The Employee's right to receive the payments provided for herein shall cease and be rendered a nullity immediately should the Employee violate any provision of this Agreement. Employee's right to receive the payments provided for herein are not contingent on Employee's employment with the Company. As an inducement to Parent and Merger Sub to consummate the Merger and enable Parent and Merger Sub to secure more fully the benefits of the Merger and for the additional consideration provided herein, Employee has agreed not to compete in the manner and to the extent herein set forth in this Agreement.

     D. Employee's obligations under this Agreement are separate and independent from Employee's obligations under the Employment Agreement which Employee will simultaneously enter into with the Company. Employee's obligations under this Agreement will remain in full force and effect during the term of the Noncompetition Agreement, regardless of whether Employee remains employed with the Company.

     E. Parent has requested, as a condition precedent to executing the Merger Agreement and consummating the transactions contemplated by the Merger Agreement, that Employee execute and deliver this Agreement, and Employee desires to enter into this Agreement.

                                       1.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the mutual covenants herein contemplated and intending to be legally bound hereby, the parties hereto agree as follows:

     1. RESTRICTION ON COMPETITION. In order to induce the Company to consummate the Merger and for other good and valuable consideration as provided herein, Employee agrees that, during the Noncompetition Period, Employee shall not:

        (a) engage directly or indirectly in Competition in any Restricted Territory; or

        (b) directly or indirectly be or become an officer, director, stockholder, owner, co-owner, Affiliate, partner, promoter, employee, agent, representative, designer, consultant, advisor, manager, licensor, sublicensor, licensee or sublicensee of, for or to, or otherwise be or become associated with or acquire or hold (of record, beneficially or otherwise) any direct or indirect interest in, any Person that engages directly or indirectly in Competition in any Restricted Territory;

     provided, however, that Employee may, without violating this Section 1, own, as a passive investment, shares of capital stock of a publicly-held corporation that engages in Competition if (i) such shares are actively traded on an established national securities market in the United States, (ii) the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Employee and the number of shares of such corporation's capital stock that are owned beneficially (directly or indirectly) by Employee's Affiliates collectively represent less than one percent of the total number of shares of such corporation's capital stock outstanding, and
(iii) neither Employee nor any Affiliate of Employee is otherwise associated directly or indirectly with such corporation or with any Affiliate of such corporation.

     2. NO HIRING OR SOLICITATION OF EMPLOYEES. Employee agrees that, during the Noncompetition Period, Employee shall not, and shall not permit any of his Affiliates to: (a) hire any Specified Employee, or (b) directly or indirectly, personally or through others, encourage, induce, attempt to induce, solicit or attempt to solicit (on Employee's own behalf or on behalf of any other Person) any Specified Employee or any other employee to leave his or her employment with Parent, the Company or any of Parent's other subsidiaries. (For purposes of this Section 2, "Specified Employee" shall mean any individual who (i) is or was an employee of Parent, the Company or any of the Company's other subsidiaries on the date of this Agreement or during the 180-day period ending on the date of this Agreement, and (ii) remains or becomes an employee of Parent, the Company or any of the Company's other subsidiaries on the date of this Agreement or at any time during the Noncompetition Period.

     3. ACKNOWLEDGEMENTS BY EMPLOYEE. Employee acknowledges that by virtue of his position with the Company he or she has developed considerable expertise in the business operations of the Company and has had extensive access to trade secrets and other confidential information of the Company. Employee recognizes that Parent would be irreparably damaged, and its substantial investment in the Company materially impaired, if Employee were to enter into an activity competing with the business of Parent, the Company (or any subsidiary, successor or acquiror of Parent or the

                                       2.

Company) in violation of the terms of this Agreement or if Employee were to disclose or make unauthorized use of any confidential information concerning the business of Parent, the Company (or any subsidiary, successor or acquiror of Parent or the Company). Accordingly, Employee expressly acknowledges that he or she is voluntarily entering into this Agreement and that the terms and conditions of this Agreement are fair and reasonable to Employee in all respects.

     4. CONFIDENTIALITY. Employee agrees that he shall hold all Confidential Information in strict confidence and shall not at any time (whether during or after the Noncompetition Period): (a) reveal, report, publish, disclose or transfer any Confidential Information to any Person (other than Parent or the Company), except in the performance of his obligations as an employee of Parent;
(b) use any Confidential Information for any purpose, except in the performance of his obligations as an employee of Parent; or (c) use any Confidential Information for the benefit of any Person (other than Parent or the Company.) Employee agrees that as a condition of his employment with Parent, he will execute the Proprietary Information & Inventions Agreement, attached to the Employment Agreement he will enter into with Parent effective the Closing Date.

     5. REPRESENTATIONS AND WARRANTIES. Employee represents and warrants, to and for the benefit of the Indemnitees, that: (a) he has full power and capacity to execute and deliver, and to perform all of his obligations under, this Agreement; and (b) neither the execution and delivery of this Agreement nor the performance of this Agreement will result directly or indirectly in a violation or breach of (i) any agreement or obligation by which Employee or any of his Affiliates is or may be bound, or (ii) any law, rule or regulation. Employee's representations and warranties shall survive the expiration of the Noncompetition Period for an unlimited period of time.

     6. INJUNCTIVE RELIEF. Employee agrees that he is obligated under this Agreement to render services and comply with covenants of a special, unique, unusual and extraordinary character, thereby giving this Agreement peculiar value so that the loss of such service or violation by Employee of this Agreement, including but not limited to, Sections 1, 3 and 4 herein could not reasonably or adequately be compensated in damages at law. Therefore, notwithstanding Section 15 herein, Employee agrees that, in the event of any breach or threatened breach by Employee of any covenant or obligation contained in this Agreement, each of Parent, the Company and any of Parent's or the Company's other subsidiaries and the other Indemnitees shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an injunction restraining such breach or threatened breach. Employee further agrees that no Indemnitee shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 6, and Employee irrevocably waives any right he may have to require any Indemnitee to obtain, furnish or post any such bond or similarly instrument.

     7. INDEMNIFICATION. Without in any way limiting any of the rights or remedies otherwise available to any of the Indemnitees, Employee shall indemnify and hold harmless each Indemnitee against and from any loss, damage, injury, harm, detriment, lost opportunity, liability, exposure, claim, demand, settlement, judgment, award, fine, penalty, tax, fee (including attorneys' fees), charge or expense (whether or not relating to any third-party claim) that is directly or indirectly suffered or incurred at any time (whether during or after the Noncompetition Period) by such Indemnitee, or to which such Indemnitee otherwise becomes

                                       3.

subject at any time (whether during or after the Noncompetition Period), and that arises directly or indirectly out of or by virtue of, or relates directly or indirectly to, (a) any inaccuracy in or breach of any representation or warranty contained in this Agreement, or (b) any failure on the part of Employee to observe, perform or abide by, or any other breach of, any restriction, covenant, obligation or other provision contained in this Agreement.

     8. NON-EXCLUSIVITY. The rights and remedies of Parent, the Company, and the other Indemnitees under this Agreement are not exclusive of or limited by any other rights or remedies which they may have, whether at law, in equity, by contract or otherwise, all of which shall be cumulative (and not alternative). Without limiting the generality of the foregoing, the rights and remedies of Parent, the Company, and the other Indemnitees under this Agreement, and the obligations and liabilities of Employee under this Agreement, are in addition to their respective rights, remedies, obligations and liabilities under the law of unfair competition, under laws relating to misappropriation of trade secrets, under other laws and common law requirements and under all applicable rules and regulations. Nothing in this Agreement shall limit any of Employee's obligations, or the rights or remedies of Parent, the Company or any of the other Indemnitees, under the Merger Agreement; and nothing in the Merger Agreement shall limit any of Employee's obligations, or any of the rights or remedies of Parent, the Company or any of the other Indemnitees, under this Agreement. No breach on the part of Parent, the Company or any other party of any covenant or obligation contained in the Merger Agreement, or any other agreement shall limit or otherwise affect any right or remedy of Parent, the Company or any of the other Indemnitees under this Agreement.

     9. SEVERABILITY. If any provision of this Agreement or any part of any such provision is held under any circumstances to be invalid or unenforceable in any jurisdiction, then (a) such provision or part thereof shall, with respect to such circumstances and in such jurisdiction, be deemed amended to conform to applicable laws so as to be valid and enforceable to the fullest possible extent, (b) the invalidity or unenforceability of such provision or part thereof under such circumstances and in such jurisdiction shall not affect the validity or enforceability of such provision or part thereof under any other circumstances or in any other jurisdiction, and (c) the invalidity or unenforceability of such provision or part thereof shall not affect the validity or enforceability of the remainder of such provision or the validity or enforceability of any other provision of this Agreement. Each provision of this Agreement is separable from every other provision of this Agreement, and each part of each provision of this Agreement is separable from every other part of such provision.

     10. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the laws of the State of California (without giving effect to principles of conflicts of laws).

     11. WAIVER. No failure on the part of Parent, the Company or any other Indemnitee to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of Parent, the Company or any other Indemnitee in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No Indemnitee shall be deemed to have waived any claim of such Indemnitee arising out of this Agreement, or any power, right, privilege or remedy of such Indemnitee under this Agreement,

                                       4.

unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Indemnitee; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

     12. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of Employee and his heirs, executors, estate, personal representatives and legal representatives. This Agreement shall be binding upon and shall inure to the benefit of Parent, the Company, and the other Indemnitees. Each of Parent, the Company, and the other Indemnitees may freely assign any or all of its rights under this Agreement, at any time, in whole or in part, to any Person without obtaining the consent or approval of Employee or of any other Person. Because of the unique and personal nature of Employee's duties under this Agreement, neither this Agreement nor any rights or obligations under this Agreement shall be assignable by Employee.

     13. INTEGRATION. This Agreement forms the complete and exclusive statement of the terms of Employee's agreement with Parent and the Company regarding the subject matter herein.

     14. FURTHER ASSURANCES. Employee shall (at Employee's sole expense) execute and/or cause to be delivered to each Indemnitee such instruments and other documents, and shall (at Employee's sole expense) take such other actions, as such Indemnitee may reasonably request at any time (whether during or after the Noncompetition Period) for the purpose of carrying out or evidencing any of the provisions of this Agreement.

     15. ARBITRATION. To ensure rapid and economical resolution of any disputes which may arise under this Agreement, Employee and the Company agree that any and all disputes or controversies of any nature whatsoever, arising from or regarding the interpretation, performance, enforcement or breach of this Agreement shall be resolved by confidential, final and binding arbitration (rather than trial by jury or court or resolution in some other forum) to the fullest extent permitted by law. Any arbitration proceeding pursuant to this Agreement shall be conducted by the American Arbitration Association ("AAA") in Palo Alto, California under the then existing employment-related AAA arbitration rules. If for any reason all or part of this arbitration provision is held to be invalid, illegal, or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other portion of this arbitration provision or any other jurisdiction, but this provision will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable part or parts of this provision had never been contained herein, consistent with the general intent of the parties insofar as possible.

EMPLOYEE HAS READ Section 15 AND IRREVOCABLY AGREES TO ARBITRATE ANY DISPUTE IDENTIFIED ABOVE. ______ (Employee's Initials)

     16. CAPTIONS. The captions contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

     17. CONSTRUCTION. Whenever required by the context, the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter

                                       5.

genders; and the neuter gender shall include the masculine and feminine genders. Any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement. Neither the drafting history nor the negotiating history of this Agreement shall be used or referred to in connection with the construction or interpretation of this Agreement. As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, and shall be deemed to be followed by the words "without limitation." Except as otherwise indicated in this Agreement, all references in this Agreement to "Sections" are intended to refer to Sections of this Agreement.

     18. SURVIVAL OF OBLIGATIONS. Except as specifically provided herein, the obligations of Employee under this Agreement (including the obligations under Sections 3, 4, 6 and 12) shall survive the expiration of the Noncompetition Period. The expiration of the Noncompetition Period shall not operate to relieve Employee of any obligation or liability arising from any prior breach by Employee of any provision of this Agreement.

     19. OBLIGATIONS ABSOLUTE. Employee's obligations under this Agreement are absolute and shall not be terminated or otherwise limited by virtue of any breach (on the part of Parent, the Company, any other Indemnitee or any other Person) of any provision of the Merger Agreement or any other agreement, or by virtue of any failure to perform or other breach of any obligation of Parent, the Company, any other Indemnitee or any other Person.

     20. AMENDMENT. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of Employee, and Parent (or any successor to Parent, the Company (or any successor to Parent or the Company).

     21. DEFINED TERMS. For purposes of this Agreement:

         (a) "Affiliate" means, with respect to any specified Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with such specified Person.

         (b) A Person shall be deemed to be engaged in "Competition" if: such Person or any of such Person's subsidiaries or other Affiliates is engaged directly or indirectly in any manner or capacity, as adviser, principal, agent, affiliate, promoter, partner, officer, director, employee, stockholder, owner, co-owner, consultant, or member of any association or otherwise, in any phase of the business of designing, developing, manufacturing, assembling, promoting, selling, supplying, distributing, reselling, installing, supporting, maintaining, repairing, refurbishing, licensing, sublicensing, financing, leasing or subleasing any products or services which relate to Digital Subscriber Line (DSL) solutions and/or related network management tools. Pursuant to this Section, if, subsequent to his employment with the Company, Employee undertakes employment with an entity whose business includes activities relating to DSL solutions and/or related network management tools, but Employee's activities for the entity do not include participating in or responsibility for such DSL solutions or related management tool aspects of the entity's business, Employee shall not be in violation of this Section.

         (c) "Confidential Information" means any non-public information (whether or not in written form and whether or not expressly designated as confidential) relating directly or

                                       6.

indirectly to the business, operations, financial affairs, performance, assets, technology, processes, products, contracts, customers, licensees, sublicensees, suppliers, personnel, consultants or plans of Parent, the Company or any of Parent or the Company's other subsidiaries (including any such information consisting of or otherwise relating to trade secrets, know-how, technology, inventions, prototypes, designs, drawings, sketches, processes, license or sublicense arrangements, formulae, proposals, research and development activities, customer lists or preferences, pricing lists, referral sources, marketing or sales techniques or plans, operations manuals, service manuals, financial information, projections, lists of consultants, lists of suppliers or lists of distributors); provided, however, that "Confidential Information" shall not be deemed to include information of Parent, or the Company that is already publicly known and in the public domain through no direct or indirect action of Employee.

         (d) "Indemnitees" shall include: (i) Parent; (ii) the Company; (iii) each Person (other than Employee) who is or becomes an Affiliate of Parent or the Company; and (iv) the successors and assigns of each of the Persons referred to in clauses "(i)", "(ii)" and "(iii)" of this sentence.

         (e) "Noncompetition Period" shall mean the term of this Agreement and shall be the period commencing on the date of this Agreement and ending on the third anniversary of the effective date of this Agreement.

         (f) "Person" means any: (i) individual; (ii) corporation, general partnership, limited partnership, limited liability partnership, trust, company (including any limited liability company or joint stock company) or other organization or entity; or (iii) governmental body or authority.

         (g) "Restricted Territory" means the entire world.

     IN WITNESS WHEREOF, Employee has duly executed and delivered this Agreement as of the date first above written.


                           [EMPLOYEE]

                           Address: ____________________________________

                           Telephone No.:(   )_________  Facsimile:(  )_________


                                       7.

                                   Exhibit I

                             COMPANY SHAREHOLDERS

George Marshall

Casey Cox

Wil Cochran

Robert Leppo

Richard White

Tredegar Investments

Forrest Binkley & Brown

Randall Rose

John Lee

                                      1.

                                   Exhibit J

                                   EMPLOYEES

Wil Cochran

George Marshall

Casey Cox

Ramadoss Venkatesan

George Vaiser

Narayanan Bharath

Srinath Candadai

Arunachalam Govindan

                                      1.

                                   Exhibit K

         FORM OF LEGAL OPINION OF WILSON SONSINI GOODRICH & ROSATI PC

                                      1.

              FORM OF OPINION OF WILSON SONSINI GOODRICH & ROSATI

                    [Customary qualifications to be added]

     1. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California. The Company has all requisite corporate power to own, lease and operate its properties and to carry on its business as currently being conducted.

     2. The Company has all requisite corporate power and authority to enter into the Agreement and Plan of Merger and Reorganization (the "Agreement") and to consummate the transactions contemplated thereby. The execution and delivery of the Agreement and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate and shareholder action on the part of the Company. The Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     3. Subject to the filing of the Certificate of Merger as required by the California Corporations Code with the Secretary of State of California, the execution and delivery by the Company of the Agreement and the consummation by the Company of the transactions contemplated thereby will not, other than as expressly contemplated by the Agreement, (a) conflict with or violate any provision of the Articles of Incorporation or Bylaws of the Company as currently in effect, or (b) to our knowledge, conflict with or violate any judgment, order or decree, or any statute, law, ordinance, rule or regulation applicable to the Company.

     4. No consent, approval, permit, order or authorization of, or registration, declaration of filing with, any Governmental Entity is required by or with respect to the Company in connection with the execution and delivery by the Company of the Agreement or the consummation by the Company of the transactions contemplated thereby, except for (i) the filing of the Certificate of Merger, together with the required State of California Franchise Tax Board Tax Clearance Certificate, with the Secretary of State of the State of California, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable state securities laws and the securities laws of any foreign country, and (iii) such other consents, authorizations, filings, approvals and registrations which, if not obtained or made, would not have any Material Adverse Effect on the Company and would not prevent, or materially alter or delay, the consummation by the Company of transactions contemplated by the Agreement.

                                   Exhibit L

                  FORM OF LEGAL OPINION OF COOLEY GODWARD LLP

                                      1.

                    FORM OF OPINION OF COOLEY GODWARD LLP

                     [Customary qualifications to be added]

     As used herein, "Company" refers to Copper Mountain Networks, Inc., a Delaware corporation, "Acquisition Corp." refers to Copper Mountain Acquisition Corp., a Delaware corporation, and "Merger Shares" refers to the shares of the Company issued in the Merger. All other capitalized terms used but not defined herein have the respective meanings given to them in the Merger Agreement.

     1. Each of the Company and Acquisition Corp. has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of Delaware.

     2. Each of the Company and Acquisition Corp. has the requisite corporate power to own or lease its property and assets and to conduct its business as it is currently being conducted and, to the best of our knowledge, each of the Company and Acquisition Corp. is qualified as a foreign corporation to do business and is in good standing in each jurisdiction in the United States in which the ownership of its property or the conduct of its business requires such qualification and where any statutory fines or penalties or any corporate disability imposed for the failure to so qualify would materially and adversely affect the Company, its assets, financial condition or operations.

     3. The Merger Agreement has been duly and validly authorized, executed and delivered by each of the Company and Acquisition Corp. and constitutes a valid and binding agreement of the Company and Acquisition Corp., enforceable against each of the Company and Acquisition Corp. in accordance with its terms, except as rights to indemnity under Section 11 of the Merger Agreement may be limited by applicable laws and except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws affecting creditors' rights, and subject to general equity principles and to limitations on availability of equitable relief, including specific performance.

     4. The execution and delivery of the Merger Agreement by the Company and the issuance of the Merger Shares pursuant thereto do not violate any provision of the Company's Amended and Restated Certificate of Incorporation or bylaws, as amended, and, to our knowledge, do not violate or contravene (a) any governmental statute, rule or regulation applicable to the Company or (b) any order, writ, judgment, injunction, decree, determination or award which has been entered against the Company and of which we are aware, the violation or contravention of which would materially and adversely affect the Company, its assets, financial condition or operations.

     5. The Merger Shares have been duly authorized, and upon issuance and delivery in accordance with the terms of the Merger Agreement, the Merger Shares will be validly issued, outstanding, fully paid and nonassessable.

     6. All consents, approvals, authorizations or orders of, or filings, registrations and qualifications with any regulatory authority or governmental body in the United States required for

                                       1.

the consummation by the Company of the transactions contemplated by the Merger Agreement have been made or obtained, except (a) the filing of the California Agreement of Merger with the Secretary of State of the State of California as contemplated by Section 1.3 of the Merger Agreement, (b) the filing of the Delaware Certificate of Merger with the Secretary of State of the State of Delaware as contemplated by Section 1.3 of the Merger Agreement, (c) any filings which may be required to be made in connection with the Merger and the transactions contemplated thereby under applicable state securities laws, and (d) the filing of a Form D pursuant to Securities and Exchange Commission Regulation D.

                                       2.